As filed with the Securities and Exchange Commission on August 5, 2009
Registration No. 333-159272

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 2
to
FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHARMED HOMES INC.
(Exact name of Registrant as specified in its charter)

Nevada	1531
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)

60 Mt. Kidd Point SE
Calgary, Alberta T2Z 3C5
Canada
(403) 831-2202
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500
Reno, NV  89511
(775) 688-3061
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:
Stephen R. Boatwright, Esq.
Alicia M. Corbett, Esq.
Keller Rohrback, PLC
3101 North Central Avenue, Suite 1400
Phoenix, Arizona 85012
(602) 248-0088

Approximate date of commencement of proposed sale to public:  Upon completion of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐      Accelerated filer ☐      Non-accelerated filer

Smaller reporting company  ☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.00001 per share	9,036,800	$1.00	$9,036,800	$504.25

Stock Options	1,195,229	$1.00	$1,195,229	$66.69

Warrants	559,278	$1.00	$559,278	$31.21

Common Stock issuable upon exercise of stock options and warrants	1,754,507	$1.00	$1,754,507	$97.90

Total				$700.05

(1)
Based upon the maximum number of shares of common stock, par value $0.00001 per share, of Charmed Homes Inc., a Nevada corporation, that may be issued in connection with the merger described herein, and the value of the target corporation's stock (see (2) below).

(2)
Estimated solely for purposes of calculating the registration fee required by the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f)(2) under the Securities Act.  There is no market for the corporation's stock, and the target corporation has an accumulated capital deficit.  The fee was calculated using the maximum number of shares of IntelaSight, Inc. common stock to be canceled in connection with the merger described herein, and the current fee rate of $55.80 per $1,000,000 of securities registered.

(3)
$594.23 of the registration fee was paid at the time of the initial filing of the Company’s Registration Statement on Form S-4, filed with the Commission on May 15, 2009, and $104.45 of the registration fee was paid at the time of the filing of Amendment No. 1 to the Company’s Registration Statement on Form S-4, filed with the Commission on July 10, 2009.

***

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

***

Subject to completion, dated August 5, 2009.

THIS INFORMATION STATEMENT/PROSPECTUS IS BEING PROVIDED
TO YOU BY THE BOARDS OF DIRECTORS OF
CHARMED HOMES INC. AND INTELASIGHT, INC.

We are not asking you for a proxy and you are requested not to send us a proxy.

Dear Charmed Homes Inc. and IntelaSight, Inc. Shareholders:

On behalf of the Board of Directors and management teams of both Charmed and Iveda, we are pleased to deliver this joint information statement/prospectus for the merger involving Charmed Homes Inc. ("Charmed") and IntelaSight, Inc., dba Iveda Solutions ("Iveda").  Upon completion of the merger, holders of Iveda common stock will be entitled to receive 1 share of Charmed common stock for each share of Iveda common stock they hold at that time.  Charmed common stock trades on the OTC Bulletin Board under the trading symbol "CHDH.OB."  A total of 9,036,800 shares of common stock, options to purchase 1,195,229 shares of common stock, warrants to purchase 559,278 shares of common stock, and the 1,754,507 shares of common stock underlying the options and warrants are being offered by Charmed in the merger.

The boards of directors of Charmed and Iveda have each strongly recommended and approved the merger — recommendations based upon months of analysis, investigation and deliberation designed to reach a result to enhance shareholder value.  Shareholders holding a majority of the voting stock of Iveda have already executed a written consent in lieu of special meeting to approve the merger, shareholders holding a majority of the voting stock of Charmed have already executed a written consent in lieu of special meeting to approve the name change and reverse split required as conditions to the merger, and the purpose of this joint information statement/prospectus is simply to provide you with information about the merger before it takes effect.  Unless you are an Iveda shareholder that wishes to dissent from the merger, no action is needed on your part.  The fiscal year end of Charmed after the merger will be changed to December 31.

With the downturn in the real estate market, the business of Charmed has been unable to obtain financing to continue its real estate activities in the Calgary area and Charmed cannot continue to pay the ongoing expenses of a public company.  On the other hand, the security related product of Iveda is an industry we believe has potential for financing particularly if it is through a public entity.

You are encouraged to read this joint information statement/prospectus, which includes important information about the merger.  In addition, the section entitled "Risk Factors" beginning on page 20 of this joint information statement/prospectus contains a description of risks that you should consider in evaluating the merger.

Thank you for your support.

Sincerely,

Ian Quinn President and CEO of Charmed Homes Inc.	David Ly President and CEO of IntelaSight, Inc.

2

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Charmed securities to be issued in connection with the merger or determined whether this joint information statement/prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This joint information statement/prospectus is dated ___________, 2009, and is first being mailed to shareholders of each of Charmed and Iveda on or about ___________, 2009.

The information in this joint information statement/prospectus is not complete and may be changed.  Charmed may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission is effective.  This joint information statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

3

ADDITIONAL INFORMATION

Charmed has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission up to 9,036,800 shares of its common stock, options to purchase up to 1,195,229 shares of its common stock, warrants to purchase up to 559,278 shares of its common stock, and up to 1,754,507 shares of its common stock issuable upon exercise of options and warrants. This document is a part of that registration statement. As permitted by Securities and Exchange Commission rules, this document does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may read and copy these documents at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. Statements contained in this document as to the contents of any contract or other document referred to in this document are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This information is also available at the Internet site the SEC maintains at http://www.sec.gov. See “Where You Can Find More Information.”

Charmed will provide you with copies of these documents, without charge, upon written or oral request to:

Charmed Homes Inc.
60 Mt. Kidd Point SE
Calgary, Alberta  T2Z 3C5
Canada
Attention:  Ian Quinn, CEO
(403) 831-2202

In order for you to receive timely delivery of the documents in advance of the closing of the merger, Charmed should receive your request no later than ___________, 2009.

IntelaSight, Inc. is a private company and is not subject to the reporting requirements of the Securities Exchange Act of 1934.  Accordingly, there are no filings of Iveda available through the SEC.

Charmed has supplied all information contained in this joint information statement/prospectus relating to Charmed, and Iveda has supplied all information contained in this joint information statement/prospectus relating to Iveda.

4

Charmed Homes Inc.
60 Mt. Kidd Point SE
Calgary, Alberta  T2Z 3C5
Canada

NOTICE OF CONSENT IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS

Actions Taken:
Holders of a majority of Charmed Homes Inc. common stock have approved the following two actions by written consent in lieu of a special meeting of the shareholders dated November 21, 2008:
1. an Amendment to the Charmed Homes Inc. Articles of Incorporation to change the company's name to "Iveda Corporation;" and
2. a reverse split of the Charmed Homes Inc. common stock whereby each two shares of issued and outstanding common stock as of December 5, 2008 shall be exchanged for one share of common stock.

Record Date:	The record date for the consent in lieu of special meeting and for determining shareholders eligible to receive this Notice was the close of business on November 21, 2008.

Dissenters Rights:	No dissenters rights are available for Charmed Homes Inc. shareholders under Nevada law for the merger (which does not require shareholder approval), the name change or the reverse split.

By Order of the Board of Directors,

_______________, 2009	Ian Quinn, President
Calgary, Alberta

IntelaSight, Inc.
dba Iveda Solutions
1201 South Alma School Road, Suite 4450
Mesa, Arizona  85201

NOTICE OF CONSENT IN LIEU OF A SPECIAL MEETING OF SHAREHOLDERS

Action Taken:
Holders of a majority of the outstanding Iveda common stock have approved and adopted the Merger Agreement among Charmed Homes Inc., Charmed Homes Subsidiary, Inc., certain shareholders of Charmed Homes Inc., and IntelaSight, Inc., and have approved the merger contemplated by the Merger Agreement by written consent in lieu of a special meeting of the shareholders.  The written consent was dated January 8, 2009.

Record Date:	The record date for the consent in lieu of special meeting and for determining shareholders eligible to receive this Notice was the close of business on January 8, 2009.

Dissenters Rights
Each holder of Iveda shares has the right to dissent from the proposed merger and to demand payment of the fair value of his or her shares in the event the merger is completed.  To preserve the right to exercise these dissenters rights, a holder of Iveda shares must not have voted his or her shares in favor of the merger agreement and the merger through the written consent, and also must deliver to Iveda, before ________, 2009, a written notice to demand payment for his or her shares in the manner provided under the Washington Business Corporation Act (a copy of the relevant portions of which is attached as Annex B to the accompanying joint information statement/prospectus).  To preserve the right to exercise dissenters rights, a holder of Iveda shares must also otherwise comply with all requirements of Washington law.  These dissenter's rights are more fully explained under "The Merger – Dissenters Rights" in the accompanying joint information statement/prospectus.  If 1% or more of the outstanding shares of Iveda common stock dissent, then the merger may not be consummated in the discretion of the Iveda Board of Directors.

By Order of the Board of Directors,

_________, 2009	David Ly, CEO
Mesa, Arizona

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER, NAME CHANGE AND REVERSE SPLIT	1
General Questions and Answers	1
Questions and Answers for Charmed Shareholders	3
Questions and Answers for Iveda Shareholders	3
SUMMARY	5
The Merger and the Merger Agreement (see page 32)	5
Parties to the Merger	5
IntelaSight, Inc. (see page 56)	5
Charmed Homes Inc. (see page 50)	6
Charmed Homes Subsidiary, Inc.	6
Risk Factors (see page 21)	6
Recommendation of the Iveda Board of Directors (see page 49)	6
Recommendation of the Charmed Board of Directors (see page 48)	6
Share Ownership of Directors and Executive Officers of Charmed (see page 55)	6
Share Ownership of Directors and Executive Officers of Iveda (see page 81)	7
Directors and Executive Officers of Charmed Following the Merger (see page 38)	7
What is Needed to Complete the Merger? (see page 36)	7
Charmed and Iveda are Prohibited from Soliciting Other Offers	7
Charmed and Iveda May Terminate the Merger Agreement Under Specified Circumstances (see page 37)	7
The Merger is Intended to Qualify as a Reorganization for United States Federal Income Tax Purposes (see page 38)	8
Accounting Treatment of the Merger (see page 39)	8
SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF CHARMED	9
SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF IVEDA	10
PRO FORMA FINANCIAL DATA	11
COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA	16
SECURITIES OWNERSHIP PRE- AND POST-MERGER	17
STOCK PRICE AND DIVIDEND INFORMATION	18
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION	19
RISK FACTORS	20
Risk Factors Involving Iveda	20
The Audit Report On Iveda's Financial Statements Contains A Going Concern Opinion.	20
Iveda Is An Emerging Growth Company.	20
Iveda's Ability To Grow Is Dependent Upon The Success Of Iveda's Current And Future Operations And Iveda's Ability To Obtain Additional Financing.	20
Iveda Depends On Certain Key Personnel.	20
Rapid Growth May Strain Iveda's Resources.	21
Demand For Iveda's Security And Surveillance Products And Services May Be Lower Than Iveda Anticipates.	21
Iveda Believes Industry Trends Support Its Open Source Systems, But If Trends Reverse, Iveda May Experience Decreased Demand.	22
Future Loan Agreements With Lenders May Hinder Iveda's Ability To Operate The Business By Imposing Restrictive Loan Covenants.	22
Risks Associated with the Surveillance and Remote Security Industry	22
Iveda Depends On Third Party Manufacturers And Suppliers For The Products It Sells.	23
Iveda Operates In A Highly-Competitive Industry And its Failure To Compete Effectively May Adversely Affect Its Ability To Generate Revenue.	23
Future Legislation Or Governmental Regulations Or Policies Could Have A Significant Impact On Iveda's Operations.	24

Regulation Of The Telecommunications Industry And The Internet May Impact Iveda's Operations	24
The Failure Of Iveda's Systems Could Result In A Material Adverse Effect.	24
If Iveda's Security Measures Are Breached And Unauthorized Access Is Obtained, Existing And Potential Customers Might Not Perceive Iveda's Services As Being Secure And Might Terminate Or Fail To Purchase Iveda's Services.	25
The Timing Of Iveda's Revenues Can Vary Depending On How Long Customers Take To Evaluate Iveda's Services.	25
Iveda Will Rely On Both Iveda's Internal Sales Force And Resellers To Distribute Iveda's Security Products And Services To Customers.	25
Government Contracts Generally Contain Rights And Remedies Which Could Reduce The Value Of Such Contracts, Or Result In Losses.	26
There Is A Shortage Of Qualified Electricians. Since The Majority Of Iveda's Work Is Performed By Electricians, This Shortage May Negatively Impact Iveda's Business, Including Its Ability To Grow.	26
The Estimates Iveda Uses In Placing Bids Could Be Materially Incorrect, Resulting In Possible Losses.	26
Risks Related to Iveda's Intellectual Property	27
Iveda Depends On its Intellectual Property.	27
Iveda Could Incur Substantial Costs Defending its Intellectual Property From Infringement By Others.	27
Iveda Could Incur Substantial Costs Defending Against Claims That Its Products Infringe On The Proprietary Rights Of Others.	27
Risk Factors Involving Charmed Stock and the Merger	28
Charmed Shares Are "Penny Stock".	28
Iveda Shareholders Will Experience Dilution As Part Of The Merger.	28
There Will Be A Limited Market For Charmed Common Stock Following The Merger.	28
Post-Merger Reporting Obligations as a Public Company Will Be Costly.	28
Once The Merger Closes, Iveda Will Have Limited Ability to Unwind the Merger.	29
THE MERGER	30
General Terms of the Transaction; The Merger Agreement	30
Background and Reasons for the Offer and Subsequent Merger	30
Representations and Warranties	32
Conduct of Iveda's Business Before Completion of the Merger	34
Conduct of Charmed's Business Before Completion of the Merger	34
Summary of Principal Conditions to Completing the Merger	34
Indemnification of Iveda and its Directors and Officers	35
Termination of the Merger Agreement	35
Effect of Termination of the Merger Agreement	36
Directors and Executive Officers of Charmed Following the Merger	36
Securities and Employment Agreements to be Received in the Merger	36
Federal Income Tax Considerations	37
Accounting Treatment of the Merger	37
Regulatory Requirements	37
Appraisal Rights for Charmed Shareholders	37
Dissenters Rights as to Iveda Shares	37
The Merger Agreement	38
OTHER ACTIONS APPROVED BY THE CHARMED SHAREHOLDERS	39
Approval of the Amendment to the Articles of Incorporation	39
Description of the Amended Articles and Reasons for the Amendment	39
Vote Required	40
Effective Date	40
Dissenters Rights of Appraisal	40

ii

Approval of the Reverse Stock Split	40
General	40
Purpose of the Reverse Split	40
Principal Effects of the Reverse Split	41
Procedure for Effecting Exchange of Stock Certificates	43
No Appraisal Rights	43
United States Federal Income Tax Consequences	43
Vote Required	44
Effective Date	44
Costs	44
Record Date	45
Outstanding Shares and Voting Rights	45
Material Terms of the Common Stock	45
ACTION BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF THE CHARMED SHAREHOLDERS	46
Items of Business	46
Recommendation of the Charmed Board of Directors	46
Method of Voting; Record Date; Stock Entitled to Receive Notice	46
Required Vote	46
Share Ownership of Charmed Directors and Executive Officers	46
Contact for Questions	46
CONSENT IN LIEU OF SPECIAL MEETING OF IVEDA SHAREHOLDERS	47
Items of Business	47
Recommendation of the Iveda Board of Directors	47
Method of Voting; Record Date; Stock Entitled to Receive Notice	47
Required Vote	47
Share Ownership of Iveda Directors and Executive Officers	47
Contact for Questions	47
INFORMATION ABOUT CHARMED	48
Description of Business	48
Description of Property	48
Legal Proceedings	48
Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters	48
Securities Authorized For Issuance Under Equity Compensation Plans	48
Selected Financial Information	48
Supplementary Financial Information	48
Management's Discussion and Analysis of Financial Condition and Results of Operations	48
Operations to Date	49
Future Operations	50
Limited Operating History; Need For Additional Capital	50
Results of Operations	50
Liquidity and capital resources	50
Recent Accounting Pronouncements	51
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	52
Quantitative and Qualitative Disclosures About Market Risk	52
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	52
Management of Charmed	52
Management Contracts	53
Executive Compensation	53
Security Ownership of Directors, Officers and Certain Beneficial Owners of Charmed	53
Certain Relationships and Related Transactions of Charmed	53
INFORMATION ABOUT IVEDA	54

iii

General Information	54
Overview	54
Problems with Existing Systems	55
Business Strategy	56
The Iveda Solution	57
Order Fulfillment	59
Pricing Strategy	59
Government Contracts	60
Private Sector Contracts	61
Sales and Marketing	61
Market Segmentation	62
Marketing Strategy	62
Sales Strategy	63
Strategic Partnerships	64
Pending Law Enforcement Contracts	64
Other Information	64
Direct Competitors	66
Indirect Competitors	66
Property	67
Legal Matters	68
Management's Discussion and Analysis of Financial Condition and Results of Operations	68
Overview	68
Application of Critical Accounting Policies	68
Liquidity and Capital Resources	74
Management	76
Executive Compensation	79
Compensation of Directors	79
Indemnification of Directors and Officers	80
Securities Ownership of Certain Beneficial Owners and Management	80
Certain Relationships and Related Transactions	80
COMPARISON OF SHAREHOLDER RIGHTS	81
Authorized Capital Stock	81
Terms of Charmed Common Stock	82
Terms of Iveda Common Stock	82
Terms of Charmed Preferred Stock	82
Terms of Iveda Preferred Stock	82
Voting Groups	82
Cumulative Voting	83
Voting Rights Generally	83
Amendments to the Articles of Incorporation	84
Amendments to Bylaws	85
Vote Required for Merger and Other Transactions	85
Directors	85
Classification of Board of Directors	86
Election of Board of Directors	86
Removal of Directors	86
Newly Created Directorships and Vacancies	86
Limitation of Director's Liability	87
Indemnification of Directors and Officers	87
Special Meeting of Shareholders; Action by Consent	88
Business Combinations Involving a Change of Control	89
Anti-takeover Provisions	89

iv

Dissenters Rights	90
Dividends and Distributions	90
Transactions with Directors and Officers of the Company	91
Preemptive Rights	91
EXPERTS	92
INTEREST OF NAMED EXPERTS AND COUNSEL	92
LEGAL MATTERS	92
WHERE YOU CAN FIND MORE INFORMATION	92
Available Information	92

v

QUESTIONS AND ANSWERS ABOUT THE MERGER, NAME CHANGE AND REVERSE SPLIT

General Questions and Answers

Q:	Why am I receiving this joint information statement/prospectus?

A:
IntelaSight, Inc., doing business as Iveda Solutions ("Iveda") and Charmed Homes Inc. ("Charmed") have agreed to combine their companies under the terms of a merger agreement (the "Merger Agreement") that is described in this information statement/prospectus (the "information statement/prospectus").  A copy of the Merger Agreement is attached to this information statement/prospectus as Annex A.  The most material terms of the proposed merger (the "Merger") are as follows:

•
Iveda provides remote video monitoring services and currently has clients in Arizona, California, and Minnesota.  Charmed previously developed a single residential property in Calgary, Alberta, Canada, which was sold in the summer of 2008.  See "Summary of the Terms of the Merger - Parties to the Merger" on page 5 and "Information About Iveda" on page 54 below.

•
Charmed Homes Subsidiary, Inc. (the "Merger Sub"), a wholly-owned subsidiary of Charmed formed specifically to engage in the Merger, will merge with and into Iveda, resulting in Iveda becoming a wholly-owned subsidiary of the Company.  See "The Merger – General Terms of the Transaction" on page 30 below.

•
The former shareholders of Iveda will receive a number of shares of Charmed's common stock such that they will own not less than 90% of Charmed's common stock post-Merger.  The former option and warrant holders of Iveda will also receive replacement options and warrants to purchase 1,754,507 shares of Charmed's common stock with substantially equivalent value to Iveda's outstanding options and warrants.  See "The Merger – General Terms of the Transaction" on page 30 below.

•
The consummation of the Merger is subject to:  (i) Iveda shareholder approval of the transactions contemplated by the Merger Agreement (already obtained by written consent), with the number of dissenting shares not exceeding 1% of Iveda's outstanding stock; (ii) Charmed shareholder approval of a reverse split and an amendment to the Company's articles of incorporation to change the Company's name to "Iveda Corporation" (already obtained by written consent); (iii) the sale by Ian Quinn and Kevin Liggins of 5 million pre-reverse split shares of Charmed's common stock to Iveda for cash consideration of $200,000; (iv) the adoption by Charmed's Board of a stock option plan substantially similar to Iveda's existing stock option plan and the authorization by Charmed's Board of warrants to purchase Charmed stock with substantially similar terms as the Iveda warrants.  See "The Merger – Summary of Principal Conditions to Completing the Merger" on page 34 below.

•
The Merger Agreement contains representations and warranties made by Iveda, Charmed, the Merger Sub, and Ian Quinn and Kevin Liggins, Charmed's principal shareholders.  Iveda, Charmed and the Merger Sub also made certain covenants relating to the conduct of their respective businesses between the time the Merger Agreement was signed and the closing of the Merger, including providing the other parties with access to their records.  See "The Merger – Representations and Warranties" on page 32, "The Merger – Conduct of Iveda's Business Before Completion of the Merger" on page 34, and "The Merger – Conduct of Charmed's Business Before Completion of the Merger" on page 34 below.

•
The Board of Directors of Charmed following the Merger will consist of four directors selected by Iveda.  The officers of Charmed following the Merger will also be selected by Iveda.  See "The Merger – Directors and Executive Officers of Charmed Following the Merger" on page 36 below.

Q:	Why are Charmed and Iveda proposing the Merger? (see page 30)

A:
Iveda's management believes that the liquidity offered by a public company such as Charmed will provide an attractive opportunity for investors who would not be willing to invest in Iveda if it were to remain a private company.  Given Iveda's projected capital needs in the near future as it commences full-scale marketing of its products and services, it is critical that Iveda be made as attractive to potential investors as possible, and Iveda's management believes the proposed Merger will accomplish this.

Charmed's management believes that the Merger can provide Charmed's shareholders with a possible way to recover a portion of their equity investment in Charmed now that Charmed has discontinued its homebuilding operations in Canada.  Charmed presently has no operations.

Q:	What benefits will principal shareholders, directors and officers, and affiliates receive as a result of the Merger?

A:
Iveda's principal shareholders, directors, and officers, and their affiliates, will generally not receive any special benefits as a result of the Merger.  These individuals will receive shares in Charmed to the extent they hold securities that are subject to conversion upon completion of the Merger at the same conversion rate as other security holders.  David Ly, Iveda's CEO, Bob Brilon, Iveda's CFO, and Luz Berg, Iveda's Senior VP of Operations & Marketing, will enter into new employment agreements with Charmed upon the closing of the Merger, but these new agreements will contain substantially similar terms to Mr. Ly, Mr. Brilon and Ms. Berg's current employment agreements with the Company.

Charmed's principal shareholders, directors and officers – Ian Quinn and Kevin Liggins – will sell 5 million pre-reverse split Charmed common shares to Iveda for consideration of $200,000 in cash payable in part at the closing of the Merger and in part following the closing of the Merger.  This sale will result in Ian Quinn and Kevin Liggins not owning any shares of Charmed stock following the Merger.

Q:	When do Iveda and Charmed expect to complete the Merger?

A:
Iveda and Charmed expect to complete the Merger after the 20 day waiting period required under Washington law has elapsed.  This waiting period will begin on the date on which this information statement/prospectus is mailed to all Iveda shareholders to notify them of the execution of the written consent to approve the Merger.  The name change and reverse split, which must occur prior to or concurrent with the Merger closing, cannot take effect until at least 20 days have elapsed from the date on which this information statement/prospectus has been mailed to all Charmed shareholders.

Q:	Has the Board of Directors of Iveda recommended approval of the Merger? (see page 47)

A:	The Iveda Board of Directors has unanimously recommended that Iveda shareholders vote "FOR" the proposal to approve and adopt the Merger Agreement and approve the Merger.

Q:	Has the Board of Directors of Charmed recommended approval of the name change and reverse split and approved the Merger? (see page 46)

A:	The Charmed Board of Directors has unanimously approved the Merger and recommended that Charmed shareholders vote "FOR" the proposal to approve the name change and approve the reverse split.

Q:	What should I do now?

A:	Please review this information statement/prospectus carefully. No further action is required on your part unless you are an Iveda shareholder who elects to dissent from the Merger.

Questions and Answers for Charmed Shareholders

Q:	How was approval of the Merger, name change and reverse split obtained? (see page 39)

A:
The Charmed Board of Directors approved the Merger on behalf of Charmed and Charmed's wholly-owned subsidiary, the Merger Sub.  The Charmed Board of Directors decided to solicit consents in lieu of a special meeting of Charmed shareholders to approve the name change and reverse split, and on November 21, 2008, holders of 74.74% of the outstanding voting stock of Charmed signed a written consent to approve the name change and reverse split.

Q:	What was the record date for the written consent? (see page 46)

A:
The record date for the written consent was November 21, 2008, and each Charmed shareholder or joint holder as of the close of business on November 21, 2008 is entitled to receive a copy of this information statement/prospectus.

Q:	What was the vote of Charmed shareholders required to approve the name change and reverse split, and what approvals were required to approve the Merger? (see page 46)

A:
Approval and adoption of the name change and reverse split required the affirmative vote of the holders of a majority of the shares of Charmed common stock outstanding as of the record date for the written consent.  No approval of the Charmed shareholders was required for the Merger and the Merger Agreement – the Charmed Board of Directors approved the Merger and approved and adopted the Merger Agreement for Charmed and the Merger Sub.

Q:	As a Charmed shareholder, what happens if I dissent from the transaction? (see page 37)

A:	Nevada law does not provide dissenters rights to Charmed shareholders with respect to approval of the Merger, the name change or the reverse split.

Q:	As a Charmed shareholder, who can help answer my questions?

A:	If you have any questions about the Merger, you should contact:

Ian Quinn, CEO
c/o Charmed Homes Inc.
60 Mt. Kidd Point SE
Calgary, Alberta  T2Z 3C5
Telephone:  (403) 831-2202

If you need additional copies of this information statement/prospectus, you should contact Ian Quinn as described above.

Questions and Answers for Iveda Shareholders

Q:	How was approval of the Merger obtained? (see page 47)

A:
The Iveda Board of Directors decided to solicit consents in lieu of a special meeting of Iveda shareholders, and on January 8, 2009, holders of 64.87% of the outstanding voting stock of Iveda signed a written consent to approve the Merger.

Q:	What was the record date for the written consent? (see page 47)

A:
The record date for the written consent was January 8, 2009, and each Iveda shareholder or joint holder as of the close of business on January 8, 2009 is entitled to receive a copy of this information statement/prospectus.

Q:	What was the vote of Iveda shareholders required to approve and adopt the Merger Agreement and approve the Merger? (see page 47)

A:	Approval and adoption of the Merger Agreement required the affirmative vote of the holders of a majority of the shares of Iveda common stock outstanding as of the record date for the written consent.

Q:	As an Iveda shareholder, what happens if I dissent from the transaction? (see page 37)

A:	If you dissent, you will be paid fair market value for your shares under Washington law, but only if you follow the procedures outlined on page 37.

Q:	As an Iveda shareholder, what will I receive upon completion of the Merger? (see page 30)

A:
Upon completion of the Merger, holders of Iveda common stock will be entitled to receive one share of Charmed common stock for each share of Iveda common stock owned at the effective time of the Merger.  Upon completion of the Merger, holders of options and warrants to purchase Iveda common stock will receive an option or warrant to purchase Charmed common stock in exchange for cancellation of their Iveda options/warrants at the same exchange ratio as the common shareholders.

Q:	What are the material federal income tax consequences of the Merger to me? (see page 37)

A:
The Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to in this information statement/prospectus as the Code.  For U.S. federal income tax purposes, shareholders of Iveda whose shares of Iveda stock are exchanged in the Merger for shares of Charmed stock will not recognize gain or loss. See the section entitled "The Merger—Federal Income Tax Considerations" beginning on page 37.

Q:	As an Iveda shareholder, will I be able to trade the Charmed common stock that I receive in connection with the Merger?

A:
The shares of Charmed common stock issued in connection with the Merger will be freely tradable.  Generally, persons who are deemed to be affiliates of Iveda must comply with Rule 144 under the Securities Act of 1933 if they wish to sell or otherwise transfer any of the shares of Charmed common stock received in connection with the Merger.  You will be notified if you are an affiliate of Iveda.

Q:	Should I send in my share certificates at this time?

A:
Do not send in your certificates at this time.  Promptly following completion of the Merger, Securities Transfer Corporation, Charmed's transfer agent and the exchange agent for the Merger, will send you written instructions for exchanging your Iveda share certificates for Charmed stock certificates.

Q:	As an Iveda shareholder, who can help answer my questions?

A:	If you have any questions about the Merger, you should contact:

Bob Brilon, Chief Financial Officer
c/o IntelaSight, Inc.
1201 South Alma School Road, Suite 4450
Mesa, AZ  85201
Telephone:  (480) 307-8700

Email: bbrilon@ivedasolutions.com

If you need additional copies of this information statement/prospectus, you should contact Luz Berg at (480) 307-8700 or send an e-mail to lberg@ivedasolutions.com.

SUMMARY

The following is a summary of the information contained in this information statement/prospectus.  This summary may not contain all of the information about the Merger that is important to you.  For a more complete description of the Merger, we encourage you to read carefully this entire information statement/prospectus, including the attached annexes.  See also "Where You Can Find More Information" beginning on page 92 of this information statement/prospectus.

The Merger and the Merger Agreement (see page 30)

Iveda and Charmed have agreed to combine their companies under the terms of a Merger Agreement between the companies.  A copy of the Merger Agreement is attached to this information statement/prospectus as Annex A.  Under the terms of the Merger Agreement, the Merger Sub, a wholly-owned subsidiary of Charmed, will merge with and into Iveda, and Iveda will be the surviving entity and a wholly-owned subsidiary of Charmed.  Upon completion of the Merger, holders of Iveda common stock will be entitled to receive one share of Charmed common stock for each share of Iveda common stock they hold at that time.  Holders of options or warrants to purchase Iveda common stock will be issued an option or warrant to purchase one share of Charmed common stock in exchange for the cancellation of each option or warrant to purchase one share of Iveda common stock owned by the option and warrant holders.

Charmed shareholders will continue to own their existing shares of Charmed common stock after the Merger.  It is a condition to the Merger that (i) Ian Quinn and Kevin Liggins, Charmed's major shareholders, officers and directors, sell 5,000,000 shares of their pre-reverse split Charmed common stock to Iveda, resulting in approximately 1,690,000 shares of common stock remaining outstanding; and (ii) Charmed complete a reverse stock split, which will result in every two shares of common stock being combined into one share of common stock, resulting in Charmed's shareholders owning approximately 845,000 shares of common stock of the post-Merger company.  Charmed's common stock is listed solely on the Over-the-Counter Bulletin Board as of the date of this information statement/prospectus, a market with very limited liquidity and minimal listing standards.  Charmed and its counsel have advised Iveda and its counsel that no vote of the Charmed shareholders is required to approve the Merger, but Charmed has already obtained the approval of its shareholders for the reverse stock split and name change (to “Iveda Corporation”) as described below beginning on page 39.

Parties to the Merger

IntelaSight, Inc. (see page 54)

IntelaSight, Inc. was incorporated in Washington in January 2005, and began operations at that time.  It conducts business under the name Iveda Solutions.  Its principal office is located at 1201 South Alma School Road, Suite 4450, Mesa, Arizona 85201 and its phone number is (480) 308-8700.

Iveda provides remote video surveillance services and currently has clients in Arizona, California and Minnesota.  Iveda offers a proactive security solution using network cameras, a real-time Internet-based surveillance system, and a remote surveillance facility with trained intervention specialists.  Based in Mesa, Arizona, Iveda's core monitoring service offers private and public entities what management believes to be a more affordable, reliable, and effective security solution than either security guards or closed circuit television ("CCTV") on-site monitoring.  Iveda has provided security solutions to 42 customers, with over 263 cameras installed, 76 of which are being monitored and 8 hosted by Iveda in 18 properties, as of the date of this information statement/prospectus.

Iveda has recently opened its reseller distribution channel. Without active solicitation, Iveda signed eight active resellers and six independent agents in 2008.  To date, Iveda has signed a total of fifteen resellers. These resellers and agents will assist Iveda in its marketing and customer service activities.

Management projects a 3-year window of opportunity to get a first mover's advantage in the real-time video surveillance market.  Management believes that Iveda remains the only company providing real-time video surveillance in the United States as of the date of this information statement/prospectus. Integrators and central monitoring companies, Iveda's closest competitors, provide monitoring services based on electronic alarm triggers which generate a response time of often 6-10 minutes or more.  Iveda's real-time monitoring provides immediate response capabilities. Iveda has already received local publicity for stopping crimes in progress.  Since January 2005, Iveda has raised approximately $3.2 million, which has been used to initiate and fund operations.  As Iveda has high fixed capital and operating costs that can be moderated only through increases in its customer monitoring services, Iveda needs to continue to raise capital to increase its marketing budget and obtain significant additional customers to offset its fixed costs.

Charmed Homes Inc. (see page 48)

Charmed previously engaged in the construction and marketing of custom homes in the Calgary area in Alberta, Canada.  During 2008, Charmed completed construction of its first such home and sold this home.  Due to downturns in the housing market in Calgary and a lack of available funding, Charmed decided to cease operations following the sale of this single home.

Charmed was organized under Nevada law in 2006, its executive offices are located at 60 Mt. Kidd Point SE, Calgary, Alberta, Canada T2Z 3C5 and its telephone number is (403) 831-2202.  Charmed has no operations as of the date of this information statement/prospectus.

Charmed Homes Subsidiary, Inc.

Charmed Homes Subsidiary, Inc. is a newly-formed, wholly-owned subsidiary of Charmed.  Charmed formed Charmed Homes Subsidiary, Inc. solely to effect the Merger, and Charmed Homes Subsidiary, Inc. has not conducted and will not conduct any business during any period of its existence.  Its executive offices are located at 60 Mt. Kidd Point SE, Calgary, Alberta, Canada T2Z 3C5 and its telephone number is (403) 831-2202.

Risk Factors (see page 20)

The "Risk Factors" beginning on page 20 of this information statement/prospectus should be considered carefully by Iveda and Charmed shareholders. These risk factors should be considered along with any additional risk factors contained in the periodic reports of Charmed and filed with the Securities and Exchange Commission and the other information included in this information statement/prospectus.

Recommendation of the Iveda Board of Directors (see page 47)

After careful consideration, the Iveda Board of Directors unanimously determined that the Merger is advisable, and is fair to and in the best interests of Iveda and its shareholders, and unanimously approved the Merger Agreement.  The Iveda Board of Directors recommended that Iveda shareholders vote "FOR" the proposal to approve and adopt the Merger Agreement and approve the Merger.

Recommendation of the Charmed Board of Directors (see page 46)

After careful consideration, the Charmed Board of Directors unanimously determined that the Merger is advisable, and is fair to and in the best interests of Charmed and its shareholders, and unanimously approved the Merger Agreement.  The Charmed Board of Directors also recommended that Charmed shareholders vote "FOR" the name change and reverse split.

Share Ownership of Directors and Executive Officers of Charmed (see page 53)

At the close of business on the record date for the Charmed written consent, directors and executive officers of Charmed and their affiliates beneficially owned and were entitled to vote 74.74% of the 6,690,000 shares of Charmed common stock outstanding on that date.

Share Ownership of Directors and Executive Officers of Iveda (see page 80)

At the close of business on the record date for the Iveda written consent, directors and executive officers of Iveda and their affiliates beneficially owned and were entitled to vote 5,667,857 shares, or 63.9%, of the 8,869,304 shares of Iveda common stock outstanding on that date.

Directors and Executive Officers of Charmed Following the Merger (see page 36)

Following the Merger, the directors of Charmed will be David Ly (Chairman), Greg Omi, Jody Bisson and one additional director that will be appointed by Mr. Ly, Mr. Omi and Ms. Bisson.  The executive officers will be David Ly, President and Chief Executive Officer, Bob Brilon, Treasurer and Chief Financial Officer, and Luz Berg, Secretary and Senior VP of Operations & Marketing.

What is Needed to Complete the Merger? (see page 34)

Several conditions must be satisfied or waived before we complete the Merger, including those summarized below:

•	the sale of 5 million pre-reverse split Charmed shares to Iveda by Ian Quinn and Kevin Liggins;

•	completion of a 1:2 reverse stock split by Charmed;

•	filing of all required tax returns by Charmed;

•	Charmed must have no liabilities and no assets (has been waived by Iveda);

•
adoption of a stock option plan by Charmed that is substantially similar to the existing Iveda option plan and authorization of warrants by Charmed with substantially similar terms to the existing Iveda warrants; and

•	Charmed and its officers and directors must be current on all required filings with the SEC.

Charmed and Iveda are Prohibited from Soliciting Other Offers

The Merger Agreement contains provisions that prohibit Iveda from taking any action to solicit, initiate or encourage any other person to acquire a controlling interest in Iveda or substantially all of its assets.

Charmed and Iveda May Terminate the Merger Agreement Under Specified Circumstances (see page 35)

Under circumstances specified in the Merger Agreement, either Iveda or Charmed may terminate the Merger Agreement if:

•	the Merger is not completed by September 30, 2009;

•	the required approval of the Iveda shareholders is not obtained or the number of dissenting shares exceeds 1% of Iveda's total outstanding shares;

•
the other party breaches any material representations, warranties or covenants in the Merger Agreement, and breach is not cured in 30 days after notice; or such that its conditions to completion of the Merger regarding representations, warranties or covenants can not be satisfied; or

•	both the Board of Iveda and the Board of Charmed consent to termination.

The Merger is Intended to Qualify as a Reorganization for United States Federal Income Tax Purposes (see page 37)

The Merger of Charmed Homes Subsidiary, Inc. with and into Iveda pursuant to which the shareholders of Iveda will exchange their shares for shares of Charmed will, under current law, constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").  As a tax-free reorganization under Section 368(a) of the Code, no gain or loss will be recognized by holders of Iveda shares as a result of the exchange of such shares for Charmed shares pursuant to the Merger.  Neither Iveda nor Charmed will recognize gain or loss as a result of the Merger.

Accounting Treatment of the Merger (see page 37)

The Merger transaction is a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets should be recorded.

SUMMARY SELECTED HISTORICAL
FINANCIAL DATA OF CHARMED

The following table sets forth selected financial data of Charmed for the years ended January 31, 2009 and 2008 and for the three months ended April 30, 2009.  The data for the January fiscal years has been derived from the financial statements of Charmed, which have been audited by Manning Elliott LLP, independent auditors, and which are included in this information statement/prospectus.  The following selected financial data of Charmed should be read in conjunction with Charmed's financial statements and the notes thereto included herein.

	For the three months ended April 30, 2009	For the year ended January 31, 2009	For the year ended January 31, 2008	Inception (June 27, 2006) through January 31, 2009
Income Statement Data:
Total revenue	$0	$505,665	$0	$505,665
Cost of goods sold	$0	$490,598		$490,598
Total expenses	$15,356	$51,568	$50,569	$121,023
Net loss	$(15,356)	$(36,501)	$(50,569)	$(105,956)
Per Share Data:
Basic and diluted net loss per share	-	$(.01)	$(.01)
Basic and diluted weighted average shares outstanding	6,690,000	6,690,000	$5,972,000

Balance Sheet Data:
Current assets	$83,531	$86,957	$512,592
Total assets	$83,531	$86,957	$512,592
Current liabilities	$13,843	$3,413	$398,547
Total liabilities	$13,843	$3,413	$398,547
Stockholders' equity	$69,688	$83,544	$114,045

SUMMARY SELECTED HISTORICAL
FINANCIAL DATA OF IVEDA

The following table sets forth selected financial data of Iveda for the years ended December 31, 2008 and 2007and for the three months ended March 31, 2009 and 2008.  The data for the December fiscal years has been derived from the financial statements of Iveda, which have been audited by Eide Bailly LLP, independent certified public auditors, and which are included in this information statement/prospectus. The following selected financial data of Iveda should be read in conjunction with Iveda's financial statements and the notes thereto included herein.

	For the three months ended March 31, 2009	For the three months ended March 31, 2008	For the year ended December 31, 2008	For the year ended December 31, 2007
Income Statement Data:
Total revenue	$223,824	$177,057	$506,285	$544,259
Operating expenses	$568,966	$215,437	$1,661,718	$701,135
Net loss	$(517,121)	$(65,487)	$(2,100,797)	$(282,319)
Per Share Data:
Basic and diluted net loss per share	$(0.06)	$(0.01)	$(0.30)	$(0.04)
Basic and diluted weighted average shares outstanding	8,819,304	6,305,423	7,004,583	6,589,121
Balance Sheet Data:
Current assets	$78,237	$120,511	$387,222	$66,608
Total assets	$427,887	$874,387	$748,997	$696,361
Current liabilities	$322,469	$384,064	$206,630	$207,319
Total liabilities	$424,803	$431,055	$323,792	$210,044
Stockholders' equity	$3,084	$332	$425,205	$486,317

PRO FORMA FINANCIAL DATA

The Merger combines the historical balance sheets and statements of earnings of Iveda with those of Charmed after giving effect to the Merger.  The Merger of Iveda into Charmed will result in the owners and management of Iveda having operating control of the combined company after the transaction, with shareholders of Charmed continuing only as passive investors.  A transaction of this nature is considered to be a capital transaction in substance, rather than a business combination.  Accordingly, the business combination will be accounted for as an additional capitalization of Charmed (a reverse acquisition with Iveda as the acquirer).  That is, the transaction is equivalent to the issuance of stock by Iveda for the net assets of Charmed accompanied by a recapitalization.  Therefore, no goodwill or other intangibles will be recorded as part of the transaction.  For financial accounting purposes, Iveda is considered the surviving entity.

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30,  2009 is presented as if the merger and related financing had occurred on that date.  The unaudited pro forma condensed consolidated income statements for the year ended January 31, 2009 and for the three months ended April 30, 2009 were prepared assuming that the merger occurred on February 1, 2008 with respect to the year ended January 31, 2009 and February 1, 2009 for the interim three month period.  The pro forma adjustments are based upon the assumptions set forth in the notes thereto.

The following pro forma financial data was prepared from, and should be read in conjunction with, the historical financial statements and related notes of Charmed and Iveda, all of which are included elsewhere herein.  See "Index to Financial Statements."  The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date, or at the beginning of the periods, for which the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENT OF OPERATIONS - DECEMBER 31, 2008 AND JANUARY 31, 2009

Unaudited Pro Forma Condensed Balance Sheets	Iveda Solutions	Charmed Homes
	December 31,	January 31,	Pro Forma		Pro Forma
	2008	2009	Adjustments	Notes	Combined
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$335,189	$86,957	(86,957)	(a)	$335,189
Accounts Receivable	26,971				26,971
Prepaid Expenses	11,532				11,532
Inventory	13,530				13,530
Total Current Assets	387,222	86,957	(86,957)		387,222

PROPERTY AND EQUIPMENT
Office Equipment	87,050				87,050
Furniture and Fixtures	22,712				22,712
Software	36,634				36,634
Leased Equipment	213,460				213,460
Leasehold Improvements	34,495				34,495
Total Property and Equipment	394,351				394,351
Less: Accumulated Depreciation	99,099				99,099
Property and Equipment, Net	295,252				295,252

OTHER ASSETS
Deferred Income Taxes	-
Escrow Deposits	50,000		(50,000)	(b)	-
Deposits	16,523				16,523

Total Assets	$748,997	$86,957	$(136,957)		698,997

	2008				-
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Portion of Capital Lease Obligations	$65,916				65,916
Notes Payable	-				-
Accounts Payable	48,465	3,413	(3,413)	(a)	48,465
Deferred Revenue	21,964				21,964
Billings in Excess of Costs and Estimated Earnings on					-
Uncompleted Contracts	-				-
Accrued Expenses	70,285		150,000	( c )	220,285
Total Current Liabilities	206,630	3,413	146,587		356,630

LONG-TERM LIABILITIES
Capital Lease Obligations, Net of Current Portion	117,162				117,162
Total Liabilities	323,792	3,413	146,587		473,792

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 40,000,000 shares	8,774		845	(f)	9,619
		67	(67)	(e)	-
issued and outstanding, as of December 31, 2008 and

Preferred Stock, $0.001 par value; 10,000,000 shares	-

Additional Paid-In Capital	3,385,251	173,933	(173,933)	(e)	3,385,251
			(845)	(f)
Donated Capital		15,500	(15,500)	(e)	-
Accumulated Deficit	(2,968,820)	(105,956)	(94,044)	(d)	(3,168,820)
Total Stockholders' Equity	425,205	83,544	(283,544)		225,205

Total Liabilities and Stockholders' Equity	$748,997	$86,957	$(136,957)		698,997

	Iveda Solutions	Charmed Homes			Pro Forma
	12 Months ended	12 Months ended	Pro Forma		Combined
Unaudited Pro Forma Condensed Statement of Operations	December 31,	January 31,	Adjustments		January 31,
	2008	2009			2009

REVENUE	$506,285	505,665			1,011,950

COST OF REVENUE	357,184	490,598			847,782

GROSS PROFIT	149,101	15,067			164,168

OPERATING EXPENSES	1,661,718	51,568	200,000	(g)	1,913,286

LOSS FROM OPERATIONS	(1,512,617)	(36,501)			(1,549,118)

OTHER INCOME (EXPENSE)
Interest Income	5,994				5,994
Interest Expense	(35,804)				(35,804)
Total Other Income (Expense)	(29,810)				(29,810)

LOSS BEFORE INCOME TAXES	(1,542,427)				(1,542,427)

BENEFIT (PROVISION) FOR INCOME TAXES	(558,370)				(558,370)

NET LOSS	$(2,100,797)	(36,501)			$(2,137,298)

BASIC LOSS PER SHARE	$(0.30)	$(0.01)			$(0.31)

DILUTED LOSS PER SHARE	$(0.30)	$(0.01)			$(0.31)

Weighted Average Shares Outstanding	7,004,583	6,690,000			7,004,583

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1—Pro Forma Adjustments

(a)	To eliminate all assets and liabilities of Charmed per merger agreement

(b)	To recognize the $50,000 escrow deposit to certain Charmed shareholders as a transaction cost

(c)	To record the $150,000 commitment at closing to certain Charmed shareholders

(d)	Eliminate $105,956 of Accumulated deficit and reflect $200,000 of transaction costs to certain Charmed shareholders

(e)	Adjustment to eliminate Charmed Common Shares, Additional Paid-in Capital and Donated Capital

(f)	Adjust Common Stock to reflect the par value of 845,000 shares that remain with Charmed shareholders after merger

(g)	Reflect the $200,000 transaction costs on Operating Statement

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET AND STATEMENT OF OPERATIONS - MARCH 31, 2009 AND APRIL 30, 2009

Unaudited Pro Forma Condensed Balance Sheets	Iveda Solutions	Charmed Homes
	March 31,	April 30,	Pro Forma		Pro Forma
	2009	2009	Adjustments	Notes	Combined
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$24,900	$83,531	(83,531)	(a)	$24,900
Accounts Receivable	48,839				48,839
Prepaid Expenses	4,498				4,498
Inventory	0				-
Total Current Assets	78,237	83,531	(83,531)		78,237

PROPERTY AND EQUIPMENT
Office Equipment	87,589				87,589
Furniture and Fixtures	27,416				27,416
Software	36,800				36,800
Leased Equipment	213,460				213,460
Leasehold Improvements	36,280				36,280
Total Property and Equipment	401,545				401,545
Less: Accumulated Depreciation	118,418				118,418
Property and Equipment, Net	283,127				283,127

OTHER ASSETS
Deferred Income Taxes	-
Escrow Deposits	50,000		(50,000)	(b)	-
Deposits	16,523				16,523

Total Assets	$427,887	$83,531	$(133,531)		377,887

	2008				-
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Portion of Capital Lease Obligations	$65,916				65,916
Notes Payable	50,000				50,000
Accounts Payable	118,515	13,843	(13,843)	(a)	118,515
Deferred Revenue	-				-
Billings in Excess of Costs and Estimated Earnings on					-
Uncompleted Contracts	-				-
Accrued Expenses	85,428		150,000	( c )	235,428
Total Current Liabilities	319,859	13,843	136,157		469,859

LONG-TERM LIABILITIES
Capital Lease Obligations, Net of Current Portion	104,944				104,944
Total Liabilities	424,803	13,843	136,157		574,803

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 40,000,000 shares	8,859		845	(f)	9,704
		67	(67)	(e)	-
issued and outstanding, as of December 31, 2008 and

Preferred Stock, $0.001 par value; 10,000,000 shares	-

Additional Paid-In Capital	3,480,166	173,933	(173,933)	(e)	3,480,166
			(845)	(f)
Donated Capital		17,000	(17,000)	(e)	-
Accumulated Deficit	(3,485,941)	(121,312)	(78,688)	(d)	(3,685,941)
Total Stockholders' Equity	3,084	69,688	(269,688)		(196,916)

Total Liabilities and Stockholders' Equity	$427,887	$83,531	$(133,531)		377,887

	Iveda Solutions	Charmed Homes			Pro Forma
	3 Months ended	3 Months ended	Pro Forma		Combined
Unaudited Pro Forma Condensed Statement of Operations	March 31,	April 30,	Adjustments		April 30,
	2009	2009			2009

REVENUE	$223,824	-			223,824

COST OF REVENUE	165,232	-			165,232

GROSS PROFIT	58,592	-			58,592

OPERATING EXPENSES	568,966	15,356	200,000	(g)	784,322

LOSS FROM OPERATIONS	(510,374)	(15,356)			(525,730)

OTHER INCOME (EXPENSE)
Interest Income	1,184				1,184
Interest Expense	(7,931)				(7,931)
Total Other Income (Expense)	(6,747)				(6,747)

LOSS BEFORE INCOME TAXES	(517,121)				(517,121)

BENEFIT (PROVISION) FOR INCOME TAXES	-				-

NET LOSS	$(517,121)	(15,356)	(200,000)		$(732,477)

BASIC LOSS PER SHARE	$(0.06)	$-			$(0.08)

DILUTED LOSS PER SHARE	$(0.06)	$-			$(0.08)

Weighted Average Shares Outstanding	8,819,304	6,690,000			8,819,304

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1—Pro Forma Adjustments

(a)	To eliminate all assets and liabilities of Charmed per merger agreement

(b)	To recognize the $50,000 escrow deposit to certain Charmed shareholders as a transaction cost

( c )	To record the $150,000 commitment at closing to certain Charmed shareholders

(d)	Eliminate $121,312 of Accumulated deficit and reflect $200,000 of transaction costs to certain Charmed shareholders

(e)	Adjustment to eliminate Charmed Common Shares, Additional Paid-in Capital and Donated Capital

(f)	Adjust Common Stock to reflect the par value of 845,000 shares that remain with Charmed shareholders after merger

(g)	Reflect the $200,000 transaction costs on Operating Statement

COMPARATIVE HISTORICAL AND
PRO FORMA PER SHARE DATA

The following table presents selected comparative per share data for Iveda on a historical basis.  As the Exchange Ratio for the Merger is 1 to 1 for the Iveda Common Stock, the pro forma equivalent per share amounts are identical to the historical amounts presented below for the indicated periods.  The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Iveda, incorporated by reference herein, and unaudited pro forma financial information included elsewhere herein.  See "Unaudited Pro Forma Condensed Financial Statements."  Pro forma amounts are not necessarily indicative of results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods presented.

CHARMED	FOR THE THREE MONTHS ENDED APRIL 30, 2009	FOR YEAR ENDED JANUARY 31, 2009
Historical Per Common Share Data:
Basic net loss per share	$.00	$(.01)
Diluted net loss per share	$.00	$(.01)
Book value per share	$.01	$.01

IVEDA	FOR THE THREE MONTHS ENDED MARCH 31, 2009	FOR YEAR ENDED DECEMBER 31, 2008
Historical Per Common Share Data:
Basic net loss per share	$(.06)	$(.30)
Diluted net loss per share	$(.06)	$(.30)
Book value per share	$.00	$.05

CHARMED & IVEDA	FOR THE THREE MONTHS ENDED APRIL 30, 2009	FOR YEAR ENDED JANUARY 31, 2009
Historical Per Common Share Data:
Basic net loss per share	$(.08)	$(.31)
Diluted net loss per share	$(.08)	$(.31)
Book value per share	$(.02)	$.03

SECURITIES OWNERSHIP PRE- AND POST-MERGER

The following table sets forth the security ownership of Iveda and Charmed prior to the Merger (as of July 31, 2009) and the security ownership of Charmed immediately following the Merger:

	Ownership as of July 31, 2009 (1)		Ownership of Charmed Post-Merger
Iveda (2)	10,791,307	(3)	10,791,307(92.7%)	(3)
Charmed (4)	6,690,000	(5)	845,000(7.3%)	(6)

(1)	Reflects the total number of securities (common stock, options and warrants) outstanding for each of the companies on a fully diluted basis.

(2)	Reflects shareholdings of the Iveda shareholders in Iveda prior to the Merger and in Charmed after the merger.

(3)	Includes 9,036,800 shares of common stock and options and warrants to purchase 1,754,507 shares of common stock.

(4)	Reflects shareholdings of the Charmed shareholders prior to and after the Merger in Charmed.

(5)	Includes shares of common stock only (pre 1:2 reverse stock split).

(6)
Includes shares of common stock only (post 1:2 reverse stock split and assuming the cancellation of the 5 million pre-reverse split shares sold by Ian Quinn and Kevin Liggins to Iveda before the Merger)

STOCK PRICE AND DIVIDEND INFORMATION

Charmed shares began trading on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority under the symbol "CHDH" on November 15, 2007.  The following table sets forth, for the calendar periods indicated, the range of the high and low last reported bid prices of Charmed common stock, as reported by the OTC Bulletin Board, since Charmed stock began trading on the OTC Bulletin Board.  The quotations represent inter-dealer prices without retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.  The quotations may be rounded for presentation. There is an absence of an established trading market for Charmed's common stock, as the market is limited, sporadic and highly volatile, which may affect the prices listed below.

2009	High Bid		Low Bid

Second Quarter 4-1-09 to 6-30-09	$	N/A	$	N/A
First Quarter 1-1-09 to 3-31-09		$2.00		$2.00

2008	High Bid		Low Bid

Fourth Quarter 10-1-08 to 12-31-08	$	N/A	$	N/A
Third Quarter 7-1-08 to 9-30-08	$	N/A	$	N/A
Second Quarter 4-1-08 to 6-30-08	$	N/A	$	N/A
First Quarter 1-1-08 to 3-31-08	$	N/A	$	N/A

2007	High Bid		Low Bid

Fourth Quarter 10-1-07 to 12-31-07	$	N/A	$	N/A
* N/A indicates no recorded trading activity during the period presented.

There is limited trading activity in Charmed's securities, and there can be no assurance a regular trading market for our common stock will be sustained.  On February 4, 2009, the closing price per share of Charmed common stock on the OTC Bulletin Board was $2.00, and there has been no trading activity since that date.

The last trading day before the Merger was announced was November 14, 2008.  On that date the closing price for Charmed shares on the OTC Bulletin Board was N/A as the stock had not been traded.  Charmed has never paid cash dividends on its capital stock.  Charmed currently intends to retain all earnings, if any, to finance the growth and development of its business.  Charmed does not anticipate paying any cash dividends in the foreseeable future.  As of July 31, 2009, Charmed had approximately 56 shareholders of record, exclusive of shares held in street name.

Iveda is a privately held company and there is no established public trading market for its stock.  Iveda has never paid, and does not anticipate paying, cash dividends on its common stock.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING INFORMATION

All statements contained in this information statement/prospectus and the documents annexed to or incorporated by reference into this information statement/prospectus, other than statements of historical facts, that address future activities, events or developments are forward-looking statements, including, but not limited to, statements containing the words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," and similar expressions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on certain assumptions and analyses made by Iveda and Charmed in light of their experience and their assessment of historical trends, current conditions and expected future developments as well as other factors they believe are appropriate under the circumstances.  However, whether actual results will conform to the expectations and predictions of management is subject to a number of risks and uncertainties described under "Risk Factors" beginning on the next page and in the "Risk Factors" sections of Charmed's Form 10-K and Form 10-Q filings with the SEC that may cause actual results to differ materially.

The principal risks and uncertainties include the fact that Iveda has limited operating history and that Iveda may need to raise capital to stay in business or expand its scope of operations and other risks that are described in the section entitled "Risk Factors," which follows on the next page.

Consequently, all of the forward-looking statements made in this information statement/prospectus are qualified by these cautionary statements and there can be no assurance that  the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.  Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of Iveda or Charmed's views as of the date the statement was made.  Iveda and Charmed undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Charmed and Iveda will operate as a combined company in a market environment that cannot be predicted and that involves significant risks, many of which will be beyond the combined company's control.  In addition to the other information contained in this information statement/prospectus, you should carefully consider the risks described below.

Risk Factors Involving Iveda

The Audit Report On Iveda's Financial Statements Contains A Going Concern Opinion.

Iveda's financial statements for the years ended December 31, 2008 and 2007 were prepared on a "going concern basis" and the audit report contains a "going concern qualification" (see Iveda's audit report on the financial statements in this information statement/prospectus, and note 1 to those financial statements).  Iveda's financial statements assume Iveda will continue as a going concern, but its ability to do so will require additional capital to fund operations until positive operating cash flow is achieved.

Iveda Is An Emerging Growth Company.

Iveda began operations in 2005.  While Iveda has monthly revenues, there is limited historical, operating or financial information about Iveda to evaluate Iveda's performance.  As of July 31, 2009, Iveda had approximately $15,000 cash on hand.  At Iveda's current estimated burn rate of $60,000 per month, Iveda needs to continue to raise capital to continue its operations.  Iveda intends to continue to seek to raise capital following the Merger predominantly to expand its sales and marketing capabilities and hire additional employees to meet the demand for its services. If Iveda does not raise sufficient capital, of which there can be no assurance, it will have a significant impact on the ability of Iveda to expand operations.  There can be no assurance that Iveda can be operated profitably or, if profitability is achieved, that it can be sustained.

Iveda's Ability To Grow Is Dependent Upon The Success Of Iveda's Current And Future Operations And Iveda's Ability To Obtain Additional Financing.

Iveda is close to generating sufficient revenue to fund its ongoing operations, but needs additional funding to implement its growth plan.  Iveda currently has and will continue to have significant capital requirements to fund its growth.  Iveda anticipates, based on its currently proposed intentions and assumptions relating to its operations, that substantial additional capital will be needed to satisfy Iveda's cash requirements to implement its growth plan. While Iveda expects to continue raising capital, Iveda has no committed sources of additional financing and Iveda's officers, directors and shareholders are not required to provide any portion of Iveda's future financing requirements.  Iveda cannot assure investors that additional financing will be available on commercially reasonable terms, or at all.  Any inability to obtain additional financing when needed could require Iveda to significantly curtail its growth plans.

If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of Iveda's existing shareholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing shareholders.  Iveda cannot assure investors that additional financing will be available on terms favorable to Iveda, or at all.

Iveda Depends On Certain Key Personnel.

Iveda's future success will be dependent on the efforts of key management personnel, particularly David Ly, Iveda's President and CEO, Luz Berg, Iveda's Senior VP of Operations & Marketing, Bob Brilon, Iveda's Chief Financial Officer, Ray Palomaa, Iveda's Director of Sales, and Michael Religioso, Iveda's Director of Systems Development, each of whom is employed at will by Iveda.  Mr. Ly's relationships within Iveda's industry are vital to Iveda's continued operations and if Mr. Ly was no longer actively involved with Iveda, Iveda would likely be unable to continue its operations.  Iveda does not have any key man insurance on Mr. Ly.  The loss of one or more of Iveda's other key employees could also have a material adverse effect on Iveda's business, results of operations and financial condition.  Iveda also believes that Iveda's future success will be largely dependent on Iveda's ability to attract and retain highly qualified management, sales and marketing personnel.  Iveda cannot assure investors that Iveda will be able to attract and retain such personnel.  Iveda's inability to retain such personnel or to train them rapidly enough to meet Iveda's expanding needs could cause a decrease in the overall quality and efficiency of Iveda's staff, which could have a material adverse effect on Iveda's business, results of operations and financial condition.

Rapid Growth May Strain Iveda's Resources.

As Iveda continues the commercialization of Iveda's security and surveillance products and services, Iveda expects to experience significant and rapid growth in the scope and complexity of its business, which may place a significant strain on Iveda's senior management team and Iveda's financial and other resources. The proposed acceleration will expose us to greater overhead, marketing and support costs and other risks associated with growth and expansion.  Iveda will need to add staff to monitor additional cameras, market its products and services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. Iveda will be required to hire a broad range of additional personnel in order to successfully advance its operations.

Management has implemented strategies to handle projected growth, including acquiring an option on additional leased space within Iveda's existing building.  Iveda's existing leased space can accommodate up to 15 monitoring stations, with four employees required to monitor each station around the clock.  Iveda may also seek to relocate its existing data center, located in Scottsdale, Arizona, to a less expensive part of the United States.  Iveda's ability to manage its rapid growth effectively will require Iveda to continue to improve its operations, to improve its financial and management information systems and to train, motivate and manage its employees.

This growth may place a strain on Iveda's management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage Iveda's business, or the failure to manage growth effectively, could have a materially adverse effect on Iveda's business and financial condition.  In addition, difficulties in effectively managing the budgeting, forecasting and other process control issues presented by such a rapid expansion could harm Iveda's business, prospects, results of operations and financial condition.

Demand For Iveda's Security And Surveillance Products And Services May Be Lower Than Iveda Anticipates.

Iveda has commenced a public relations and marketing campaign.  Iveda has limited resources to undertake extensive marketing activities, although Luz Berg, Iveda's Senior VP of Operations & Marketing, has significant marketing experience from her past positions at mid-cap public companies, and she will manage Iveda's future marketing efforts.  In 2008, Iveda hired Ray Palomaa, who has significant past experience in the high-technology security industry, as Iveda's Director of Sales.  Mr. Palomaa is managing a small sales team to develop Iveda's reseller distribution channel. Management anticipates that his addition to Iveda's team will allow Iveda to tap into the industry contacts he was able to build over his years of experience.  Iveda cannot predict with certainty the potential consumer demand for its security and surveillance products or services or the degree to which Iveda will meet that demand. If demand for its security and surveillance products and services does not develop to the extent or as quickly as expected, Iveda might not be able to generate revenue to become profitable.

Iveda plans to target the sale of its security and surveillance products and services to the following primary customer groups: commercial users of other products seeking cost savings or remote monitoring capabilities, remote monitoring of day care and educational facilities, golf course monitoring, monitoring of residential communities, automotive lot monitoring, warehouse access point monitoring, small unattended business monitoring, nursing home monitoring, recording and broadcasting of school or entertainment events, monitoring of construction sites and auto dealerships, and government-related monitoring. Iveda has based its strategy to target these consumers on a number of assumptions, some or all of which could prove to be incorrect.

Even if markets for its products and services develop, Iveda could achieve a smaller share of these markets than Iveda currently anticipates.  Achieving market share will require substantial marketing efforts and expenditure of significant funds to inform customers of the distinctive characteristics and benefits of using Iveda's products and services.  Iveda cannot assure investors that its marketing efforts will result in the attainment of sufficient market share to become profitable.

Iveda Believes Industry Trends Support Its Open Source Systems, But If Trends Reverse, Iveda May Experience Decreased Demand.

The security and surveillance industry is characterized by rapid changes in technology and customer demands. Management believes that the existing market preference for open source systems (systems capable of integrating a wide range of products and services through community and private based cooperation, such as the Internet, Linux, and certain cameras used in Iveda's business) is strong and will continue for the foreseeable future.  However, should the market shift toward closed source, proprietary systems (private, closed systems built to only support a specific manufacturer or developer's product or service, such as CCTV cameras), demand for Iveda's services may decline as Iveda is unable to monitor cameras that are part of a closed source system.  Management believes that such a shift is unlikely.  While Iveda is able to convert CCTV and analog systems for use with Iveda's monitoring services, certain systems may not be convertible in the future, and to the extent that customers prefer to install these systems, it would be more difficult to sell Iveda's services since customers would be required to spend additional funds to acquire new cameras that Iveda would be able to monitor.

Future Loan Agreements With Lenders May Hinder Iveda's Ability To Operate The Business By Imposing Restrictive Loan Covenants.

Iveda will likely need to incur debt to implement its business plan, and has and plans to continue to obtain lease financing for certain equipment acquisitions.  Any debt load necessary to implement Iveda's business plan could result in substantial debt service requirements. These future debt load and service requirements could have important consequences which could hinder Iveda's ability to operate, including Iveda's ability to:

·	Incur additional indebtedness;

·	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

·	Make distributions to shareholders, or redeem or repurchase Iveda's shares;

·	Make certain types of investments;

·	Create liens on Iveda's assets;

·	Utilize the proceeds of asset sales; and

·	Merge or consolidate or dispose of all, or substantially all, of Iveda's assets.

In the event that Iveda is unable to pay its debt service obligations, Iveda's creditors could force it to (1) reduce or eliminate distributions to shareholders; or (2) reduce or eliminate needed capital expenditures. It is possible that Iveda could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of Iveda's debt. In the event that Iveda would be unable to refinance Iveda's indebtedness or raise funds through asset sales, sales of equity or otherwise, Iveda's ability to operate would be greatly affected.

Risks Associated with the Surveillance and Remote Security Industry

As a result of providing its products and services, Iveda is exposed to risks associated with participation in the security and surveillance industry.  These risks are summarized below.

Iveda Depends On Third Party Manufacturers And Suppliers For The Products It Sells.

Iveda has relationships with a number of third party manufacturers and suppliers, including Axis Communications, Milestone, Scansource, Anixter, Dotworkz and Ingram Micro for cameras and Dell for network computer equipment, for the supply of all of the hardware components of Iveda's products. Iveda has a signed reseller  and development partner agreements with Axis Communications and Milestone. Risks associated with Iveda's dependence upon third party manufacturing relationships include: (i) reduced control over delivery schedules; (ii) lack of control over quality assurance; (iii) poor manufacturing yields and high costs; (iv) potential lack of adequate capacity during periods of excess demand; and (v) potential misappropriation of Iveda's intellectual property. Although Iveda depends on third party manufacturers and suppliers for products it sells, risks are minimized because it does not depend on one manufacturer and supplier. It utilizes an open platform, which means that in order to deliver its services, it does not discriminate based on camera brand or manufacturer and its services can be used with a wide array of products.

Iveda does not know if Iveda will be able to maintain third party manufacturing and supply contracts on favorable terms, if at all, or that its current or future third party manufacturers and suppliers will meet its requirements for quality, quantity or timeliness.  Iveda's success depends in part on whether its manufacturers are able to fill the orders it places with them in a timely manner. If Iveda's manufacturers fail to satisfactorily perform their contractual obligations or fill purchase orders Iveda places with them, Iveda may be required to pursue replacement manufacturer relationships. If Iveda is unable to find replacements on a timely basis, or at all, Iveda may be forced to either temporarily or permanently discontinue the sale of certain products and associated services, which could expose it to legal liability, loss of reputation and risk of loss or reduced profit. Management believes that Iveda's present suppliers offer products that are superior to comparable products available from other suppliers.  Iveda's business, results of operation and reputation would be adversely impacted if Iveda is unable to provide quality products to its customers in a timely manner.

In addition, Iveda has development partner relationships with many of its present suppliers, which provides it with greater control over future enhancements to the off-the-shelf products Iveda sells.

Iveda could also be adversely affected by an increase in its manufacturers' prices for its product components or a significant decline in Iveda's manufacturers' financial condition. If Iveda's relationship with any one of its manufacturers is terminated and Iveda is not successful in establishing a relationship with an alternative manufacturer who offers similar services at similar prices, Iveda's costs could increase, adversely affecting its operations.

Iveda Operates In A Highly-Competitive Industry And its Failure To Compete Effectively May Adversely Affect Its Ability To Generate Revenue.

Although management believes that there is, at this time, no competitor that offers a similar package of services to the package offered by Iveda, management is aware of similar products and services which compete indirectly with Iveda's products and services.  In management's opinion, companies providing indirect competition include Westec Interactive, Smart Interactive Systems, Inc., and Monitoring Partners.  Some companies may also be developing similar products and services, including companies that may have significantly greater financial, technical and marketing resources, larger distribution networks, and generate greater revenue and have greater name recognition than Iveda. These companies may develop security products and services that are superior to those offered by Iveda.  Such competition may potentially affect Iveda's chances of achieving profitability.

Some of Iveda's current and future competitors may conduct more extensive promotional activities and may offer lower prices to customers than Iveda does, which could allow them to gain greater market share or prevent Iveda from increasing its market share. In the future, Iveda may need to decrease its prices if Iveda's competitors lower their prices. Iveda's competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. To be successful, Iveda must carry out its business plan, establish and strengthen its brand awareness through marketing, effectively differentiate its services from those of its competitors and build its reseller network, while maintaining superior levels of service, which management believes is what will ultimately differentiate Iveda's services from any similar services its competitors may develop in the future. To achieve this Iveda may have to substantially increase marketing and development activities in order to compete effectively. Such competition will potentially affect Iveda's chances of achieving profitability.

Future Legislation Or Governmental Regulations Or Policies Could Have A Significant Impact On Iveda's Operations.

While Iveda is presently subject only to licensing requirements related to its contracting activities, for which Iveda holds low voltage contractors' licenses in California and Arizona, the security and surveillance industry as a whole is subject to regulation. As Iveda continues operations, Iveda may be subject to additional regulation in the future. Future changes in laws or regulations could require Iveda to change the way Iveda operates, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any applicable laws or regulations could result in substantial fines or revocation of any required operating permits and licenses. If laws and regulations change or Iveda fails to comply in the future, Iveda's financial condition, results of operations and cash flows could be materially and adversely affected.

Regulation Of The Telecommunications Industry And The Internet May Impact Iveda's Operations

Aspects of Iveda's operations may be, or become, subject to regulations governing the Internet.  There can be no assurance that government agencies will not increasingly regulate Internet-related services.  Increased regulation may slow Iveda's growth, and legislation could be enacted that would prohibit certain forms of telecommunication critical to Iveda's operations.  Such regulation may also negatively impact the cost of doing business and materially adversely affect Iveda's business, financial condition and results of operations.

The Failure Of Iveda's Systems Could Result In A Material Adverse Effect.

Iveda utilizes a third party, fourth-tier data center in Scottsdale, Arizona.  Tier 4 data centers meet the most stringent requirements established by the Telecommunications Industry Association's Telecommunications Infrastructure Standards for Data Centers, or TIA-942.  This data center transmits data to Iveda's monitoring system via a dedicated fiber connection, and offers the greatest reliability provided by the industry, 99.995% availability, due to a number of back-up measures.  Iveda's operations are dependent upon its ability to support a complex network infrastructure and avoid damage to both its monitoring center and the data center from fires, earthquakes, floods, hurricanes, power losses, war, terrorist acts, telecommunications failures and similar natural or manmade events. The occurrence of a natural disaster, intentional or unintentional human error or actions, or other unanticipated problem could cause interruptions in the services provided by Iveda, and resulting losses by Iveda's customers. Any damage or failure that causes interruptions in the service provided by Iveda could have a material adverse effect on its business, operating results and financial condition.

Iveda has experienced individual camera failures or outages in the past, and will likely experience future individual camera failures or outages that disrupt the monitoring of those cameras. Iveda's revenue depends in large part on maintaining the operability of its monitoring systems. Accordingly, the performance, reliability and availability of Iveda's network, servers for Iveda's corporate operations and infrastructure are critical to Iveda's reputation and Iveda's ability to attract and retain customers.

Iveda is continually expanding and enhancing its technology and network infrastructure and other technologies to accommodate substantial increases in the volume of traffic on its network and the overall size of its customer base. Iveda may be unsuccessful in these efforts or Iveda may be unable to project accurately the rate or timing of these increases. The data center that Iveda currently uses has significant additional bandwidth available should Iveda need it for expanding its operations. Approximately three to four weeks elapses between signing a new customer and commencing monitoring of that customer's cameras, which provides Iveda with what management believes to be sufficient time to acquire additional bandwidth if needed. However, Iveda's failure, or Iveda's suppliers' failure, to achieve or maintain high data transmission capacity could significantly reduce consumer demand for Iveda's services.

Iveda's computer hardware operations, data processing, storage and backup systems are located in a single, third party, fourth-tier data center in Scottsdale, Arizona. If this location experienced a significant system failure or interruption, Iveda's business would be harmed. Iveda's systems can be vulnerable to damage from fire, power loss, telecommunications failures, computer viruses, physical and electronic break-ins and similar events. The property and business interruption insurance Iveda carries may not have coverage adequate to compensate it fully for losses that may occur.

If Iveda's Security Measures Are Breached And Unauthorized Access Is Obtained, Existing And Potential Customers Might Not Perceive Iveda's Services As Being Secure And Might Terminate Or Fail To Purchase Iveda's Services.

Iveda's business involves the monitoring of cameras that may be recording sensitive areas of its customers' facilities, and as a result, Iveda utilizes security measures that are comparable to those used by banks in providing online banking services. No security measures are completely secure, however, and, for example, hackers or individuals who attempt to breach its network security could, if successful, cause interruptions in Iveda's services. If Iveda experiences any breaches of its network security or sabotage, Iveda might be required to expend significant capital and resources to protect against or alleviate these problems. Iveda may not be able to remedy any problems caused by hackers or saboteurs in a timely manner, or at all. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, Iveda may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of Iveda's security occurs, the perception of the effectiveness of Iveda's security measures and Iveda's reputation could be harmed and Iveda could lose current and potential customers.

The Timing Of Iveda's Revenues Can Vary Depending On How Long Customers Take To Evaluate Iveda's Services.

It is difficult to forecast the timing of revenues in the security industry because the development period for a customized system or solution may be lengthy, larger customers may need a significant amount of time to evaluate products before purchasing them and, in the case of governmental customers, sales are dependent on budgetary and other bureaucratic processes. The period between initial customer contact and a purchase by a customer varies greatly depending on the customer, and historically has ranged from days to weeks. During the evaluation period, customers may defer or scale down proposed orders of products or systems for various reasons, including: (i) changes in budgets and purchasing priorities; (ii) a reduced need to upgrade existing systems; (iii) deferrals in anticipation of enhancements or new products; (iv) introduction of products by competitors; and (v) lower prices offered by competitors.

Iveda Will Rely On Both Iveda's Internal Sales Force And Resellers To Distribute Iveda's Security Products And Services To Customers.

Iveda relies on both Iveda's internal sales force and resellers to distribute its security products and services to its customers. As of the date of this information statement/prospectus, Iveda has signed fifteen resellers and six independent agents, and anticipates adding more as Iveda implements its business plan. However, Iveda plans to continue its internal sales activity for the foreseeable future to market its products and services until its resellers are completely trained and mobilized.  Iveda could be adversely affected by any significant decline in the service provided by its resellers as any customers dissatisfied with its resellers may cause damage to its reputation. If Iveda's relationship with any of its larger resellers is terminated and Iveda is not successful in establishing a relationship with an alternative reseller who offers similar services at similar prices, Iveda's business could decline depending on the level of revenue generated by that reseller.

Government Contracts Generally Contain Rights And Remedies Which Could Reduce The Value Of Such Contracts, Or Result In Losses.

Iveda presently provides its products and services for certain state and local government customers, and has recently obtained certification of SAFETY Act Designation by the Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technologies Act, or SAFETY Act.  Although not significant sources of revenue at this time, government contracts often contain provisions that give the governments that are party to those contracts certain rights and remedies not typically found in private commercial contracts, including provisions enabling the governments to: (i) terminate or cancel existing contracts for convenience; (ii) in the case of the U.S. government, suspend the contracting company from doing business with a foreign government or prevent the company from selling its products in certain countries; (iii) audit and object to the company's contract-related costs and expenses, including allocated indirect costs; and (iv) change specific terms and conditions in the company's contracts, including changes that would reduce the value of its contracts. In addition, many jurisdictions have laws and regulations that deem government contracts in those jurisdictions to include these types of provisions, even if the contract itself does not contain them. If a government terminates a contract with Iveda for convenience, Iveda may not be able to recover its incurred or committed costs, any settlement expenses or profit on work completed prior to the termination. If a government terminates a contract for default, Iveda may not recover those amounts and, in addition, Iveda may be liable for any costs incurred by a government in procuring undelivered items and services from another source. Further, an agency within a government may share information regarding Iveda's termination with other government agencies. As a result, Iveda's on-going or prospective relationships with such other government agencies could be impaired.

There Is A Shortage Of Qualified Electricians. Since The Majority Of Iveda's Work Is Performed By Electricians, This Shortage May Negatively Impact Iveda's Business, Including Its Ability To Grow.

There is a shortage of qualified electricians in the United States. In order to conduct Iveda's business, it is necessary for Iveda or Iveda's resellers to employ electricians and have those electricians qualified in the states where they do business. Iveda's ability to increase productivity and profitability may be limited by its and its resellers' ability to employ, train and retain skilled electricians required to meet Iveda's customers' needs. Accordingly there can be no assurance, among other things, that:

• Iveda or Iveda's resellers will be able to maintain the skilled labor force necessary to operate efficiently;

• Iveda's or Iveda's resellers' labor expenses will not increase as a result of a shortage in the skilled labor supply; and

• Iveda or Iveda's resellers will be able to maintain the skilled labor force necessary to implement Iveda's planned growth.

The Estimates Iveda Uses In Placing Bids Could Be Materially Incorrect, Resulting In Possible Losses.

Iveda currently generates, and expect to continue to generate, a significant portion of its revenues for product sales and installation under fixed price contracts. The cost of gasoline, labor and materials, however, may vary significantly from the costs Iveda originally estimates. Variations from estimated contract costs along with other risks inherent in performing fixed price contracts may result in actual revenue and gross profits for a project differing from those Iveda originally estimated and could result in losses on projects. Depending upon the size of a particular project, variations from estimated contract costs can have a significant impact on Iveda's operating results.

Risks Related to Iveda's Intellectual Property

Iveda Depends On its Intellectual Property.

Iveda's success and ability to compete depends in part on Iveda's proprietary database, Cerebro, the security information and reporting web service developed and used by Iveda internally, and on the process by which Iveda integrates existing third party products into a monitoring solution. If any of Iveda's competitors copy or otherwise gain access to Iveda's proprietary technology or develop similar technologies independently, Iveda may not be able to compete as effectively. Iveda considers its proprietary software invaluable to its ability to continue to develop and maintain the goodwill and recognition associated with its brand. The measures Iveda takes to protect its technologies, and other intellectual property rights, which presently are based upon trade secrets, may not be adequate to prevent their unauthorized use.

If Iveda is unable to protect its intellectual property, Iveda's competitors could use Iveda's intellectual property to market products, services and technologies similar to Iveda's, which could reduce demand for Iveda's products, services and technologies. Iveda may be unable to prevent unauthorized parties from attempting to copy or otherwise obtain and use its products or technology.  Policing unauthorized use of Iveda's technology is difficult, and Iveda may not be able to prevent misappropriation of its technology, particularly in foreign countries where the laws may not protect its intellectual property as fully as those in the United States.  Others may circumvent the trade secrets, trademarks and copyrights that Iveda currently or in the future owns.  Iveda does not have patent protection with respect to its software or systems, although management is considering seeking such protection.

Iveda seeks to protect its proprietary intellectual property, which includes intellectual property that may only be protectable as a trade secret, in part by confidentiality agreements with its employees, consultants and business partners.  These agreements afford only limited protection and may not provide us with adequate remedies for any breach or prevent other persons or institutions from asserting rights to intellectual property arising out of these relationships.  See "Information About Iveda – Other Information – Proprietary Rights."

Iveda Could Incur Substantial Costs Defending its Intellectual Property From Infringement By Others.

Unauthorized parties may attempt to copy aspects of Iveda's proprietary software product or to obtain and use its other proprietary information.  Litigation may be necessary to enforce Iveda's intellectual property rights, to protect its trade secrets and to determine the validity and scope of the proprietary rights of others. Iveda may not have the financial resources to prosecute any infringement claims that it may have.  Any litigation could result in substantial costs and diversion of resources with no assurance of success.

Iveda Could Incur Substantial Costs Defending Against Claims That Its Products Infringe On The Proprietary Rights Of Others.

The scope of any intellectual property rights that Iveda has is uncertain and may not be sufficient to prevent infringement claims against Iveda or claims that Iveda has violated the intellectual property rights of third parties. While Iveda knows of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and Iveda has not made an exhaustive search of all patent filings.  Competitors may have filed applications for or may have been issued patents and may obtain additional patents and proprietary rights relating to products or processes that compete with or are related to Iveda's products and services.  The scope and viability of these patents, the extent to which Iveda may be required to obtain licenses under these patents or under other proprietary rights and the cost and availability of licenses are unknown, but these factors may limit Iveda's ability to market its products and services.

Third parties could claim infringement by us with respect to any patents or other proprietary rights that they hold, and Iveda cannot assure investors that Iveda would prevail in any such proceeding as the intellectual property status of its current and future competitors' products and services is uncertain.  Any infringement claim against Iveda, whether meritorious or not, could be time-consuming, result in costly litigation or arbitration and diversion of technical and management personnel, or require Iveda to develop non-infringing technology or to enter into royalty or licensing agreements.

Iveda might not be successful in developing or otherwise acquiring rights to non-infringing technologies. Royalty or licensing agreements, if required, may not be available on terms acceptable to Iveda, or at all, and could significantly harm Iveda's business and operating results.  A successful claim of infringement against Iveda or Iveda's failure or inability to license the infringed or similar technology could require it to pay substantial damages and could harm its business because Iveda would not be able to continue operating its surveillance products without incurring significant additional expense.  In addition, to the extent Iveda agrees to indemnify customers or other third parties against infringement of the intellectual property rights of others, a claim of infringement could require Iveda to incur substantial time, effort and expense to indemnify these customers and third parties and could disrupt or terminate their ability to use, market or sell Iveda's products.  Furthermore, Iveda's suppliers may not provide it with indemnification in the event that their products are found to infringe upon the intellectual property rights of any third parties, and if they do not, Iveda would be forced to bear any resulting expense.

Risk Factors Involving Charmed Stock and the Merger

Charmed Shares Are "Penny Stock".

In general, "penny stock" includes securities of companies which are not listed on the principal stock exchanges and have a bid price in the market of less than $5.00; and companies with net tangible assets of less than $2 million ($5 million if the issuer has been in continuous operation for less than three years), or which has recorded revenues of less than $6 million in the last three years.  As "penny stock," Charmed's stock therefore is subject to Rule 15g-9, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1 million or annual incomes exceeding $200,000, or $300,000 together with their spouses, or individuals who are the officers or directors of the issuer of the securities).  For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale.  Consequently, this rule may adversely affect the ability of broker-dealers to sell Charmed's stock, and therefore may adversely affect Iveda and Charmed stockholders' ability to sell the stock in the public market following the Merger.

Iveda Shareholders Will Experience Dilution As Part Of The Merger.

As part of the Merger, Iveda's shareholders will experience dilution as the existing shareholders of Charmed will continue to own their shares after the Merger and, as a result, will own approximately ten percent of the common stock of the post-Merger company.  Charmed has no significant assets and no ongoing business.

There Will Be A Limited Market For Charmed Common Stock Following The Merger.

Only a very limited trading market currently exists for Charmed's common stock.  As a result, any broker/dealer that makes a market in its stock or other person that buys or sells its stock following Iveda's Merger with Charmed could have a significant influence over its price at any given time.  The post-Merger company cannot assure its shareholders that a market for Charmed's stock will be sustained.  There is no assurance that Charmed's shares will have any greater liquidity than shares which do not trade on a public market.

Post-Merger Reporting Obligations as a Public Company Will Be Costly.

Operating a public company involves substantial costs to comply with reporting obligations under federal securities laws.  These reporting obligations will increase Iveda's operating costs significantly should it complete the Merger with Charmed.  The post-Merger company may not reach sufficient size to justify its public reporting status.  If it were forced to become a private company, then its shareholders may lose their ability to sell their shares and there would be substantial costs associated with becoming a private company.

Once The Merger Closes, Iveda Will Have Limited Ability to Unwind the Merger.

Following the closing of the Merger, Iveda will have very limited ability to unwind the transaction.  Thus, the post-Merger company will be a public, reporting company and subject to the reporting obligations of the Securities Exchange Act of 1934, as amended, and the requirements of the exchange or other market listing its common stock.

THE MERGER

The following is a description of the material aspects of the Merger, including the Merger Agreement.  While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that is important to you.  We encourage you to read carefully this entire information statement/prospectus, including the Merger Agreement attached to this information statement/prospectus as Annex A and incorporated herein by this reference, for a more complete understanding of the Merger.

General Terms of the Transaction; The Merger Agreement

On January 8, 2009, IntelaSight, Inc., Charmed Homes Inc., Charmed Homes Subsidiary, Inc. (the "Merging Companies"), and certain major shareholders of Charmed Homes Inc. signed the Merger Agreement.  In general, the Merger Agreement will result in Iveda shareholders becoming shareholders of Charmed (holding approximately ninety-one percent (91%) of the total of approximately 11.5 million Charmed shares of common stock outstanding after completion of the Merger, not including the 2.5 million post-reverse split Charmed shares that will be owned by Iveda following the sale by Quinn and Liggins).  The Merger Agreement will also result in the holders of options and warrants to purchase Iveda common stock becoming holders of options and warrants to purchase Charmed common stock.  The Merger exchange ratio for all Iveda securities will be 1 for 1.  The continuing Charmed shareholders will hold 845,000 shares of Charmed common stock or approximately 9% of the Charmed common stock outstanding after the Merger.  Following the Merger, holders of all Iveda securities combined, on a fully diluted basis, will own approximately 93% of the outstanding securities of Charmed.  All of the share numbers in this paragraph may change if Iveda sells or issues securities after the date of the Merger Agreement, which has occurred and may occur subsequent to the filing of this information statement/prospectus.

When the Merger is completed, Iveda will become a wholly-owned subsidiary of Charmed, and will continue its operations as a Washington corporation.  Charmed will change its name to Iveda Corporation, a Nevada corporation, and will act as a holding corporation for Iveda.

Background and Reasons for the Offer and Subsequent Merger

Charmed has recently discontinued its homebuilding operations in Canada, and the Board of Directors and major shareholders of Charmed decided to begin looking for a company to merge with Charmed as a way to provide shareholders with a possible way to recover a portion of their equity investment in Charmed.  At the same time, the Iveda Board of Directors began investigating ways to obtain additional financing for Iveda's operations and additional liquidity for existing Iveda investors.  The two companies were introduced through T.R. Winston, a registered broker-dealer, with a view to a possible Merger between them.

After considering the possible Merger with Iveda, the Charmed Board of Directors has determined that the Merger is advisable, and is fair to and in the best interests of Charmed and its shareholders, and unanimously approved the Merger Agreement.  In reaching its decision, the Charmed Board of Directors identified several reasons for, and potential benefits to Charmed and its shareholders of, the Merger. Charmed believes there are a number of potential benefits of the proposed Merger, including, among others:

•	Gaining an operating subsidiary; and

•	Pursuing a business opportunity with the potential for increasing revenues in a recessionary environment and leaving a rapidly declining real estate market.

After considering the possible Merger with Charmed, the Iveda Board of Directors has determined that the Merger is advisable, and is fair to and in the best interests of Iveda and its shareholders, and unanimously approved the Merger Agreement.  In reaching its decision, the Iveda Board of Directors identified several reasons for, and potential benefits to Iveda and its shareholders of, the Merger. Iveda believes there are a number of potential benefits of the proposed Merger, including, among others:

•
Retention of control of Iveda by current management and shareholders, who have developed a marketing strategy they believe is vital to Iveda's future products and services and roll-out of existing products and services;

•	Anticipated broker support of the surviving corporation;

•
Iveda becoming a wholly-owned subsidiary of a publicly traded corporation should make it easier for Iveda to raise needed capital as investors are more likely to invest in companies with more liquid securities;

•	Greater credibility in the market with potential purchasers of Iveda's products and services; and

•	Potential for more favorable long term debt financing.

The consideration given to Iveda securityholders was determined by the Board of Directors to be in accord with the market for companies which have elected shell status in their filings.  As the registrant was current on its filings and had filed a Form SB-2 registration statement soon after its formation, it offered a more attractive opportunity than alternative public shells at similar prices.

In reaching their decisions to approve the Merger Agreement, the Iveda and Charmed Boards of Directors consulted with Iveda and Charmed's management, Keller Rohrback, PLC and Conrad Lysiak, Esq., outside legal counsel, regarding the legal terms of the Merger, and Source Capital Group, Inc., financial advisors, regarding the financial aspects of the Merger. The factors that the Iveda and Charmed Boards of Directors considered in reaching their determination included, but were not limited to, the following:

•	the strategic benefits of the Merger which in this case solely relate to providing Iveda the opportunity to raise additional working capital with a viable exit strategy;

•
information concerning Iveda's and Charmed's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including, with respect to Charmed, public reports filed with the Securities and Exchange Commission which disclosed that Charmed was current on its filings and had a registration statement still in effect;

•
management's view of the financial condition, results of operations and businesses of Iveda and Charmed before and after giving effect to the Merger which showed nominal outstanding liabilities or contingent liabilities;

•	current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of Charmed which evidenced minimal trading and limited volatility;

•	their belief that the terms of the Merger Agreement are reasonable;

•
a comparison of management's view of the prospects of Iveda and Charmed with and without the Merger with Charmed's management realizing that there were no further prospects except dissolution and Iveda needing better financing alternatives than those offered to private companies;

•
other strategic alternatives for Iveda and Charmed, including the potential to enter into strategic relationships and alliances with third parties meaning that many large publicly traded companies would consider entry into a long term contract for services with another publicly traded company perceived to be better able to service the contract long term;

•
an assessment of market demands and future customer requirements, and the associated development resources needed to satisfy these requirements with management concluding that it is highly likely that this business will mandate a national scope and that economies of scale will likely result in significant consolidation of competing technologies focused on the service provided and not the specific technology itself;

•
the effect of the Merger on Iveda's customers, suppliers and employees which management believes will increase its credibility in the purchase decision (customers are purchasing long term services not a one time product), better credit terms should be available from suppliers, and better benefits can be offered to employees;

•	the expenses associated with operating a public, reporting company which may total $100,000 per year;

•	the limited experience of Iveda's management with operating a public, reporting company;

•	the results of the due diligence investigations of Charmed and Iveda; and

•	unavailability of private equity and venture capital financing which means Iveda will be more dependent on the brokers to support a market conducive for longer term financing.

The primary negative factor considered by the Boards was the ability to raise capital and operate the public company in the future.  As the market has slowed, it has become harder for Iveda to meet sales objectives.  If the price of the shares decreases significantly, the post-merger company may be valued at a price per share less than that of a private company.  Financing may be heavily dilutive to shareholders as a result.

Representations and Warranties

The Merger Agreement contains a number of customary representations and warranties made by Iveda, on the one hand, and Charmed, on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the Merger. These representations and warranties relate to the following subject matters with respect to Iveda:

•	corporate existence and power;

•	capitalization;

•	corporate authorization;

•	non-contravention of the Merger Agreement with other obligations;

•	financial statements;

•	corporate books and records;

•	title to properties;

•	condition and sufficiency of assets;

•	no undisclosed liabilities;

•	taxes;

•	compliance with laws and court orders;

•	legal proceedings;

•	contracts;

•	insurance;

•	environmental matters;

•	employees and labor relations;

•	tax treatment of the Merger;

•	intellectual property;

•	disclosure documents;

•	finder's fees; and

•	relationships with related persons.

Charmed made representations and warranties regarding:

•	corporate existence;

•	broker's fees;

•	capitalization;

•	limited business conducted;

•	no undisclosed liabilities;

•	corporate authorization;

•	disclosure documents;

•	Securities & Exchange Commission filings;

•	financial statements;

•	corporate books and records;

•	non-contravention of the Merger Agreement with other obligations;

•	reporting company status;

•	no injunctions;

•	dissenters rights and antitakeover statutes;

•	absence of certain changes or events;

•	compliance with laws and court orders;

•	tax treatment of the Merger;

•	litigation;

•	taxes;

•	relationships with related parties;

•	disclosure documents; and

•	agreements, contracts, and commitments.

Conduct of Iveda's Business Before Completion of the Merger

Under the Merger Agreement, Iveda has agreed that, until the earlier of the completion of the Merger or termination of the Merger Agreement, it will conduct its business in the ordinary course consistent with past practice.

Without limiting the generality of the foregoing, until completion of the Merger or termination of the Merger Agreement, Iveda has specifically agreed to not:

•	adopt or propose any change to its articles of incorporation or bylaws;

•
issue, sell, dispose of or grant rights to acquire any of its capital stock (other than upon exercise or conversion of existing derivative securities, the grant of options under its existing stock option plan, or pursuant to its private placement memorandum dated April 1, 2009 and amended on July 1, 2009);

•	declare, set aside or pay any dividends of distributions on its capital stock, or redeem or repurchase any of its capital stock;

•	make any capital investments in, or make a loan to, any other person or entity or acquire the stock or assets of any other person or entity;

•	grant a security interest in or create any other material lien on its assets, except in the ordinary course consistent with past practice; and

•
issue any note, bond, or other debt security or incur, create, assume or otherwise become liable for any indebtedness for borrowed money or guarantee the obligations of any third party, other than in the ordinary course of business consistent with past practice.

Conduct of Charmed's Business Before Completion of the Merger

Under the Merger Agreement, Charmed has agreed that, until the earlier of the completion of the Merger or termination of the Merger Agreement, Charmed and its subsidiary will conduct their business in the ordinary course consistent with past practice.

Without limiting the generality of the foregoing, until completion of the Merger or termination of the Merger Agreement, Charmed and the Merger Sub have specifically agreed to not:

•	adopt or propose any change to their articles of incorporation or bylaws;

•	issue, sell, dispose of or grant rights to acquire any of their capital stock (other than upon exercise or conversion of existing derivative securities);

•	declare, set aside or pay any dividends of distributions on their capital stock, or redeem or repurchase any of their capital stock;

•	make any capital investments in, or make a loan to, any other person or entity or acquire the stock or assets of any other person or entity;

•	grant a security interest in or create any other material lien on their assets, except in the ordinary course consistent with past practice; and

•
issue any note, bond, or other debt security or incur, create, assume or otherwise become liable for any indebtedness for borrowed money or guarantee the obligations of any third party, other than in the ordinary course of business consistent with past practice.

Summary of Principal Conditions to Completing the Merger

Completion of the Merger is subject to the satisfaction of the following principal conditions, all of which may be waived by the Charmed and/or Iveda Boards of Directors, as applicable, if unmet, except for the condition that the Iveda shareholders approve the Merger Agreement and the Merger:

•	Approval by the Iveda shareholders of the Merger Agreement and the Merger, with the holders of not more than 1% of the common shares of Iveda exercising appraisal rights;

•	The sale of 5,000,000 pre-reverse split shares of Charmed common stock from Ian Quinn and Kevin Liggins to Iveda;

•	Completion of a 1:2 reverse stock split by Charmed;

•	Charmed must have no assets or liabilities as of the closing (has been waived by Iveda);

•	Charmed must have filed all required tax returns;

•	Charmed and its officers and directors must be current on all required filings with the SEC;

•	Authorization by Charmed of the warrants to be issued as part of the Merger, and adoption of a stock option plan substantially similar to the current Iveda plan;

•	Resignation of all Charmed officers and directors, effective as of the closing of the Merger; and

•	Satisfaction by Iveda and Charmed of customary representations and warranties regarding accuracy of information delivered, absence of litigation, and similar matters.

Indemnification of Iveda and its Directors and Officers

Subsequent to the effective time of the Merger, certain major shareholders of Charmed have agreed to indemnify Iveda and its officers, directors and affiliates for liabilities and expenses incurred directly or indirectly as a result of any inaccuracy or breach of representations or warranties made by such shareholder, Charmed or the Merger Sub, or such shareholder's, Charmed's or the Merger Sub's failure to perform or comply with any covenant contained in the Merger Agreement.  In addition, Charmed and its major shareholders have agreed to indemnify Iveda and its directors, officers and controlling persons for liabilities and expenses resulting from any untrue statements of a material fact or any material omission in information provided to Iveda by Charmed or its subsidiary for use in this information statement/prospectus.  Such indemnification shall generally continue for two years following the closing of the Merger.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger by mutual written agreement of Iveda and Charmed notwithstanding any approval of the Merger Agreement by the shareholders of Iveda.  Alternatively, either Iveda or Charmed can terminate the Merger Agreement and abandon the Merger notwithstanding any approval of the Merger Agreement by the shareholders of Iveda if the Merger has not been consummated on or before September 30, 2009.

Charmed may terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger notwithstanding any approval of the Merger Agreement by the shareholders of Iveda, if:

•
a breach of any material representation or warranty or failure to perform any material covenant or agreement on the part of Iveda set forth in the Merger Agreement will have occurred, and such breach is not cured within 30 days from the date such breach or failure occurred.

Iveda may terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger notwithstanding any approval the Merger Agreement by the shareholders of Iveda, if:

•	Greater than one (1%) of the Iveda common shares dissent; or

•
a breach of any material representation or warranty or failure to perform any material covenant on the part of Charmed or the Merger Sub set forth in the Merger Agreement will have occurred, and such breach is not cured within 30 days from the date such breach or failure occurred.

Any party desiring to terminate the Merger Agreement pursuant to the above requirements will give notice of such termination to the other party.

Effect of Termination of the Merger Agreement

If the Merger Agreement is terminated pursuant to the requirements summarized above, the Merger Agreement will become void and of no effect without liability of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party thereto, except for any liability of a party then in breach.

Directors and Executive Officers of Charmed Following the Merger

The executive officers and directors of Charmed will be:

David Ly:  President, CEO and Chairman of the Board.  Information about Mr. Ly may be found on page 77.

Gregory Omi:  Director.  Information about Mr. Omi may be found on page 78.

Jody Bisson:  Director.  Information about Ms. Bisson may be found on page 78.

Robert Brilon:  CFO.  Information about Mr. Brilon may be found on page 77.

Luz Berg:  Senior VP of Operations & Marketing; Secretary.  Information about Ms. Berg may be found on page 77.

Securities and Employment Agreements to be Received in the Merger

The above directors and executive officers will receive shares of common stock, options and warrants in Charmed at the same ratio as other Iveda securityholders, and Mr. Ly, Mr. Brilon and Ms. Berg will receive new employment agreements with Charmed with substantially similar terms as their existing employment agreements with Iveda.  Following the closing of the Merger, the new directors and officers of Charmed will own the following Charmed securities –

•	Mr. Ly – 3,913,998 shares of common stock, with current value of $7,827,996(1)

•	Ms. Berg – options/warrants to purchase 922,183 shares of common stock, with current value of $1,770,591(1)(2)

•	Mr. Brilon – options/warrants to purchase 200,000 shares of common stock, with current value of $252,000(1)(3)

•	Mr. Omi – 903,859 shares of common stock, with current value of $1,807,718(1)

•	Ms. Bisson – options/warrants to purchase 50,000 shares of common stock, with current value of $63,00(1)(3)

(1)Assuming $2 Charmed stock price as of last trade date of February 4, 2009
(2)Using SFAS 123R criteria current valuation method, at $0.10 exercise price
(3) Using SFAS 123R criteria current valuation method, at $1.00 exercise price

Other than current annual salary of $88,000 for David Ly and Luz Berg and $35,200 for Bob Brilon, no other additional compensation or cash will be payable to directors and executive officers following the Merger.

Federal Income Tax Considerations

The following discussion summarizes the material Federal income tax consequences of the Merger.  The discussion does not address all aspects of Federal income taxation that may be relevant to particular shareholders and may not be applicable to shareholders who are not citizens or residents of the United States, or who will acquire their Charmed shares pursuant to the exercise or termination of employee stock options or otherwise as compensation, nor does the discussion address the effect of any applicable foreign, state, local or other tax laws.  Except as otherwise noted, this discussion assumes that shareholders hold their Iveda shares as capital assets within the meaning of Section 1221 of the Code. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

In the opinion of Iveda's tax counsel Bade & Baskin, PLC, the Merger of the Merger Sub with and into Iveda pursuant to which the shareholders of Iveda will exchange their shares for shares of Charmed will, under current law, constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Charmed, Charmed Homes Subsidiary, Inc. and Iveda will each be a party to the reorganization within the meaning of Section 368(b) of the Code.  In rendering such opinion, counsel has relied upon written representations and covenants of Charmed and Iveda.  No ruling has been sought from the Internal Revenue Service as to the Federal income tax consequences of the Merger, and the opinion of counsel set forth below is not binding on the Internal Revenue Service or any court.

As a tax-free reorganization, the Merger will have the following Federal income tax consequences for Charmed, Iveda, and the shareholders of Iveda:

1.           No gain or loss will be recognized by holders of Iveda shares as a result of the exchange of such shares for Charmed shares pursuant to the Merger.

2.           The tax basis of the Charmed shares received by each shareholder of Iveda will equal the tax basis of such shareholder's Iveda shares exchanged in the Merger.

3.           The holding period for the Charmed shares received by each shareholder of Iveda will include the holding period for the Iveda shares of such shareholder exchanged in the Merger.

4.           Neither Iveda nor Charmed will recognize gain or loss as a result of the Merger.

Accounting Treatment of the Merger

The Merger transaction is a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets should be recorded.

Regulatory Requirements

There are no material federal or state regulatory requirements related to the Merger.

Appraisal Rights for Charmed Shareholders

No appraisal or dissenters rights will be available for Charmed shareholders as a result of the Merger.

Dissenters Rights as to Iveda Shares

The Washington Business Corporation Act ("WBCA") provides that if a shareholder in a corporation party to a merger follows specific procedures, the shareholder is entitled to be paid the fair value of his or her shares.  The following summarizes the procedures to be followed if an Iveda shareholder desires to be paid cash for his or her Iveda shares instead of receiving Charmed shares, and the procedures Iveda must follow to inform its shareholders of dissenters rights.  See Annex B (a copy of the relevant parts of the WBCA) for the details.  "You" refers to Iveda shareholders who desire to dissent and be paid the fair value of their shares.

•	You must not have voted in favor of the Merger Agreement and Merger through the written consent.

•
You must deliver a written demand for payment for your shares, together with your original stock certificate for all certificated shares and a certification of beneficial ownership (see the payment demand form attached to this information statement/prospectus as Annex C), to Iveda on or before ______, 2009.

Within 30 days after the later of the effective date of the Merger and the date on which Iveda receives a proper payment demand from a shareholder, Iveda will pay each dissenter who has complied with the WBCA the amount that Iveda has estimated to be the fair value of the shareholder's shares immediately before the first public announcement of the Merger (which occurred on November 17, 2008), plus any interest due.  If a shareholder who properly asserted dissenters rights is unsatisfied with the corporation's payment, the shareholder may submit the dissenter's own estimate of the fair value of the shares and demand payment of that amount, less amounts already paid to the dissenter by the corporation.  If the corporation does not agree with the shareholder's estimate of fair value, the corporation may start a court proceeding and ask the court to determine the fair value of the shares, with such an action required to commence within sixty days after receipt by the corporation of the dissenter's conflicting payment demand.  The court would appoint appraisers to determine fair value.  Dissenters will be entitled to judgment for the fair value of the shares, plus interest, less amounts already paid to the dissenters by the corporation, all as determined by the court.  Costs of the court proceeding, including appraisers, and attorney fees would be paid by the corporation, unless the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment, in which case the dissenters would be responsible to pay the costs of the court proceeding.

If more than one percent of the outstanding Iveda shares dissent, the Merger may not occur at the sole discretion of the Board of Directors.

The Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this information statement/prospectus as Annex A.  However, the foregoing description of the Merger Agreement does contain all of the material terms of the Merger Agreement and if specific material facts exist that contradict the representations, warranties or covenants contained in the Merger Agreement, Charmed has provided corrective disclosure in this information statement/prospectus and/or its other filings with the SEC.

OTHER ACTIONS APPROVED BY THE CHARMED SHAREHOLDERS

This information statement/prospectus is being mailed or furnished to the shareholders of Charmed in part in connection with the authorization of the corporate actions described below by Charmed's Board of Directors by unanimous written consent in lieu of special meeting as of November 21, 2008, and the approval of such corporate actions by the written consent, taken as of November 21, 2008, of those shareholders of Charmed entitled to vote at least a majority of the aggregate shares of Charmed's common stock, par value $0.00001 per share (the "Common Stock"), outstanding on such date. Shareholders holding in the aggregate 5,000,000 shares of Common Stock or 74.74% of the voting stock outstanding as of November 21, 2008 (the "Consenting Shareholders") approved the corporate actions described below. Accordingly, this information statement/prospectus is being furnished in part for the purpose of informing the shareholders of Charmed, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of this corporate action before it takes effect.

The Charmed Board and Consenting Shareholders have approved (1) Charmed's Amendment to its Articles of Incorporation, a copy of which is attached hereto as Annex D (the "Amended Articles"), to change Charmed's name to "Iveda Corporation" and (2) a reverse split of the Corporation's common stock whereby each two shares of issued and outstanding common stock as of December 5, 2008 shall be exchanged for one share of common stock.

Following the expiration of the twenty day (20) period mandated by Rule 14c-2(b), Charmed will file the Amended Articles with the Nevada Secretary of State and the reverse split will take effect. Charmed will not file the Amended Articles or effect the reverse split until at least twenty (20) days after the filing and mailing of this information statement/prospectus to its shareholders.  The Amended Articles will become effective when they are filed with the Nevada Secretary of State.

 Charmed will bear the entire cost of furnishing this information statement/prospectus to its shareholders. It will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement/prospectus to the beneficial owners of Charmed's common stock held of record by them.

 The Charmed Board has fixed the close of business on November 21, 2008 as the record date for the determination of Charmed shareholders who are entitled to receive this information statement/prospectus. There were 6,690,000 shares of Common Stock issued and outstanding on the record date.

Approval of the Amendment to the Articles of Incorporation

Description of the Amended Articles and Reasons for the Amendment

The Amended Articles make one change to Charmed's Articles of Incorporation – the change of Charmed's name to "Iveda Corporation."

The primary reason for the proposed name change was to comply with the terms of the Merger Agreement.   Under the Merger Agreement, as described in greater detail above, Charmed and Iveda have agreed, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to engage in a Merger whereby the Merger Sub will merge with and into Iveda, and as a result Iveda will become a wholly-owned subsidiary of Charmed.

Prior to the Merger, Charmed will engage in a 2 for 1 reverse split to reduce the number of outstanding shares of its common stock, and the two major shareholders of Charmed will sell 5 million pre-reverse split shares of Charmed's common stock to Iveda.

As part of the Merger, the Corporation has agreed to change its name to "Iveda Corporation" and the Amended Articles will accomplish this.  The Corporation intends to wait until the closing of the Merger to file the Amended Articles, and in the event the Merger does not close, the Corporation will keep its existing name.

After the filing of the Amended Articles with the Secretary of State of the State of Nevada, Charmed will cease use of the name Charmed Homes Inc.  Charmed will then use the name Iveda Corporation.

Vote Required

NRS 78.390 provides that every amendment to Charmed's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of shareholders entitled to vote on any such amendment. Under Charmed's Articles of Incorporation and Bylaws now in effect, an affirmative vote by shareholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend Charmed's Articles of Incorporation. NRS 78.320 provides that, unless otherwise provided in Charmed's Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding the voting power required to take such action at a meeting.  Charmed's Articles of Incorporation and Bylaws permit the taking of action by written consent.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes described above, Charmed's Board of Directors voted to utilize the written consent of the holders of a majority of Charmed's voting stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

Pursuant to NRS 78.385, NRS 78.390 and Charmed's current Articles and Bylaws, the affirmative vote of the holders of a majority of Charmed's outstanding voting stock is sufficient to amend Charmed's Articles of Incorporation as described above, which vote has been obtained by written consent of the Consenting Shareholders.

Effective Date

Under applicable federal securities laws, the Amended Articles cannot be effective until at least 20 calendar days after this information statement/prospectus is distributed to Charmed's shareholders. The Amended Articles will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after this information statement/prospectus is mailed to Charmed's shareholders, subject to change to a later date based on when the Merger closes.

Dissenters Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the above-described amendment to Charmed's Articles of Incorporation.

Approval of the Reverse Stock Split

 General

The Board of Directors and Consenting Shareholders have approved a reverse stock split of our common stock at a ratio of one-for-two. Pursuant to the reverse split, each outstanding two shares of common stock will be combined into and become one share of common stock, without any change in the number of authorized shares of our common stock.

As of December 5, 2008, we had 6,690,000 shares of common stock issued and outstanding. Based on the number of shares of our common stock issued and outstanding as of December 5, 2008 (the record date for the reverse split under applicable Nevada law), immediately following the completion of the reverse stock split, we would have 3,345,000 shares of common stock issued and outstanding.

Purpose of the Reverse Split

The primary purpose for effecting the reverse split is to comply with the terms of the proposed Merger as described above.

However, even in the event that the Merger does not occur, the Board believes that the reverse split is in the best interests of Charmed and its shareholders, as it will provide additional flexibility for any future merger, exchange or acquisition.  A reverse stock split may also have a favorable effect on the trading price of our common stock on the OTC Bulletin Board.

In evaluating whether or not to authorize the reverse split, in addition to the considerations described above, the Board of Directors also took into account various negative factors associated with a reverse stock split. These factors include:

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

•	the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels;

•	the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and

•	the costs associated with implementing a reverse stock split.

Shareholders should recognize that if a reverse stock split is effected, they will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to the reverse stock split divided by two). The reverse stock split may not increase the per share price of our common stock in proportion to the reduction in the number of shares of our common stock outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If the per share price of our common stock declines following the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split. In addition, the reverse stock split will likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales.

The Board of Directors considered all of the foregoing factors, and determined that the reverse stock split is in the best interest of Charmed and its shareholders.

Principal Effects of the Reverse Split

General
Our common stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act.

Number of Shares of Common Stock and Corporate Matters
When implemented, the reverse split will have the following effects on the number of shares of common stock:

•	each two shares of our common stock owned by a shareholder immediately prior to the reverse stock split would become one share of common stock after the reverse stock split;

•	the number of shares of our common stock issued and outstanding would be reduced from 6,690,000 shares to 3,345,000 shares; and

•	the number of authorized shares of our common stock would remain at 100 million shares.

After effectuating the reverse split, we will have approximately 96,655,000 shares of authorized but unissued shares of common stock. The authorized and unissued and unreserved shares would be available from time to time for corporate purposes including issuances upon the closing of the Merger, raising additional capital by means of sales of stock or securities convertible into common stock, acquisitions of companies or assets, or other strategic transactions. If we issue additional shares, the ownership interests of holders of our common stock may be diluted.

The reverse stock split will affect all of our common shareholders uniformly and will not change the proportionate equity interests of our common shareholders, nor will the respective voting rights and other rights of shareholders be altered.

Fractional Shares
If the reverse stock split results in some shareholders receiving fractional shares, fractional shares will be issued. Charmed will not make any cash payments in lieu of the issuance of fractional shares.

Effect on Shares Held in Street Name
We intend to treat shareholders holding our common stock in "street name," through a bank, broker, or other nominee, in the same manner as registered shareholders whose shares are registered in their names when effecting the reverse stock split. Banks, brokers, or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in "street name." However, these banks, brokers, or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-Entry" Shareholders
Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have share certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you hold registered shares in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares.

•	If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares
Some registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. No new shares in book-entry form will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. At any time after receipt of your statement reflecting the number of shares registered in your book-entry account, you may request a share certificate representing your ownership interest.

Accounting Matters
The reverse stock split will not affect the par value of Charmed's common stock.  As a result, the stated capital attributable to Charmed's common stock on Charmed's balance sheet will be reduced proportionately based on the reverse stock split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Prior periods' per share net income or loss and net book value amounts will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect
The proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Charmed with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of Charmed, other than the proposed Merger.

Procedure for Effecting Exchange of Stock Certificates

Charmed's transfer agent, Securities Transfer Corporation, will act as exchange agent for purposes of implementing the exchange of stock certificates or updating ownership amounts, the latter for those "book entry" shareholders, and is referred to as the "exchange agent." As soon as practicable after the effective time of the reverse split, a letter of transmittal will be sent to shareholders of record as of December 5, 2008 for purposes of surrendering to the exchange agent certificates representing pre-reverse stock split shares in exchange for certificates representing post-reverse stock split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time, any certificates formerly representing pre-reverse stock split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-reverse stock split shares. SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO. For shareholders who hold registered shares in a book-entry form, at the effective time, the transfer agent will update your ownership amounts on our books and a transaction statement will automatically be sent to your address of record indicating the number of shares you hold. No action need be taken to receive your post-reverse stock split shares.

No Appraisal Rights

Under the laws of Nevada, shareholders will not be entitled to exercise appraisal rights in connection with the reverse stock split.

United States Federal Income Tax Consequences

IN ACCORDANCE WITH 31 C.F.R. § 10.35(B)(5), THE DISCUSSION OF THE TAX ASPECTS PROVIDED HEREIN HAS NOT BEEN PREPARED, AND MAY NOT BE RELIED UPON BY ANY PERSON, FOR PROTECTION AGAINST ANY FEDERAL TAX PENALTY. EACH SHAREHOLDER SHOULD SEEK ADVICE BASED ON THE PROSPECTIVE SHAREHOLDER'S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of the material United States federal income tax consequences of the reverse stock split applicable to beneficial holders of shares of Charmed common stock. This summary addresses only such shareholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular Charmed shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. Charmed has not and will not seek a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the reverse split. Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and there can be no assurance that such income tax consequences, if challenged, would be sustained.

Subject to the statements made above, the United States federal income tax consequences of the reverse stock split may be summarized as follows:

•
 The reverse stock split would qualify as a tax-free recapitalization under the Internal Revenue Code. Accordingly, a shareholder will not recognize any gain or loss for United States federal income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

•
 The shares of post-reverse stock split common stock in the hands of a shareholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse split common stock held by the shareholder immediately prior to the reverse stock split.

•	A shareholder's holding period for the post-reverse stock split common stock will include the holding period of the pre-reverse split common stock exchanged.

Vote Required

NRS 78.2055 provides that any decrease in the number of issued and outstanding shares of stock without a corresponding decrease in the number of authorized shares of stock shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of shareholders entitled to vote on any such amendment. Under Charmed's Articles of Incorporation and Bylaws now in effect, an affirmative vote by shareholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to approve the reverse stock split. NRS 78.320 provides that, unless otherwise provided in Charmed's Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by shareholders holding the voting power required to take such action at a meeting.  Charmed's Articles of Incorporation and Bylaws permit the taking of action by written consent.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the reverse stock split described herein as early as possible in order to accomplish the purposes described above, Charmed's Board of Directors voted to utilize the written consent of the holders of a majority of Charmed's voting stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

Pursuant to NRS 78.2055 and Charmed's current Articles and Bylaws, the affirmative vote of the holders of a majority of Charmed's outstanding voting stock is sufficient to approve the reverse stock split as described above, which vote has been obtained by written consent of the Consenting Shareholders.

Effective Date

Under applicable federal securities laws, the reverse split cannot be effective until at least 20 calendar days after this information statement/prospectus is distributed to Charmed's shareholders.

Costs

Charmed will pay all costs associated with the distribution of this information statement/prospectus, including the costs of printing and mailing.  Charmed will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement/prospectus to the beneficial owners of Charmed's common stock.

Record Date

The close of business on November 21, 2008 has been fixed as the record date for the determination of shareholders entitled to receive this information statement/prospectus.

Outstanding Shares and Voting Rights

On November 21, 2008 (the "Record Date"), Charmed had 6,690,000 shares of common stock, $0.00001 par value, outstanding.  Holders of these shares would have been entitled to vote if a meeting was required to be held.  Each share of Charmed's common stock is entitled to one vote.  The outstanding shares of common stock at the close of business on the Record Date were held by approximately 55 shareholders of record.

Material Terms of the Common Stock

The authorized Common Stock of Charmed consists of 100,000,000 shares, par value $0.00001.  The holders of shares of Common Stock are entitled to one vote for each share held of record on each matter submitted to shareholders.  Shares of Common Stock do not have cumulative voting rights for the election of directors.  The holders of shares of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends, although Charmed does not intend to declare any dividends for the foreseeable future.  The holders of shares of Common Stock do not have any preemptive rights to subscribe for or purchase any stock or other securities of Charmed and have no rights to convert their Common Stock into any other securities.  On liquidation, holders of shares of Common Stock are entitled to receive pro rata all of the assets of Charmed available for distribution to shareholders.

ACTION BY WRITTEN CONSENT IN LIEU OF SPECIAL MEETING OF THE CHARMED
SHAREHOLDERS

We are not asking you for a proxy and you are requested not to send us a proxy.

Items of Business

In lieu of a special meeting, Charmed shareholders holding a majority of Charmed's common stock considered and voted upon the proposals to approve and adopt the Articles of Amendment to change Charmed's name to "Iveda Corporation" and to approve the reverse stock split using a written consent.

Recommendation of the Charmed Board of Directors

After careful consideration, the Charmed Board of Directors unanimously determined that the Merger, name change and reverse stock split are each advisable, and are fair to and in the best interests of Charmed and its shareholders and unanimously approved the Merger Agreement, name change and reverse stock split.  The Charmed Board of Directors recommended that Charmed shareholders vote "FOR" the proposals to approve and adopt the Articles of Amendment to change Charmed's name to "Iveda Corporation" and to approve the reverse stock split using a written consent.  No approval of the Charmed shareholders was needed to approve the Merger, which was approved both for Charmed and the Merger Sub by the Charmed Board of Directors.

Method of Voting; Record Date; Stock Entitled to Receive Notice

No vote of the Charmed shareholders is being sought at a meeting.  Approval of the name change and the reverse stock split was obtained by written consent in lieu of holding a special meeting.  Only shareholders of record of Charmed at the close of business on November 21, 2008, the record date for the Charmed consent in lieu of special meeting, are entitled to receive notice of the consent in lieu of special meeting.  On the record date, approximately 6,690,000 shares of Charmed common stock were issued and outstanding.

Required Vote

See pages 39 and 43 above for the vote required to approve the name change and reverse split.

Share Ownership of Charmed Directors and Executive Officers

At the close of business on the record date for the Charmed written consent in lieu of special meeting, directors and executive officers of Charmed and their affiliates beneficially owned and were entitled to vote 74.74% of the 6,690,000 shares of Charmed common stock outstanding on that date.

Contact for Questions

Any Charmed shareholder who has a question about the Merger should contact:

Charmed Homes Inc.
60 Mt. Kidd Point SE
Calgary, Alberta  T2Z 3C5
Canada
Attention:  Ian Quinn, CEO
(403) 831-2202

Any Charmed shareholder who needs additional copies of this information statement/prospectus should contact Ian Quinn as described above.

CONSENT IN LIEU OF SPECIAL MEETING OF IVEDA SHAREHOLDERS

We are not asking you for a proxy and you are requested not to send us a proxy.

Items of Business

In lieu of a special meeting, Iveda shareholders holding a majority of Iveda's common stock considered and voted upon the proposal to approve and adopt the Merger Agreement and approve the Merger using a written consent.

Recommendation of the Iveda Board of Directors

After careful consideration, the Iveda Board of Directors unanimously determined that the Merger is advisable, and is fair to and in the best interests of Iveda and its shareholders and unanimously approved the Merger Agreement.  The Iveda Board of Directors recommended that Iveda shareholders vote "FOR" the proposals to approve and adopt the Merger Agreement and approve the Merger.

Method of Voting; Record Date; Stock Entitled to Receive Notice

No vote of the Iveda shareholders at a meeting is being sought.  Approval of the Merger agreement and the Merger was obtained by written consent in lieu of holding a special meeting.

Only shareholders of record of Iveda at the close of business on January 8, 2009, the record date for the Iveda consent in lieu of special meeting, are entitled to receive notice of the consent in lieu of special meeting.  On the record date, approximately 8,774,304 shares of Iveda common stock were issued and outstanding.

Required Vote

Approval and adoption of the Merger Agreement and approval of the Merger required the execution of a written consent by the holders of a majority of the shares of Iveda common stock outstanding on the record date.

Share Ownership of Iveda Directors and Executive Officers

At the close of business on the record date for the Iveda written consent in lieu of special meeting, directors and executive officers of Iveda and their affiliates beneficially owned and were entitled to vote 63.9% of the 8,774,304 shares of Iveda common stock outstanding on that date.

Contact for Questions

Any Iveda shareholder who has a question about the Merger should contact:

Iveda Solutions
1201 South Alma School Road, Suite 4450
Mesa, AZ  85201
Attention:  Bob Brilon, Chief Financial Officer
(480) 307-8700

Any Iveda shareholder who needs additional copies of this information statement/prospectus should contact Luz Berg at (480) 307-8700 or send an e-mail to lberg@ivedasolutions.com.

INFORMATION ABOUT CHARMED

Note -

All references in this "Information About Charmed" section of this information statement/prospectus to the terms "we", "our", "us", "Charmed" and the "Company" refer to Charmed Homes Inc.

Description of Business

Charmed previously engaged in the construction and marketing of custom homes in the Calgary area in Alberta, Canada.  During 2008, Charmed completed construction of its first such home and sold this home.  Due to downturns in the housing market in Calgary and a lack of available funding, Charmed decided to cease operations following the sale of this single home.

Charmed was organized under Nevada law in 2006, its executive offices are located at 60 Mt. Kidd Point SE, Calgary, Alberta, Canada T2Z 3C5 and its telephone number is (403) 831-2202.  Charmed has no operations and no employees as of the date of this information statement/prospectus.

Description of Property

Our office is located at 60 Mt Kidd Point S.E., Calgary, Alberta, Canada T2Z 3C5, where we use space owned by our President, Ian Quinn, under an informal oral agreement with Mr. Quinn. Our phone number is (403) 831-2202.

Legal Proceedings

We are not presently a party to any litigation.

Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters

See page 17 for this information.

Securities Authorized For Issuance Under Equity Compensation Plans

We do not have any equity compensation plans and accordingly we have no securities authorized for issuance thereunder.

Selected Financial Information

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Supplementary Financial Information

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information under this item.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This section, which is based on the Management's Discussion and Analysis section contained in our most recent annual report on Form 10-K for the fiscal year ended January 31, 2009 and our most recent quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2009, includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of the quarterly and annual report, as applicable. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development-stage corporation and at this point we have realized a nominal profit on our first project.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not purchased any contracts and only generated nominal revenues from the first development. We must raise cash from operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to continue our operations. Even with the money we raised from our public offering in 2007, we do not know how long the money will last.  Operations began after we raised the money from our public offering.

To meet our needs for cash in the past, we have raised money through the 2007 public offering.  We cannot guarantee that we will be able to stay in business now that operations have commenced. Further, if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from our public offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. We have used all of the cash raised from our public offering.   As we need more money, we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Operations to Date

With the success of our offering in 2007, we were able to begin our operations.  We established our office and acquired the equipment we needed to begin.  We did not hire any employees up to this point and our officers and directors are handling the administrative duties.

We located a suitable piece of land in order to start our first project.  The lot was acquired in the community of Lake Chaparral.

Once the land was located, we chose a home plan which best suited the property.  The blueprints were drawn up, specifications outlined and decisions on materials made.

Initial financing through the bank was avoided by obtaining an interest free loan of $25,000 from our President Ian Quinn.  The plot plan and blueprint were submitted to the developer of the subdivision and approvals were received.

The process of tendering out for construction was avoided by working with Shane Homes, who had all the suppliers and trades people in place.  Construction of the home was completed at the end of December, approximately three months earlier than expected.

The home was listed as soon as it was completed as it was decided that with the slowing in the market it would be best to market the home once it was showing its best.

The home is now sold, but with the significantly slower market in Calgary and area, it took much longer than expected to sell and we did not realize the profit we had anticipated. The sale of the home occurred on June 3, 2008.

Due to the state of the Calgary housing market, there is a tremendous amount of new home inventory available and house prices are dropping significantly. Therefore we have discontinued our operations in home building and have suspended operations.

Future Operations

Because of the change in the economy, we believed that it was in the best interests of our shareholders to change our business course, and thus we entered into the Merger Agreement described elsewhere in this information statement/prospectus.

Limited Operating History; Need For Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We have generated only minimal revenues from the sale of a single home. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on June 27, 2006 to January 31, 2009
During this period we incorporated the company, hired the attorney, and hired the auditor for the preparation of our Form SB-2 registration statement which was declared effective on April 26, 2007. We have also completed and sold our first house. Our loss since inception is $105,956 of which $88,371 is for professional fees; $15,500 is for donated rent and services; $3,456 is for filing fees and general office costs; $1,320 is for property tax and utilities and $12,376 is for foreign exchange loss. We have changed our proposed business operations and will continue to complete the merger with Iveda Corporation.

Since inception, we have issued 5,000,000 shares of common stock to our officers and directors for cash proceeds of $5,000.  In August 2007, we completed our public offering by selling 1,690,000 shares of common stock and raising $169,000.

From Inception on June 27, 2006 to April 30, 2009
During this period we incorporated the company, hired the attorney, and hired the auditor for the preparation of our registration statement. We have also completed and sold our first house. Our loss since inception is $121,312 of which $102,215 is for professional fees; $17,000 is for donated rent and services; $3,468 is for filing fees and general office costs; $1,320 is for property tax and utilities and $12,376 is for foreign exchange loss. We have changed our proposed business operations and will continue to complete the merger with Iveda Corporation.

Since inception, we have issued 5,000,000 shares of common stock to our officers and directors for cash proceeds of $5,000.  On August 2007, we completed our public offering by selling 1,690,000 shares of common stock and raising $169,000.

Liquidity and capital resources

On June 15, 2006, we issued 5,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock. In August, 2007, we also issued 1,690,000 shares of common stock to 54 individuals. This was also accounted for as a sale of common stock.

As of April 30, 2009, our total assets were $83,531 comprised of $83,531 in cash and our total liabilities were $13,843, comprised of accounts payable of $13,843.

On June 3, 2008, we sold our real property for consideration of CDN$510,000.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events”. SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued or available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009. Management is currently evaluating the impact of this statement.

In April 2009, the FASB issued SFAS No. 164, “Not-for-Profit Entities: Mergers and Acquisitions”. SFAS No. 164 provides guidance on accounting for a combination of not-for-profit entities, which is a transaction or other event that results in a not-for-profit entity initially recognizing another not-for-profit entity, a business, or a non-profit activity in its financial statements. It is effective for financial statements issued for fiscal years beginning after December 15, 2009. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. Effective February 1, 2009, the Company adopted SFAS No.163 . The adoption of SFAS No. 163 did not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Effective February 1, 2009, the Company adopted SFAS No. 161. The adoption of SFAS No. 161 did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No.51”. SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. Effective February 1, 2009, the Company adopted SFAS No. 160. The adoption of SFAS No. 160 did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. This statement replaces SFAS No. 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS No. 141 (revised 2007) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS No. 141 (revised 2007) also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. Effective February 1, 2009, the Company adopted SFAS No. 141. The adoption of SFAS No. 141 did not have a material effect on the Company’s financial statements.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this information statement/prospectus. Our financial statements for the period from inception to January 31, 2009, included in our most recent annual report and in this information statement/prospectus, have been audited by Manning Elliott LLC, Chartered Accountants, 701 West Georgia Street, Suite 1400, Vancouver, British Columbia V7Y 1C6.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Management of Charmed

Ian Quinn:  President, CEO, Director, CFO, CAO and Treasurer (age 36).  Ian Quinn has been our president, chief executive officer, treasurer, chief financial officer, chief accounting officer, and a member of our Board of Directors since our inception on June 27, 2006. Since July 2003, Mr. Quinn has been a real estate agent associated with Remax specializing in the sale of residential, rural and commercial real estate in the Calgary, Alberta area. From February 2001 to July 2003, Mr. Quinn was a member of the management team of Outlaws Nightclub in Calgary, Alberta, Canada. Mr. Quinn holds a diploma in General Arts and Sciences from Mount Royal College in Calgary, Alberta.

Kevin Liggins:  Secretary and Director (age 42).  Kevin Liggins has been secretary, and a member of our Board of Directors since our inception on June 27, 2006. Since February, 2003, Mr. Liggins has worked as a contractor specializing in residential renovations. From August 2000 to February 2003, Mr. Liggins was a team leader at All New Manufacturing, which engaged in the business powder coating steel products.

Management Contracts

Charmed has no employment agreements.

Executive Compensation

No compensation was paid to any of Charmed officers or directors since the inception of Charmed in 2006.

Security Ownership of Directors, Officers and Certain Beneficial Owners of Charmed

As of November 21, 2008, there were 6,690,000 common shares outstanding.  The following tabulates holdings of shares of the Company's common stock by each person who, as of November 21, 2008, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the Company individually and as a group.

SHARE OWNERSHIP AS OF NOVEMBER 21, 2008

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Owned(1)

Ian Quinn (CEO, CFO, Chairman) 60 Mt Kidd Pt SE Calgary, Alberta Canada T2Z 3C5	2,500,000	37.37%

Kevin Liggins (Secretary, Director) 1308 Bayside Ave. SW Airdrie, Alberta Canada T4B 2X4	2,500,000	37.37%

All Officers and Directors as a group (2 individuals)	5,000,000	74.74%

 (1)      Percentage ownership is based on 6,690,000 shares of Common Stock outstanding on November 21, 2008.

Certain Relationships and Related Transactions of Charmed

As a condition to the closing of the Merger, the 5 million pre-reverse split shares of common stock owned by Ian Quinn and Kevin Liggins will be purchased by Iveda for cash consideration of $200,000, payable in part prior to the closing of the Merger and in part following the closing.  After this sale of stock, Mr. Quinn and Mr. Liggins will not own any shares of Charmed stock.

In July 2006, we issued a total of 2,500,000 shares of restricted common stock to Ian Quinn, one of our officers and directors, in consideration of $2,500.00 and 2,500,000 shares of restricted common stock to Kevin Liggins, one of our officers and directors, in consideration of $2,500.00.

Ian Quinn, our president, loaned us the sum of $395,751 to pay for legal, accounting, building costs and other expenses. The amount due Mr. Quinn has been repaid.

INFORMATION ABOUT IVEDA

Note -

All references in this "Information About Iveda" section of this information statement/prospectus to the terms "we", "our", "us", "Iveda" and the "Company" refer to IntelaSight, Inc. dba Iveda Solutions.

General Information

The Company is a Washington corporation incorporated in January 2005.  Our principal executive offices are located at 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210.  Our telephone number is (480) 307-8700 and our website is located at www.ivedasolutions.com.  Information on our website is not a part of this information statement/prospectus.

Eide Bailly, LLP, an independent accounting firm, audited the Company's December 31, 2008 and 2007 financial statements.

Overview

Iveda Solutions provides remote video surveillance services and currently has clients in Arizona, California and Minnesota.  The Company offers a proactive security solution using network cameras, a real-time Internet-based surveillance system, and a remote surveillance facility with trained intervention specialists.  Based in Mesa, Arizona, Iveda Solutions' core monitoring service offers private and public entities what management believes to be a more affordable, reliable, and effective security solution than either security guards or closed circuit on-site monitoring.  The Company has provided security solutions to 42 customers, with over 263 cameras installed, 76 of which are being monitored and 8 of which are being hosted by Iveda Solutions in 18 properties, as of the date of this information statement/prospectus. The Company has recently opened its reseller distribution channel. Without active solicitation, Iveda Solutions has signed a net eight resellers and six independent agents in 2008. As of the date of this information statement/prospectus, the Company has signed a total of fifteen resellers and expects to partner with more in 2009.  These resellers and agents will assist Iveda Solutions in its marketing and customer service activities.

Iveda Solutions' real-time monitoring provides immediate response capabilities. The Company has already received publicity for stopping crimes in progress.  Subject to receipt of sufficient funding, Iveda Solutions plans to:

•	Support the field operations team.

•	Conduct regional marketing campaigns in the Company's existing markets, while strategically launching in other key markets.

•	Provide assistance to its growing reseller channel distribution to utilize resellers' camera installed base and increase the Company's remote monitoring subscribers.

•	Generate sufficient cash reserves to fund operations for at least 9 months.

•	Further develop Cerebro, the proprietary centralized security reporting system.

Management believes that its previous milestones of building a high caliber sales team, obtaining more monitoring equipment and bandwidth and making its employee salaries and benefits more competitive have been accomplished with the approximately $1.6 million raised by the Company since 2008.

Iveda Solutions specializes in providing integrated security services using a combination of network cameras, real-time Internet-based surveillance, and a remote monitoring facility with trained intervention specialists. Human monitors watch cameras in real time (with full-color, full-motion video, zoom capabilities, and camera position controls - via a Web browser and Internet connection), ready to assess any situation and act accordingly by contacting the police, notifying the property owner/manager, and/or speaking to a trespasser using Voice Over Internet Protocol for cameras supporting this feature. By watching customers' cameras in real-time as events are unfolding, the Company is able to notify the police or take other action more quickly than other companies that wait for an alarm to be triggered or only review tapes after-the-fact.

Historically, Iveda Solutions has derived revenues from equipment sales and installation, conversion of analog cameras to digital, maintenance contracts, and per hour, per camera service fees from remotely monitoring these cameras. Additional revenues are derived from hosting and data management and storage for certain customers that do not necessarily need real-time monitoring. The Company has grown only through direct sales of equipment and monitoring services through its two sales people (including our CEO).  In August of 2008, we hired three more sales people. Iveda Solutions intends to slowly transition its business model to sell its services predominantly through reseller distribution channels but in the interim will need to continue to rely on its sales staff for growth. Iveda Solutions' channel partners are expected to take over most of its equipment sales and installation functions, and help drive Iveda Solutions' recurring monitoring revenues.

Iveda Solutions continues to gain media coverage in its hometown area of Phoenix, Arizona, certain national trade magazines and online news sites.  Iveda Solutions' CEO currently sits on the board of several key organizations in the Mesa, Arizona public and business community.  This has helped create awareness for Iveda Solutions in the local area and initiate partnerships between Iveda Solutions and public agencies and private businesses.  It has also served as a first referral source and model for future public sector security projects nationwide.

Traditional security services are classified into two types: 1) electronic or non-human; and 2) security guard-based, comprised of humans patrolling a site and human surveillance via closed-circuit television (CCTV).  While the former is generally considered to be affordable to the greater market, the latter still remains rather expensive.  Several factors and market dynamics have led to demand for Iveda Solutions' products and services, including:

•	The recent wide-spread availability of high-bandwidth Internet connections (known as IP-based networks;

•	Drastic reductions in digital camera component costs; and

•	The introduction of innovative "smart scanning" software.

As a result of these dynamics, management believes that Iveda Solutions is able to offer a superior combination of human video monitoring and electronic security systems at a lower price than other currently available human-based security products.

Problems with Existing Systems

Electronic security tends to be extremely error prone.  False alarms are so prevalent that cities and counties have sued alarm companies for the unnecessary allocations of available resources.  When police officers have to be dispatched or re-directed to provide visual verification of a property that is emitting a false alarm, the cost in time and money becomes exorbitant.

While electronic security tends to be error prone, human security is often poorly trained and expensive.  Unless well-trained security guards are present, human security is not viewed as a credible counter threat to a potential crime.  While a security guard can give independent verification, cost can make guards prohibitive.  A single security guard cannot be in several locations at the same time, resulting in a need for multiple guards to cover the entire property, at a per guard cost of $15 to $26 per hour.

Traditional security companies are proving to be slow to adapt to high-tech, IP-based networks, simply because their core competency does not include the sophisticated software, servers, and Internet technology required. Companies that understand the technology are missing the knowledge of the security business and lack expertise in security systems design and the actual management of a crew of intervention specialists.

What management believes has been missing from the industry is a proactive security solution that will deter crime and help the police catch criminals in the act; not merely through using video data as an after-the-fact investigative tool for solving a crime. This security solution requires a company able to competently offer superior security systems and video communications via IP-based networks.

Business Strategy

Iveda Solutions' ability to execute its operating plan, and meet the market demand for its services, hinges on a few critical success factors.  Many of these the Company has already completed or is currently in the process of completing.

Status	Item
Complete	1. Prove working configuration of camera and networking equipment

Complete	2. Build relationships with multiple vendors of critical camera and networking equipment

Complete	3. Identify primary markets and customers; prove successful approach

Complete	4. Install several working sites for paying customers; begin generating revenue

Complete	5. Obtain initial funding for infrastructure, sales fulfillment, and continued growth

Complete	6. Obtain additional funding for infrastructure build out and hiring additional employees

Ongoing	7. Solicit strategic partners and technology partners that compliment Iveda Solutions' product offerings

Ongoing	8. Support existing channel partners and solicit new channel partners to resell Iveda Solutions' service offerings.

Ongoing	9. Implement marketing plan, increase sales force, initiate brand awareness and national recognition of Iveda Solutions

Upon funding	10. Develop vertical markets and deploy specialized applications

Upon funding	11. Further develop Cerebro, the internal event reporting database that manages the daily customer monitoring report and gathers statistical information regarding activities at customer sites

The Iveda Solution

Iveda Solutions provides remote, real-time monitoring of security cameras.  The Company's remote monitoring facility is operational 24/7 and houses its highly trained intervention specialists who monitor its customers' properties at any time they specify. Using sophisticated software, the Company's intervention specialists are there as events unfold and they can act accordingly on its customers' behalf. If a suspicious event is noted by an intervention specialist while monitoring a customer's cameras, the intervention specialist will assess the situation to determine if it is a normal activity for that property or not.  If it is not a normal activity, the intervention specialist can use Voice Over Internet Protocol (VOIP) to audibly ask the trespasser(s) to leave the property.  Intervention specialists can also call the police and the property manager for that property, depending on whether the situation is an emergency or not.  By watching a customer's cameras in real-time as events are unfolding, the Company is able to notify the police more quickly than other companies that wait for an alarm to be triggered or only review tapes after-the-fact.  The Company is also able to send police a link to the actual video footage, including the real-time footage, and police forces that provide their police officers with laptops and Internet access in their patrol cars are able to walk through the crime scene using the video footage immediately.

Benefits:

•
Proactive versus after-the-fact – With humans behind the cameras assessing situations in real-time, they can call the police when necessary to prevent a crime. Recorded video footage only helps to investigate after a crime has already been committed.

•	Daily Monitoring Report – Every morning, customers get an activity report in their email box, consisting of time-stamped video footage and a detailed description of events from the previous night.

•	Cost Savings - Savings of up to 75% are possible compared to traditional guard services.

•	Secure Data- The Company utilizes a third party, highly secure datacenter to process, store, and protect its customers' video footage.

•
Live Visual Verification – Several cities nationwide have adopted ordinances that impose a substantial fine for every false alarm. An alarm system may be declared a nuisance for excessive false alarms. Live video verification can reduce or even eliminate false alarms. With live video verification, police departments of some cities escalate response priority, depending on the seriousness of the event.

•	Redundancy – Video data are stored in the Company's datacenter, remote monitoring facility, and its customers' facilities.

Features:

•	Internet Access - Allows customers 24/7 secure Internet access to their cameras remotely.

•	Data Center – Iveda Solutions utilizes a third party data center housed in a blast-resistant concrete structure and equipped with emergency power.

•	VOIP – The Company can utilize voice-over-IP to allow a 1-way or 2-way communication between its intervention specialists and suspicious individuals on its customers' properties.

•	Camera Manufacturer Agnostic – The Company can monitor security cameras from the majority of manufacturers, whether analog or digital.

•	Carrier/ISP Neutral –The Company can work with customers' current Internet providers as long as minimum bandwidth requirements are met.

Network Camera IP-Based Technology.  Network camera IP-based technology is the soul of the Company's security solution. The cameras Iveda Solutions utilizes are not typical Web cams or CCTV. They are all mini computers with enabled Web servers.  Each camera has the capability of becoming its own Web site on the Internet, which allows the Company's monitoring specialists to log into each camera and control the cameras' operation.  When combined with "PTZ" (pan, tilt, zoom) cameras, the monitoring specialist can make the camera pan, tilt, zoom or rotate as needed remotely. Clients can also log into each camera through the Company's web access tool, and can view the images real-time, 24/7.  The software that powers the camera technology is open source, which allows Iveda Solutions to develop unique applications in the future to service a wide variety of industries and clients.

Security.  Iveda Solutions anticipates its customers' video networks, which will include a variety of public sector security applications, will be high-value targets for criminals.  As a result, the Company's network security standards must be and are very high, meeting standards used by banks in providing online banking services.  Iveda Solutions utilizes Netscreen, which provides a secured infrastructure, including virtual private networks, firewalls, and security network appliances.  Iveda Solutions plans to continue to develop and improve its network security protocol as it rolls out new applications of its services. Of course, any network security measure can fail, and any security breach could result in significant liability for Iveda Solutions.

Remote Monitoring Operations Center.   Iveda Solutions' 24-hour remote monitoring facility is the nerve center of its unique IP-enabled services. The Company has been monitoring cameras since 2005 and has proven the effectiveness, robustness, and reliability of its service during this time period.  This is evidenced by the Company's customer retention rate of over 90%. Some of the operational features of the facility include:

• Rapid visual verification to every alert

• Full escalation to the police

• Automatic notification to clients of serious incidents

• Full audit trail including date and time stamped images of every incident securely stored

• Images can be used for evidence in court

• Regular updated site details

• Specially-trained intervention specialists

• Direct visual link can be sent via email to police instantly

• Can receive alerts from other broadband connections

Below is a diagram of how the Iveda Solutions system works.

Order Fulfillment

Our relationship with our customers begins with an initial consultation to determine the potential customers' needs and is followed by an equipment and service proposal. Our customers then sign contracts with us that allow us to provide ongoing electronic security system monitoring and maintenance services after the installation of an electronic security system. Most of the monitoring and service we provide is covered by annual contracts with automatic renewal provisions, providing a source of recurring monthly revenue. Customers may also purchase an extended service protection plan, which covers the costs of normal repairs of the security system and which is billed along with the monitoring charges. Sales orders are filled on three fronts: 1) equipment; 2) installation; and 3) services.

Equipment. Three large, stable distributors of specialized IP-based camera equipment are presently supplying all of Iveda Solutions' camera requirements. Anixter, Scansource, and Ingram Micro are international distributors, carrying a considerable amount of equipment inventory with a typical lead time of 1 to 2 weeks. Network computer equipment is sourced through Dell and other distributors; Iveda Solutions has an established business lease program with Dell.

Installation.  In addition to Iveda Solutions' own field installers for networking equipment, Iveda Solutions has partnered with electrical contractors in Arizona and California to supply electrical installation, cabling, and professional mounting services for camera houses.  As the Company grows its reseller distribution channels, both equipment and installation fulfillment will be borne increasingly by the resellers.  Iveda Solutions will likely continue to provide sales and installation to specific industries, for specific applications or to large accounts to which it deems necessary or particularly profitable to do so.

Services.  Information services, video access services, customer service, customer support, and live camera monitoring are all provided by Iveda Solutions employees.

Pricing Strategy

Iveda Solutions' remote monitoring solution provides a less expensive alternative to live human security guards and CCTV.  Iveda Solutions can affordably upgrade a standard CCTV system to an Internet-based surveillance system, through digital conversion.  As a result of all of these factors, Iveda Solutions has removed several cost barriers for its customers, including:

•	Reduced false alarm costs that are historically high for alarm-based security solutions.
•	No costly Virtual Private Network (VPN) required to link multiple cameras.
•	Integrating the customer's existing cameras into its solution, reducing the high cost of purchasing and installing new cameras.
Iveda Solutions has developed a pricing model for its products and services that will allow its resellers an attractive profit margin from residual revenues while allowing the Company to garner around a 60% profit margin.

Equipment Sales and Installation.  Iveda Solutions has historically realized a gross margin of 15% to 40% on equipment sales. We do not manufacture any of the components used in our electronic security services business. Due to the general availability of the components used in our electronic security services business, we are able to obtain the components of our systems from a number of different sources and to supply our customers with the latest technology generally available in the industry. We are not dependent on any single source for our supplies and components and have not experienced any material shortages of components in the past.

Iveda Solutions charges labor for installation at $150 per hour plus travel expenses if the Company is directly installing products and not using a reseller.  The Company utilizes the services of electrical contractors to assist in the physical camera installation. Their fees are passed on to the customer at cost.

Remote Monitoring and Web Hosting.  Iveda Solutions has historically implemented pricing for remote monitoring and Web hosting at approximately 60% gross margin based on current infrastructure costs and the cost of staffing the monitoring facility 24/7. Gross margin may improve with software enhancements to enable intervention specialists to monitor more cameras at the same time, and when the cost of bandwidth drops with increased usage. Iveda Solutions plans to compensate intervention specialists well in order to attract and retain high-quality and loyal employees, thus reducing the cost of turnover and training.  Iveda Solutions also expects to open a large remote monitoring facility in a less expensive part of the country in the next 1-2 years, which may reduce costs.

Video Data Storage.  Seven days of video storage is provided free of charge with real-time monitoring.  The customer pays a minimal fee for each additional day of storage.  Although historically this service has had a very high gross margin of 97%, with the implementation of our revised reseller distribution channel marketing plan the total gross margins realized by the Company will be closer to 60%.

Maintenance Agreement.  Iveda Solutions charged an additional 25% of the total equipment cost for an optional maintenance contract, payable upfront. Iveda Solutions' maintenance agreement would cover what is not covered by the camera manufacturer's 3-year warranty.  Government customers typically request this contract.  Historically, the Company has not actively marketed this service and has minimal maintenance contracts in place as of the date of this information statement/prospectus. Management has now decided to discontinue this service because of our plans to channel equipment sales and installation to our resellers.

Government Contracts

The Company plans to seek government contracts for its products and services.  These contracts are typically awarded through a competitive bid process. We intend to grow our business in part by obtaining new government contracts through the competitive bidding process.

Certain agencies may also permit negotiated contracting. Contracts awarded through a competitive bidding process generally have lower profit margins than negotiated contracts because in a competitive bidding process bidders compete predominantly on price. The Federal government is the largest procurer of products and services in the world, and the Federal contract market may provide significant business opportunities for the Company.

Private Sector Contracts

Private sector contracts can be awarded through either a competitive bidding process or a negotiating process. Unlike government contracts, the terms of private sector contracts can vary based on individual client situations. Price is not the only key element in winning contracts with this market segment. Other elements such as service quality, responsiveness and various peripheral services come into consideration. We believe that the private sector represents our largest growth potential. Private sector customers generally privately negotiate contracts for such services, resulting in contracts with higher profit margins because price is not always the primary basis for competition.

Sales and Marketing

Iveda Solutions' customers currently include multi-location auto auction lots, police departments, storage facilities, home owners associations, gated communities, housing developments, schools, food processing plants, and parks. The recent DHS surveillance upgrade and expansion project was awarded to Iveda Solutions by the Glendale, CA Police.  Iveda Solutions vied for this project against larger and more established companies.

Major monitoring customers and their approximate percentages of monthly total remote monitoring revenue as of the date of this information statement/prospectus include:

•	Insurance Auto Auction* (6 locations out of 100+) – 54%

•	Leisure World – 7%

•	Farnsworth Realty – 7%

•	Pacific Coast Producers (Lodi and Oroville, CA) –2%

•	Sunol Golf Course – 2%

•	Sunland Storage – 2%

•	City of Mesa Parks and Recreation Dept. – 2%

*Each location signs separately with Iveda Solutions. Each IAA location is an independent account and not part of a master agreement.  Taken individually, only one IAA location (N. Hollywood) resulted in over 10% of total revenue in 2008.

There are a large number of industries that could potentially benefit from Iveda Solutions' monitoring solution.  As Iveda Solutions grows and increases public awareness of its monitoring services, the Company believes that it will acquire customers from a wide variety of industries.

Iveda Solutions' past product installation customers, some of which receive periodic monitoring of their cameras by the Company as of the date of this information statement/prospectus, include:

•	Glendale Police, CA

•	Town of Florence Police, AZ

•	Calexico Police, CA

•	U.S. Department of Health & Human Services

•	Prescott Unified School District

•	Days Inn Tucson

•	One N. Macdonald Center

•	East Valley Tribune/Downtown Mesa

•	Schuck and Son Construction

•	Fleming West

Market Segmentation

Iveda Solutions views the following as its primary target markets:

•	Monthly subscribers who wish to save on traditional security services.
•	Customers who wish to integrate or Iveda-enable an existing simple system to a remote monitoring system.
•	Real-time, in-vehicle streaming video accessibility for operational efficiency for transportation management and traffic safety.
•	Day care centers who wish to integrate a subscriber based model for parents to be able to monitor their children from wherever they are.
•	Educational institutions that want to integrate monitoring systems in their facilities.
•	Security and remote monitoring of school playground areas, corridors, halls and classrooms, as security of buildings themselves.
•
Broadcasting – Customers who wish to integrate a pay per view model, or just the simple ability to web cast an event. For example: school play, a nursery in a hospital, nursing home watch, auto mechanic garage, reality TV show, building construction, behind the scenes: NFL, NHL, NBA, etc.

Marketing Strategy

Iveda Solutions' marketing strategy is being implemented in phases.  The reputation of the Company is now being spread primarily by word-of-mouth.  While this is not the fastest marketing methodology, it still remains the most credible. Future marketing and sales efforts are expected to focus on geographical regions where the Company has sales personnel presence, while exploring opportunities presented by current customers with presence in multiple regions of the country.

Iveda Solutions has launched a public relations campaign within its existing markets. First, the Company will seek to establish a foothold within the security industry, with key security industry analysts and influencers being briefed on Iveda Solutions and its unique security solution.  A TV advertising campaign ran in the Phoenix metro area in November 2008, and ran again in January 2009.  A print advertising campaign in key industry publications to support the Company's public relations efforts has also been launched.  Online marketing is also being utilized, including search engine optimization of our website, Google AdWords, and streamlining online user experience on our website, clarifying our messaging and creating a more compelling content.

Where it is not cost-prohibitive, outdoor advertising in strategic locations is utilized. A full mass media advertising campaign is not planned until national presence is achieved. In addition, the Company plans to attend major industry functions and pursue various key speaking opportunities to further spread the value and unique selling proposition of the Company. Our marketing efforts commenced in November 2008 have generated local broadcast news (ABC 15) coverage, featuring an interview with our CEO, coverage in the Arizona Republic newspaper and in Security Technology and Design (a monthly security trade magazine), and coverage on numerous news portals on the Internet.  Web traffic has increased by 231% over the month prior to the campaign launch.

Local and regional tradeshows are expected to play a major role in launching Iveda Solutions' service offerings and building the brand. The Company plans to attend various vertical tradeshows, where Iveda Solutions' services may be of high interest to both exhibitors and attendees, including construction, self-storage, hospitality, law enforcement, and government shows.

Finally, a marketing campaign is planned to target potential resellers of Iveda Solutions' monitoring services. As the reseller distribution channel matures, the Company's marketing strategy is expected to be increasingly concentrated on co-op programs, public relations, and branding instead of lead generation for its direct sales force. This strategy will mobilize resellers and utilize their existing installed base.

Sales Strategy

Currently, Iveda Solutions uses a sales team to generate all of its leads and sales. While the Company will continue to sell directly to end-users as opportunities arise, the Company is actively soliciting resellers to sell its hosting and remote monitoring services.  The Company believes that leveraging resellers' existing customer base, many of which already have cameras installed, will prove a more effective strategy to grow the number of cameras we host and monitor.  However, in the short-term, Iveda Solutions plans to continue to sell and install equipment to end-users while our resellers are completing training and contacting their customers, in order to generate revenue and grow our monitored camera base.  As Iveda Solutions signs reseller agreements with partners whose core businesses include equipment sales and camera installation, the Company hopes to be able to slowly divest itself from sales and installation and concentrate on generating recurring revenue streams through remote monitoring and other services.  While this represents the Company's overall business strategy, Iveda Solutions plans to retain its competency and oversight in these areas in order to train new resellers and to potentially retain certain equipment sales and installation contracts where it is beneficial to do so.

As its marketing campaign began, Iveda Solutions hired additional salespeople in Arizona to supplement its sales force, which now consists of five full-time salespeople along with the Company's CEO.  As part of its new staffing, Ray Palomaa joined the Company as Director of Sales. Mr. Palomaa is an industry insider with over 25 years of high-technology sales experience, most recently as Vice President of Sales at IQInvision, manufacturer of mega-pixel IP cameras. As a founding member of the company, he was instrumental in building IQInvision's reseller distribution channel to where it is today.

Reseller Distribution Channel.  Iveda Solutions has developed a reseller distribution channel which management believes will expedite securing a larger percentage of the market by leveraging its channel partners' customer base. This is also a potentially faster way to make Iveda Solutions a national remote monitoring service provider compared to relying solely on internal sales efforts. Integrators, whose main business is to install security cameras, will be primarily solicited as resellers. Management believes that with Mr. Palomaa's addition to the management team, by leveraging his industry knowledge and connections, the reseller distribution channel could become a successful strategy over any internal sales efforts.

The Iveda Solutions Reseller Program is designed to build a community of dedicated Iveda Solutions partners to help realize its vision, while providing them with additional revenue streams and boosting their competitive edge by offering a security solution that makes sense.  Iveda Solutions believes that the active partnerships between Iveda Solutions and its resellers will assist them in capturing market share before competitors are able to move into the market. The reseller retains all the revenues for equipment and installation and receives 10% to 25% discount off of MSRP from Iveda Solutions for reselling the Company's services.  The reseller may decide to attain an even higher margin by charging its customers above MSRP.

Resellers are responsible for any issues regarding equipment they installed, including but not limited to: equipment maintenance, replacement, and training. Iveda Solutions will only be responsible for remote monitoring issues. It is the reseller's responsibility to make sure that their installation is working properly to enable Iveda Solutions' remote monitoring services.

Direct sales activities will be minimized to large in-house accounts to minimize conflicts between the Company's direct sales force and resellers.

Reseller Benefits for Camera Installers:

•	Derive recurring revenue stream from offering a complimentary service for their line of security products, without having to build network infrastructure for remote monitoring.

•
Camera deployments are normally a one-time sell, until it is time for a replacement. With Iveda Solutions, installers can offer a new monitoring service to their installed base to generate additional revenue from existing customers.

Iveda Solutions has signed eight active resellers and six independent sales agents as of the date of this information statement/prospectus.  Although we began executing reseller agreements in April 2007, we focused our limited capital on direct sales instead as our limited resources did not provide us with sufficient capital to train and mobilize the resellers and therefore, no revenue was generated from any of these contracts until 2009.  With the new marketing manager and sales team, we were able to formalize and begin to complete training, created training materials, and can now manage our resellers and provide sales meeting assistance, especially during the early stages.  In the first quarter of 2009, we generated approximately $90,000 in equipment sales from reseller sales.

Strategic Partnerships

In addition to securing multiple vendors for the equipment necessary for system infrastructure, the Iveda Solutions team has established valuable strategic partnerships with three companies to assist Iveda Solutions in driving growth.  Iveda Solutions has partnered with more established companies that have begun to increase the skills and knowledge of Iveda Solutions in key vertical markets.

Pending Law Enforcement Contracts

Iveda Solutions has signed a major jurisdictional police department and a smaller agency in California as customers.  Landing these police department accounts has already opened doors for Iveda Solutions with other law enforcement agencies to implement Iveda Solutions' services.  The Company is in active negotiations with a number of police departments in Arizona and California.  Law enforcement and Iveda Solutions are actively discussing private business / public sector cooperation to enhance public safety and help the police become more efficient.  Iveda Solutions has already earned "preferred vendor" status from its existing police department customer as well as from the United States Department of Homeland Security (DHS).  Iveda Solutions was recently granted a Certificate of SAFETY Act Designation by DHS.  The SAFETY Act creates a system of "litigation management" for both Iveda Solutions and its customers by imposing important liability limitations for "claims arising out of, relating to, or resulting from an act of terrorism" where Iveda Solutions products and services have been deployed. This benefit covers all new customers and current customers dating back to January 1, 2005. Certification is required for the Company to be able to seek certain government contracts.

Other Information

Proprietary Rights.  We regard certain aspects of our internal operations, products and documentation as proprietary, and rely and plan to rely on a combination of patent, copyright and trademark laws, trade secrets, software security measures, license agreements and nondisclosure agreements to protect our proprietary information.  Some of the Company's existing and future proprietary information may not be patentable.  We cannot guarantee that our protections will be adequate, or that our competitors will not independently develop technologies that are substantially equivalent or superior to our system.

Nonetheless, the Company intends to vigorously defend its proprietary technologies, trademarks, and trade secrets.  The Company has generally and will in the future require existing and future members of management, employees and consultants to sign non-disclosure and invention assignment agreements for work performed on the Company's behalf.

We also intend to secure appropriate national and international trademark and copyright protections with the intention of prosecuting any infringements, although we have not historically sought any patent protection, but have solely relied on trade secrets, software security measures and nondisclosure agreements. The Company has recently received certificates of trademark registration for "Iveda Solutions," "Iveda," and the Company logo from the U.S. Patent and Trademark Office.

The Company has developed Cerebro, a proprietary software product used internally by the Company.  Cerebro allows the Company to manage and track all aspects of its remote monitoring service and generate reports on such items as daily monitoring, reported events, property and contact data, major incident tracking, intervention specialist performance tracking and service performance statistics.  It also allows employees to participate in internal messageboard communications.  The Company has historically relied on trade secret protection for Cerebro, but management may consider applying for patent or copyright protection for this database or related processes in the future.

We do not believe that our proprietary rights infringe the intellectual property rights of third parties.  However, we cannot guarantee that third parties will not assert infringement claims against us with respect to current or future technology or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation.  Furthermore, our proposed future products and services may not be proprietary and other companies may already be providing these products and services.

Government Regulation.  Various states within the United States require companies performing the type of work performed by us to be licensed.  We maintain active licenses in Arizona and California, and intend to seek licenses in other states as required.  Some states and local municipalities may also require companies that provide turnkey electronic security systems for commercial facilities to obtain and maintain special security licenses.

The process of obtaining specialty security licenses can be bureaucratic.  Obtaining new licenses typically requires that a test be taken in that state, if it requires a state license.  If a state license expires or is revoked for any reason, it could prevent us from being authorized to enter into a contract in that state.  If a local license expires or is revoked for any reason, we may be assessed a fine, depending on the delinquency in regard to that license.

Employees.  The Company has 19 full-time employees and 6 part-time individuals. Twelve were hired in 2008 using proceeds raised in 2008 through the Company's private offering, of which 4 are intervention specialists, 4 are in sales and marketing, 2 are in IT, and 2 are in administration.  The Company's future success will depend, in part, on its ability to attract, retain, and motivate highly qualified security, sales, marketing, technical and management personnel.  From time to time, the Company may employ independent consultants or contractors to support its development, marketing, sales and support and administrative needs.  The Company's employees are not represented by any collective bargaining unit.  Iveda Solutions estimates that successful implementation of its growth plan would result in up to 44 additional employees by the end of 2009, including 5 sales and marketing employees, 3 management employees, and 36 intervention specialists.

Our business is labor intensive and, as a result, is affected by the availability of qualified personnel and the cost of labor. Although the security services industry is generally characterized by high turnover, we believe our experience compares favorably with that of the industry. We have not experienced any material difficulty in employing suitable numbers of qualified personnel, and employee turnover is low.

We believe that the quality of our intervention specialists is essential to our ability to offer effective and reliable service, and we believe diligence in their selection and training produces the level of performance required to maintain customer satisfaction and internal growth. Our policy requires that all selected applicants for an intervention position with us undergo a detailed pre-employment interview and a background investigation covering such areas as employment and education. Personnel are selected based upon maturity, experience, personality, stability and reliability. We treat all employees and applicants for employment without unlawful discrimination as to race, creed, color, national origin, sex, age, disability, marital status or sexual orientation in all employment-related decisions. Our comprehensive training programs for our intervention specialists include initial training, on-the-job training and refresher training. Initial training explains the duties of an intervention specialist, report preparation, emergency procedures, ethics and professionalism, grounds for discharge, and basic post responsibilities. On-the-job training covers specific duties as required. A monthly meeting is held with all intervention specialists to discuss any problem areas, go over new techniques, and discuss tips for effective monitoring, providing further ongoing training.  Ongoing refresher training is given on an annual basis as the need arises as determined by the employee's supervisor or quality control personnel.

Insurance. We maintain insurance, including comprehensive general liability coverage, in amounts and with types of coverage that management believes to be customary in our industry. Special coverage is sometimes added in response to unique customer requirements. We also maintain compliance with applicable state workers' compensation laws. A certificate of insurance, which meets individual contract specifications, is made available to every customer.

Competition.  Management believes that Iveda Solutions remains the only company providing real-time video surveillance in the United States as of the date of this information statement/prospectus. Integrators and central monitoring companies, the Company's closest competitors, provide monitoring services based on electronic alarm triggers which generate a response time of often 6-10 minutes or more.  Iveda Solutions' niche in the security industry is its real-time video surveillance service.  Management believes the Company's monitoring facility provides a unique competitive advantage, as it is capable of performing real-time video surveillance for customers without triggering an electronic alarm that prompts an alarm company to log into a specific camera to view the potential breach.  Iveda Solutions believes that it is the only company offering this type of proactive video surveillance with a secure and redundant infrastructure.  Its unique integration of existing technologies allows the Company to offer what is believed to be an unprecedented real-time remote monitoring service.

Iveda Solutions' competitors can be categorized into two groups:  1) those that offer the services and technology that Iveda Solutions offers; and 2) those that are working towards offering the services and technology that Iveda Solutions offers.  Iveda Solutions differentiates between the two by using the following litmus test:

1.	Does the company offer IP-based cameras, recording, and views and management via the Web?
2.	Does the company install and maintain the equipment?
3.	Does the company offer camera monitoring and response without customer-triggered alarms?
Question three is very important. The majority of monitoring companies surveyed will not look at the camera monitor unless there has been an alarm triggered.  This is a reactionary form of security rather than a proactive form of security.  Iveda Solutions uses specialized software that brings a camera view into the foreground on the guard's monitor when movement or other specific criteria cause a particular camera to trigger.  The result is a proactive security monitoring system that can prevent a crime before it happens. This technology is reliable and offers configurable view-zones, programmable movement direction, and even pattern-recognition to a particular user.

Direct Competitors

The market has been responsive to Iveda Solutions' service offering because no other established company is offering a similar package of services at this time. Established security companies are missing either number 1 or 3 above. Therefore, based on Iveda Solutions' internal research and in management's opinion, the Company has no direct competitors at this time. Iveda Solutions defines "direct competitors" as companies offering real-time video surveillance services. Management's research to reach this conclusion included reviews of industry magazines and trade associations and interviews with key companies offering monitoring services.  However, management believes it will not take others long to begin offering services similar to those now offered by Iveda Solutions.

Indirect Competitors

Westec Interactive. Westec was founded in 1997 and is headquartered in Irvine, California. It currently has approximately 1400 retail stores as customers.  Its major markets include convenience stores, quick-service & casual dining restaurants, drug store chains, jewelry stores, specialty retail outlets and commercial facilities.  Westec is very strong in the convenience store niche. While its service is "interactive," it requires the customer to toggle a switch before live monitoring personnel can activate the system.

Smart Interactive Systems, Inc.  Smart Interactive Systems is a member of the Magal Group. Formed in 2001, Smart Interactive Systems seeks to capitalize on rapid advances in technology to design and deploy better security solutions.  Headquartered in Long Island City, NY, with three other offices in both the U.S. and Canada, Smart Interactive Systems offers digital video technologies and outdoor intrusion detection technologies for video security monitoring services. When it comes to general technology usage, this company offers similar services to Iveda Solutions in terms of surveillance and monitoring, however its system requires an alarm to be triggered before a video is sent to its central monitoring center.

Monitoring Partners.  Monitoring Partners is a privately-held company. The company provides video verification services from existing cameras and installation of new cameras. Alarms are transmitted with the signal and a variable amount of video from before during and after the alarm. The video is fully integrated in the central station allowing the operator to see what went on and make a real determination before dispatching. The operator has the capability to go live, but it is not a common practice at this time. The video is stored in the alarm log and available to the police, dealer or customer. It also allows customers to view live video from their cameras from a remote location.

Other Monitoring Companies Compared with Iveda Solutions
Features	Iveda Solutions	Westec	Smart Interactive	Monitoring Partners
Remote Monitoring	YES	YES	YES	YES
Real-Time Monitoring	YES	NO	NO	NO
Requires a customer to push a button or automatic alarm trigger.*	NO. Always watching.	YES	YES	YES
Applications beyond security	YES	NO	NO	NO
Allow customers view camera footage remotely	YES	NO	YES	YES

*An alarm needs to be triggered before someone looks at the camera views, either by the customer or automated alarm.

Iveda Solutions' system is adaptable and scalable to any market because its networked video system can be expanded by simply adding capacity, with no need to build expensive infrastructure for future expansion. The system also allows easy upgrades of existing analog systems to a digital system. The technology is self-reliant and does not require customers to alert Iveda Solutions prior to receiving any assistance. Iveda Solutions' intervention specialists can continuously monitor a customer location and can help prevent and warn of any potential incident rather than just respond after the fact. The Company's solution is practical because its system can isolate certain areas with heavy customer traffic conducting normal business; thus avoiding unnecessary camera views brought into the foreground on the monitor's screen caused by movement.

In addition, Iveda Solutions not only warns via live remote audio transmission, but also is able to dispatch the customer's security team or the police to abate any suspicious activity at a customer location.

Property

The Company's executive offices are located at 1201 S. Alma School Rd., Suite 4450, Mesa, Arizona 85210, where the Company currently leases approximately 3,667 square feet of office space for $8,592.62 per month from Mesa Financial Plaza Investors, LLC.  The lease expires in August of 2011.  The Company is not affiliated with its lessor.  Additional office space will be needed as additional employees are hired, and is currently available at this location.  The Company believes that its current facilities will be adequate until April 2010, at which time it may need to add additional space for remote monitoring stations.  The Company chose the building because it has the fiber necessary for the Company's projected bandwidth requirements and it has a lot of space available for additional remote monitoring stations.

The Company also signed a 3-year data center services agreement at a fourth-tier datacenter (highest industry rating) in Scottsdale, Arizona with a 99.99% uptime guarantee from i/o Data Center at a monthly rate of $6,100, that began on September 1, 2008.  The Company's lease at its prior data center expired in October 2008. The Company is not affiliated with its new lessor.

The Company's management believes that all facilities occupied by the Company are adequate for present requirements, and that the Company's current equipment is in good condition and is suitable for the operations involved.

Legal Matters

We are not a party to any material legal proceeding and to our knowledge, no such proceeding is threatened or contemplated.  At this time, we do not have any bankruptcy, receivership, or similar proceedings pending.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our audited and unaudited financial statements and associated notes appearing elsewhere in this joint information statement/prospectus.

Overview

IntelaSight, Inc. dba Iveda Solutions ("Iveda" or the "Company") began operations January 24, 2005. The Company installs video surveillance equipment, primarily for security purposes, and provides video hosting, archiving and real-time remote surveillance services to a variety of businesses and organizations.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated accumulated losses of ($2,968,820) through December 31, 2008.

A multi-step plan was adopted by management to enable the Company to continue to operate and begin to report operating profits. The highlights of that plan are:

•	A private placement memorandum was prepared to raise an additional $2,500,000 of equity. As of June 30, 2009, $736,000 was still to be raised.
•	Establish distributor networks with existing companies to create a reseller network to increase the scope of the Company's marketing activities with low cost to the Company.
•	The Company has entered into a merger agreement with a public shell company.

Application of Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations when such policies affect our reported or expected financial results.

In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

The material estimates for the Company are that of the stock based compensation recorded for options and warrants issued and the income tax valuation allowance recorded for deferred tax assets.

The fair values of options and warrants are determined using the Black-Scholes option-pricing model. The Company has no historical data on the accuracy of these estimates. The estimated sensitivity to change is related to the various variables of the Black-Scholes option-pricing model stated below.  The specific quantitative variables are included in the Notes to the Financial Statements.  The estimated fair value of options and warrants is recognized as expense on the straight-line basis over the options’ and warrants’ vesting periods. The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with the expected life, dividend yield, expected volatility, and risk free interest rate weighted-average assumptions used for options and warrants granted. Expected volatility was estimated by using the average volatility of three public companies offering services similar to the Company. The risk-free rate for periods within the contractual life of the option and warrant is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options and warrants is based on the average of three public companies offering services similar to the Company.

The income tax valuation allowance was increased to 100% of the deferred tax asset for the year ended December 31, 2008.  Management evaluated the current financial condition and recent inability to raise appropriate funds to assure the Company to continue as a going concern and concluded that the deferred tax asset was no longer more likely than not recoverable.

Impairment of Long-Lived Assets

We have a significant amount of property and equipment primarily consisting of leased equipment. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long Lived Assets, we review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying value of the assets exceeds their fair value.  We assess our assets on a quarterly basis to determine if they are subject to impairment and consider various factors which have changed during a given quarter.

Basis of Accounting

The Company's financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Revenue and Expense Recognition

Revenues from monitoring services are recognized when the services are provided. Expenses are recognized as incurred.

Revenues from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Accounts Receivable

The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of December 31, 2008 and 2007, no allowance for uncollectible accounts was deemed necessary.  The Company does not generally charge interest on past due receivables.

Income Taxes

Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents the Company's best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2008, the Company reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2008, and that benefits recorded in prior years would not be recognized.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The Company's 2005, 2006 and 2007 income tax returns are open to audit by the Internal Revenue Service. There are no uncertain tax positions that have been identified for those years, and accordingly, no liability has been recorded.

Stock-Based Compensation

On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment, which requires the recognition of an expense related to the fair value of stock-based compensation awards. The Company elected the modified prospective transition method as permitted by SFAS No. 123R. Under this transition method, stock-based compensation expense for the years ended December 31, 2008 and 2007 includes compensation expense for stock-based compensation granted on or after the date SFAS 123R was adopted based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2008 and 2007, were estimated using the "minimum value method" as prescribed by original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, therefore, no compensation expense is recognized for these awards in accordance with SFAS No. 123R.

New Accounting Standards

In May 2009, the FASB issued SFAS No. 165 “Subsequent Events”. SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued or available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009. Management is currently evaluating the impact of this statement.

In April 2009, the FASB issued three related FASB Staff Positions (“FSP”): (i) FSP FAS No. 115-2 and FAS No. 124-2, “Recognition of Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2 and FAS 124-2”), (ii) FSP FAS No. 107-1 and Accounting Principles Board Opinion (“APB”) No. 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1 and APB 28-1”), and (iii) FSP FAS No. 157-4, “Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4), which are effective for interim and annual reporting periods ending after June 15, 2009. FSP FAS 115-2 and FAS 124-2 amend the other-than-temporary impairment guidance in U.S. GAAP for debt securities to modify the requirement for recognizing other-than-temporary impairments, change the existing impairment model, and modify the presentation and frequency of related disclosures. FSP FAS 107-1 and APB 28-1 require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). We are currently evaluating the impact of adopting these Staff Positions, but we do not expect the adoption to have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141(revised 2007), “Business Combinations,” to increase the relevance, representational faithfulness, and comparability of the information a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R replaces SFAS 141, “Business Combinations” but, retains the fundamental requirements of SFAS 141 that the acquisition method of accounting be used and an acquirer be identified for all business combinations. SFAS 141R expands the definition of a business and of a business combination and establishes how the acquirer is to: (1) recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and is to be applied prospectively. Early adoption is prohibited. The adoption of SFAS No. 141 does not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” to improve the relevance, comparability, and transparency of the financial information a reporting entity provides in its consolidated financial statements.

SFAS 160 amends ARB 51 to establish accounting and reporting standards for noncontrolling interests in subsidiaries and to make certain consolidation procedures consistent with the requirements of SFAS 141R. It defines a noncontrolling interest in a subsidiary as an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 changes the way the consolidated income statement is presented by requiring consolidated net income to include amounts attributable to the parent and the noncontrolling interest. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary which do not result in deconsolidation. SFAS 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. SFAS 160 shall be applied prospectively, with the exception of the presentation and disclosure requirements which shall be applied retrospectively for all periods presented. The adoption of SFAS No. 160 does not have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement does not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of SFAS No. 161 does not have a material effect on the Company’s financial statements.

Results of Operations for the Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

Net Revenue. We recorded net revenue of $506,285 for the year ended December 31, 2008, compared to $544,259 for the year ended December 31, 2007, a decrease of $37,974 or 7%. The slight decrease is due to our focus on a longer term strategy which transitions us from direct selling to a reseller based program.  Revenues were primarily derived from our real-time surveillance and equipment sales and installation. In 2008, our recurring surveillance revenue was $353,738 or 70% of net revenue and our equipment sales and installation revenue was $147,377 or 29% of net revenue, compared to $298,413 or 55% of recurring service revenue and our equipment sales and installation revenue was $229,130 or 43% of net revenue in 2007. The percentage shift is due to our recurring revenue model. In 2008, we retained the same remote surveillance revenues from 2007 plus a 19% increase. Equipment sales and installation went down by 36% in 2008 compared to 2007 because we did not install as many cameras as we did in 2007.

Sales revenues were about 16% ahead through August 2008 compared to the same period in 2007. During the remainder of 2008, the Company hired a new sales team and focused on developing our reseller distribution channel program. We launched the program, actively recruited resellers, and trained them. These activities temporarily reduced our direct sales efforts, causing the reduction in sales during the fourth quarter of 2008. We believe that this long term strategy will allow us to leverage our resellers’ customer base to significantly increase the number of cameras we monitor. We believe that this is the best way to have a national salesforce without large overhead expenses. As resellers normally take time to mobilize and get familiar with our business, the Company is also pursuing direct sales until our resellers start bringing in sales.  Once the reseller channel is mobilized according to management's current expectations, management anticipates that equipment sales and installation revenue will be reduced significantly, and at that time Iveda intends to concentrate more exclusively on its core competency of providing video hosting and real-time surveillance services, which generate recurring revenues at historically higher margins than equipment sales and installation.

Cost of Revenue. Total cost of revenue was $357,184 for the year ended December 31, 2008, compared to $306,949 for the year ended December 31, 2007, an increase of $50,235 or 16%. The increase in cost of revenue to 71% in 2008 from 56% in 2007 was primarily due to significant additional internet protocol infrastructure including a tier 4, state of the art, data center with redundant power and abundance of relative bandwidth to support scalability of revenue and customer base growth. The total infrastructure cost in 2008 was $51,963 compared to $35,860 in 2007, an increase of $16,103 or 45%. The new data center will allow us to increase revenues more than 10 times before we need to add new space, with minimal incremental increases in cost of bandwidth and power as we increase customers and revenue. We anticipate higher gross margins as the infrastructure is more fully utilized. We anticipate that our gross profit as a percentage of revenue will fluctuate in future periods as we experience changes in the mix of revenue.

Operating Expenses. Operating expenses were $1,661,718 for 2008, compared to $701,135 for 2007, an increase of $960,583 or 137%. The increase in operating expenses was primarily related to additional personnel, issuance and vesting of stock options, increased occupancy costs related to new office space and professional fees.  The Company has put the proper personnel and infrastructure in place to support significant revenue growth without the addition of significant personnel.  Employee salary expenses were $1,014,248 in 2008 compared to $534,111 in 2007, an increase of $480,137 or 90%. The significant increase was due to two factors. New employees and increased salaries of employees who have been with the company since its founding days up to industry standard salaries. To accommodate new employees, expand the remote surveillance room, and plan for near-future growth, the Company significantly increased its office space. Rent expenses were $77,008 in 2008, up from $31,828 in 2007, an increase of $45,180 or 142%. The Company strategically chose a building equipped with fiber, necessary to bring large pipes for bandwidth and with enough space for expansion. Our accounting fees increased from $8,172 in 2007 to $85,196 in 2008, an increase of $77,024 or 943%. The Company hired an accounting firm to: prepare for an audit, prepare and file income tax returns, and work with the auditor in its entire audit process. The Company also hired an independent auditor in 2008 to audit our 2007 and 2006 financial statements.  Marketing expenses were $118,076 for 2008 compared to $23,474 in 2007, an increase of 400%, consisting primarily of marketing campaigns seeking to improve sales significantly.

Loss from Operations. As a result of the increases in operating expenses, loss from operations increased to $1,512,617 for the year ended December 31, 2008, compared to $463,825 for the year ended December 31, 2007, an increase of $1,048,792.

Other Expense-Net. Other expense-net was $29,810 for 2008 compared to $1,164 for 2007, an increase of $28,646. The increase in other expense-net is due to the increase in interest expense related to average convertible debt during 2008 and additional capital leases.

Net Loss. The increase of $1,818,478 or 644% in the net loss to $2,100,797 for the year ended December 31, 2008 from $282,319 for the year ended December 31, 2007 was primarily a result of increased operating expenses and decrease in gross profit.

The deferred tax asset that was on the books at December 31, 2007 was offset by a 100% or $558,370 provision/valuation allowance that was recorded as of December 2008 and contributed to a large portion of the net loss. We took into account the negative operating cash flows, an accelerated accumulated deficit, an increased net loss from prior periods, and increasing lease commitments, but most importantly our slower than anticipated revenue increases and inability to raise sufficient capital to fund operations at a level needed to support our infrastructure.  The same evaluation was performed for the December 31, 2007 financial statements.  Management determined that based on the internal forecasts for profitability and the then current history and ability to raise additional capital, the deferred tax asset at December 31, 2007 of $558,370 was more likely than not recoverable.

Results of Operations for the Three Months Ended March 31, 2009 Compared to the Three Months Ended March 31, 2008

Net Revenue. We recorded net revenue of $223,824 for the three months ended March 31, 2009, compared to $177,057 for the three months ended March 31, 2008, an increase of $46,767 or 26.4%. Revenues were primarily derived from our real-time surveillance and equipment sales and installation. In Q1 2009, our recurring service revenue was $92,269 or 41% of net revenue and our equipment sales and installation revenue was $131,556 or 59% of net revenue, compared to $85,267 or 48% of recurring service revenue and our equipment sales and installation revenue was $91,740 or 52% of net revenue in 2008.

Cost of Revenue. Total cost of revenue was $165,232 for the three months ended March 31, 2009, compared to $59,674 for the three months ended March 31, 2008, an increase of $105,558 or 177%. The increase in cost of revenue was primarily due to significant additional Internet protocol infrastructure including a tier 4, state of the art, data center with redundant power and abundance of relative bandwidth to support scalability of revenue and customer base growth.

Operating Expenses. Operating expenses were $568,966 for the three months ended March 31, 2009, compared to $215,437 for the three months ended March 31, 2008, an increase of $353,529 or 164%. The increase in operating expenses was primarily related to additional personnel, vesting of stock options, increased occupancy costs related to new office space and professional fees.

Loss from Operations. As a result of the increases in operating expenses, loss from operations increased to $510,374 for the three months ended March 31, 2009, compared to $98,054 for the three months ended March 31, 2008, an increase of $412,320 or 420%.

Other Expense-Net. Other expense-net was $6,747 for the three months ended March 31, 2009, compared to $7,433 for the three months ended March 31, 2008, a decrease of $686 or 9.2%.

Net Loss. The increase of $411,634 or 390% in the net loss to $517,121 for the three months ended March 31, 2009 from $65,487 for the three months ended March 31, 2008 was primarily a result of increased operating expenses and decrease in gross profit.

Liquidity and Capital Resources

We had cash and cash equivalents of $24,900 on March 31, 2009 and $335,189 on December 31, 2008. Since inception, we have experienced decreases in our cash and cash equivalents primarily as a result of cash used in operations offset by the proceeds from stock sales.

Net cash used in operating activities during the three months ended March 31, 2009 was $425,878 and the year ended December 31, 2008 was $1,252,038. Cash used in operating activities for the year ended December 31, 2008 consisted primarily of the net loss, an increase in inventory and deposits.  Net cash used by operating activities as compared to net loss were substantially reduced related to the stock compensation of $222,892 and provision for income taxes of $558,370 related to a write-off of a deferred tax asset during 2008.

Net cash used by investing activities for the three months ended March 31, 2009 was $7,193 and during the year ended December 31, 2008 was $115,579. Our net cash used by investing activities consisted for the year ended December 31, 2008 primarily of purchase of equipment and funding of an escrow deposit related to the pending merger with Charmed Homes.

Net cash provided by financing activities for the three months ended March 31, 2009 was $122,782 and during the year ended December 31, 2008 was $1,661,462 consisting primarily of net proceeds from the sale of stock and proceeds from short-term borrowings which was partially offset by principal payments on capital lease obligations.

At December 31, 2008, we had approximately $2.6 million in net operating loss carryforwards available for federal and state income tax purposes. We have not recognized any benefit from these operating loss carryforwards, which expire in 2010 through 2025.

We have experienced significant operating losses since our inception. During 2008 we increased our personnel to 26 employees from 19 at December 31, 2007. We entered into a new lease agreement in 2008 and increased our occupancy costs as we increased our lease commitment from 1,411 square feet to 3,667 square feet. Our capital expenditures and working capital requirements could increase depending on our operating results and other adjustments to our operating plan as may be needed to respond to competition or unexpected events.

We believe that our cash on hand is not sufficient to meet our anticipated cash needs for working capital and capital expenditures for at least 12 months. We continually evaluate our working capital needs and we are seeking to obtain additional working capital through debt and equity offerings. There can be no assurance that additional funds will be available on acceptable terms. In the event that additional funds are not available on acceptable terms, we could be required to reduce the scope of or cease operations.

The most recent economic events resulting in a downturn of spending and credit shortage has severely curtailed our ability to raise financing in 2009.   Between June 2008 and October 2008, Iveda raised approximately $1.5 million through its private offering. Since then Iveda has raised a small amount of financing through short term loans.  Investor interest in the company remains high in management's opinion but two main factors have increased its difficulty in raising funds. The economic slump has affected our potential investors’ businesses and personal financial situations, resulting in potential investors having less cash to invest overall, and due to the stock market downturn, reticence to liquidate old investments and make new investments. This economic condition could also affect the sales of Iveda's service as companies are cutting back on spending across the board.  For instance, Iveda has experienced much longer sales cycles, especially in the public sector, in late 2008 and into 2009.  Issuance of purchase orders by customers is also taking longer to occur following the closing of a sale by the sales team as many customers are experiencing lower revenues due to the economic downturn, which is reducing available funds for capital expenditures. However, Iveda's management is cautiously optimistic because Iveda does not need to sell camera equipment to provide our service. It can also target customers with existing camera systems. Iveda realizes that in tough economic times, companies avoid large capital expenditures. However, ultimately because Iveda is a service provider in the security industry rather than a seller of cameras and other products, management believes that companies still need to secure their properties regardless of the economy. Iveda offers an inexpensive, but effective alternative to security guards, with its real-time video surveillance service using existing camera systems. And even if the customer has to purchase cameras to enable Iveda's service, Iveda is still able to provide up to 50% savings compared to traditional security guard services. Iveda has fewer customers than was originally anticipated, and as a result, Iveda must continue to raise capital to continue operations and there is no assurance that it will be able to do so.

The Company's average monthly burn rate in the first quarter of 2009 was approximately $175,000.  The Company implemented 10% to 41% salary cuts across the board in April 2009. The Company's average monthly burn rate in the second quarter of 2009 has been reduced to approximately $63,000.  We expect this burn rate to be reduced further as on June 1, 2009, further drastic cuts were made. Hours and salaries of non-essential employees were cut up to 66% from salary levels before April 2009. Sales employees who are essential in generating sales and IT employees who are essential in maintaining our infrastructure retained full time status, but salaries were cut by up to 8%. Executive salaries were reduced by 41%. Only the salaries of intervention specialists (the employees monitoring our customers' properties) were not reduced. We have reduced our travel and marketing expenses to almost zero. These cuts have not dramatically reduced our ability to conduct sales activities because conference calls and emails have reduced the necessity of most face-to-face meetings. Our infrastructure allows us to do live demos of our hosting and real-time surveillance services over the Internet during a conference call. Results of sales and marketing campaigns in the last quarter and beginning of this year have resulted in a healthy sales pipeline, which our sales team is currently pursuing. If we are unable to raise funds and generate significant revenues, we will be forced to further cut costs, keeping only a skeleton crew to maintain our infrastructure and service our existing customers.  A multi-step plan was adopted by management to enable Iveda to continue to operate and begin to report operating profits. The highlights of that plan include raising capital of approximately $750,000 and establishing distributor networks with existing companies to create a reseller network to increase the scope of the Company’s marketing activities at a relatively low cost to the Company. Iveda is also changing its messaging to align its offerings to a more widely accepted industry protocols, which management believes will provide a more mainstream understanding and acceptance of its unique service offering.

Revenues from Insurance Auto Auctions N. Hollywood represented approximately 13% of total revenues for the year ended December 31, 2008. The accounts receivable from the customer were $5,160 as of December 31, 2008. No other customers represented greater than 10% of total revenues for 2008.  Revenues from Leisure World represented approximately 17% and Insurance Auto Auctions N. Hollywood represented approximately 13% of total revenues for the year ended December 31, 2007. The accounts receivable from these customers were $-0- as of December 31, 2007. No other customers represented greater than 10% of total revenues in 2007.

Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the FDIC insurance limit.

The Company leased its office facilities under a non-cancelable operating lease expiring August 2011 and requires minimum monthly payments ranging from $8,098 to $9,015. Rent expense was $77,008 for the year ended December 31, 2008. The Company also has non-cancellable data center services agreement for $6,110 per month, expiring September 2011. Data center services expense was $18,330 for the year ended December 31, 2008.

Future minimum lease payments under this lease are as follows:
Year Ending December 31,
2009	$173,862
2010	$177,523
2011	$121,838
Total	$473,223

The Company also recorded deferred rent of $37,664 generated from its office lease agreement executed in 2008.  The lease included six months free rent and is coupled with a rent escalation clause.

Management

Set forth below is certain information regarding our directors and executive officers.  Our Board of Directors is comprised of three directors.  There are no family relationships between any of our directors or executive officers.  Each of our directors is elected to serve until our next annual meeting of our shareholders and until his or her successor is elected and qualified or until such director's earlier death, removal or termination.  Our Board of Directors appoints our officers, and their terms of office are at the discretion of the Board of Directors.

Name	Age	Position

David Ly	33	CEO, President, Director
Luz Berg	47	Secretary, Senior VP of Operations & Marketing
Bob Brilon	48	Chief Financial Officer
Ray Palomaa	52	Director of Sales
Michael Religioso	31	Director of Online Services & Technology
Greg Omi	47	Director
Jody Bisson	52	Director

David Ly – David founded Iveda and has served as its President and CEO since inception.  He has held positions with several major corporations, including Applications Engineer at Metricom, Inc. (from 1998 to 2001), Corporate Sales at Nextel Communications (from 2001 to 2002), Market Manager at Door To Door Storage (from 2001 to 2002), and B2B Sales Manager at T-Mobile USA (from 2002 to 2004). While at T-Mobile, his last position before preparing to found Iveda Solutions, he garnered the prestigious sales award of president's club top salesman.  As the leader of Iveda Solutions, David continues to build key partnerships, direct business development, and assess and place key resources in the company to build momentum, direction, and ongoing success. He plays a key support and mentor role to senior staff members, ensures inter-department coordination, and heads up the development of the Iveda Solutions sales force. David received his Bachelor of Science Degree in Civil Engineering with a Minor in International Business from San Francisco State University. David underwent 7 years of ongoing Neuro Linguistic Programming (NLP) workshops and private mastery training in business leadership programs with an NLP master, Katin Imes of the Strozzi Institute.

Luz Berg – Luz started with Iveda Solutions as the VP of Marketing in November 2004 and now serves as Senior VP of Operations & Marketing, a position she has held since May 2007.  Luz plays a crucial role in the overall support of Iveda's investor relations activities, HR, public relations, marketing, operations, finance, and has paved the way for Iveda's current partnerships and revenue generating possibilities.  Luz has extensive experience in developing and implementing results-driven marketing communications plans for lead/sales generation, building brands, brand revitalization, and customer retention in a wide-range of industries. Luz has served as the Director of Marketing at Cygnus Business Media from 2003 to 2004 and at Penton Media from 2001 to 2003. She has also worked in the high-tech industry at Metricom, serving as Marketing Programs / Channel Marketing Manager from 1999 to 2001, and Spectra-Physics Lasers, serving as Marketing Communications Specialist from 1991 to 1999. Luz received her Bachelor of Arts degree in Management from St. Mary's College in CA.

Bob Brilon – Bob is the newest addition to the executive team of Iveda Solutions as the Chief Financial Officer, having joined Iveda in December 2008. Bob is best known for his entrepreneurial efforts with Go-Video (AMEX:VCR) from 1986 to 1993, maker of the first dual-deck VCR and most recently as the CEO/CFO for InPlay Technologies (Nasdaq:NPLA), formerly Duraswitch (Nasdaq:DSWT), from 1998 to 2007. He brings over 25 years of financial acumen to Iveda Solutions. Bob moved to Phoenix in 1983 while working with Ernst and Young and then joined Deloitte and Touche (working at both firms from 1982 to 1986), until he began his corporate career at Go-Video in 1986. Other positions held include CFO at Gietz Master Builders (from 1997 to 1998), Corporate Controller at Rental Service Corp. (NYSE:RRR) from 1995 to 1996, and CFO and VP of Operations at DataHand Systems, Inc. (from 1993 to 1995). He has substantial experience with domestic and international experience in investor relations, capital transactions, SEC reporting, financial and business analysis, merger and acquisition assessment, technology development, and P&L management. Bob attained a BBA at the University of Iowa and soon became a CPA with McGladrey Pullen in Dubuque, IA.

Ray Palomaa – Ray joined the Company in August 2008 as Director of Sales. Ray is a senior sales executive with a successful twenty five years of high-technology sales, business development, and channel management experience. Most recently, Ray was Vice President of Sales for National Accounts and Distribution at IQinVision (from 1999 to 2008), known for its megapixel IP cameras. As a founding member of IQinVision, he was instrumental in helping build the company into a market leader. His experience in the network video surveillance industry and reseller distribution channels is expected to help the Company build our sales organization.  Prior to IQinVision, he served as West Region Sales Manager for Wyle Electronics (from 1988 to 1999), a $1.4 billion industrial distributor of electronic components and computer products out of Irvine, CA. There, he lead a team of over 40 sales and technical staff generating over $40 million in annual revenues. He also held positions of National Accounts Manager and Division Manager while at Wyle Electronics.  Wyle was acquired by Arrow Electronics in August of 2000.

Michael Religioso – Prior to the Company’s incorporation in 2005, Michael joined David in 2003 during its founding days to conduct research and development. He has served as the Company's Director of Systems Development since then. He has experience integrating new infrastructure and departmental systems as well as the development and implementation of key consumer and media online services.  Highlights of Michael's career include an internship at NASA, employment at Classifieds 2000, Excite @Home from May 1998 to January 2001 as Content Production Engineer, Live Planet from January 2001 to November 2001 as Information Technology Developer, and Electronic Arts from February 2002 to February 2003 as Assistant Lead Tester.  He engineered and supported network systems for Excite Online Classifieds Network, Blind Date Personals and Excite Shopping portals. He has experience in working with all areas of information technology and has held the positions of customer support engineer, quality assurance engineer, content production engineer, associate software engineer and group lead. He has managed groups and departments of up to 100 people. Michael holds a bachelor's degree in MIS from San Jose State University.

Greg Omi – Greg has served on Iveda's Board since 2005.  Since 2006, he has been a programmer with Flektor, Inc., focusing on Flash 9 / Flex 2 / Action Script 3, C, XML and Ruby programming for a web application, including video and image processing. Flektor was acquired by FOX Interactive Media in 2007.  From 1996 to 2006, Greg held the position of Senior Programmer with Naughty Dog, a computer game company, which was acquired by Sony.  He has also held programming positions with 3DO (from 1992 to 1996), TekMagic (during 1992), Epyx (from 1986 to 1992), Atari (during 1991), Nexa (from 1982 to 1983 and 1985 to 1986) and HES (during 1983).

Jody Bisson - Jody joined the Iveda Board in 2008 and has over 25 years of financial leadership and business process transformation experience in the high tech and telecommunications industries managing Finance, HR, IT, Investor Relations, Facilities and Operations.  Jody is currently consulting in interim CFO positions, and has served as interim CFO for Makeover Solutions, a private digital media company located in New York, since June of 2008.  At Makeover Solutions, Jody is responsible for all finance, legal and HR activities.  Prior to this, she was VP of Business Process Transformation and IT Program Management Office at Network Appliance (from 2006 to 2008), responsible for developing the company's initial business process transformation strategy, process cycles and metrics, implementation of significant process improvements and integrating the IT/business process roadmap. From May 2004 to September 2005, Jody was interim CFO for Network General, responsible for all finance, legal, and spin off transition activities of the company's $200M business with over 600 employees, operating in 23 countries. Upon the initial product launch of Good Technology, a private enterprise software company, Jody joined the company in 2002 as CFO until she left in 2004. She was responsible for all finance, operations and HR activities.  In less than two years, the customer base grew from 7 reference accounts to over 1,600 revenue-generating enterprise customers. Prior to this position, Jody was VP of Finance for Juniper Networks (2001-2002), a $500+M company with 1000 employees, responsible for all financial activities including planning, strategy, analysis, reporting, corporate controllership, tax, treasury, facilities, OM, credit and collections, and financial systems.  She directly managed approximately 75 employees. Other notable companies she worked for include Silicon Graphics (1994-1996) as Director of Corporate Planning and Reporting, Apple Computer (1986 to 1994) in various finance positions, Honeywell, Inc. (1983-1986) as Manager of International Planning and Analysis, and Price Waterhouse (1979-1983) as Senior Accountant, Audit. Ms. Bisson holds a B.S. degree in Accounting from Bemidji State University in Minnesota, is a Certified Public Accountant (inactive) and has attended MBA Executive Management Programs at Duke University and INSEAD in Fountainebleau, France.  She is a former board member of NCWIT, Children's Discovery Museum and Avenues to Mental Health.

Executive Compensation

The following table sets forth, for the fiscal years ended December 31, 2008 and 2007, certain information regarding the compensation earned by the Company's named executive officers. No other executive officer received an annual salary and bonus for fiscal year 2008 and 2007 in excess of $100,000 with respect to services rendered by any of such persons to the Company and its subsidiaries.

SUMMARY COMPENSATION TABLE
Name and Principal Position (a)	Year (b)	(Salary) (c)	Bonus (d)	Stock Awards (e)	Option or Warrant Awards (f)		Non- Equity Incentive Plan Compen- sation (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)	All Other Compen- sation (i)	Total (j)

David Ly	2008	$108,600			$0					$108,600
CEO and President	2007	$70,000			$0					$70,000

Bob Brilon	2008	$0			$82,000	(1)				$82,000
CFO	2007	$0			$0					$0

Luz Berg	2008	$104,434			$174,542	(1)				$278,976
Senior VP of Operations & Marketing	2007	$60,000			$21,630	(1)				$81,630

Ray Palomaa	2008	$48,558			$41,000	(1)				$89,558
Director of Sales	2007	$0			$0					$0

Michael Religioso	2008	$61,384			$0					$61,384
Director of Online Services & Technology	2007	$47,000			$0					$47,000
(1)
The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option-pricing model with weighted-average assumptions used for options and warrants granted.

Compensation of Directors

Directors have not historically received any compensation for their service on the Board, except for new members who will receive stock options. Directors may also receive compensation for other services provided to the Company.

Indemnification of Directors and Officers

The Company's Articles of Incorporation provide to directors and officers indemnification to the full extent provided by law, and provide that, to the extent permitted by Washington law, a director will not be personally liable for monetary damages to the Company or its shareholders for breach of his or her fiduciary duty as a director, except for liability for certain actions that may not be limited under Washington law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Iveda's common stock as of July 31, 2009 for (a) each person known by Iveda to be a beneficial owner of five percent or more of the outstanding common stock of the Company, (b) each executive officer, director and nominee for director of the Company, and (c) all directors and executive officers of Iveda as a group.  Iveda, as of July 31, 2009, had 9,036,800 shares of common stock outstanding, options to purchase 1,195,229 shares of common stock outstanding, and warrants to purchase 559,278 shares of common stock outstanding.

Name	Position	Shares of Common Stock	Options or Warrants to Purchase Common Stock	Percentage Prior to the Merger (1)	Percentage After the Merger (2)
David Ly (3)	CEO, Director, President	3,913,998	0	36.27%	33.64%
Luz Berg (3)	Senior VP, Secretary	0	922,183	8.55%	7.93%
Bob Brilon (3)	CFO	0	200,000	1.85%	1.72%
Ray Palomaa (3)	Director of Sales	0	100,000	0.93%	0.86%
Michael Religioso (3)	Director of Online Services & Technology	200,000	256,140	4.23%	3.92%
Greg Omi (3)	Director	903,859	0	8.38%	7.77%
Jody Bisson (3)	Director	0	50,000	0.46%	0.43%
All directors and officers as a group		5,017,857	1,528,323	60.66%	56.26%

(1)	Assumes all of the outstanding options and warrants to purchase shares of common stock are exercised.

(2)
Based on ownership of Charmed following the Merger and that all of the outstanding options and warrants to purchase shares of common stock are exercised, no additional Iveda securities are issued after July 31, 2009, and the 2.5 million shares of Charmed common stock to be sold to Iveda prior to the Merger are cancelled.

(3)	The address for each of these individuals is c/o IntelaSight, Inc., 1201 S. Alma School Road, Suite 4450, Mesa, AZ 85210.

Certain Relationships and Related Transactions

The Company has provided surveillance services since 2005 (on terms no more or less favorable than those provided to the Company’s other customers) to entities owned by Ross Farnsworth, either through a family partnership or through his majority owned limited liability company, and subsequently Ross Farnsworth became a shareholder of the Company in 2006.  Mr. Farnsworth's holdings are less than 5% of the Company but the revenue for years ending 2008 and 2007 was $40,466 and $35,672, respectively, and there was a trade accounts receivable balance of $3,021 and $2,105 at December 31, 2008 and 2007.

COMPARISON OF SHAREHOLDER RIGHTS

The rights of Iveda shareholders are governed by the Washington Business Corporation Act, the current Iveda articles of incorporation, and the current Iveda bylaws.  Upon completion of the Merger, former Iveda shareholders will receive shares of Charmed common stock in exchange for their shares of Iveda common stock.

In addition, holders of Iveda options and warrants to purchase Iveda common stock will receive options or warrants (as applicable) to purchase Charmed common stock in exchange for the cancellation of their Iveda options or warrants upon completion of the Merger.  The material terms of the new options and warrants will be identical to the material terms of the Iveda options and warrants (including the current expiration dates of the options and warrants), except that the warrants will be for the purchase of Charmed common stock rather than Iveda common stock.

The rights of Charmed shareholders are governed by Nevada law, the current Charmed articles of incorporation, and the current Charmed bylaws.  The following discussion summarizes the material differences between the current rights of holders of Iveda common stock and holders of Charmed common stock.  Additionally, the following discussion summarizes relevant provisions of Washington law, Nevada law, the Iveda articles of incorporation and bylaws, and the Charmed articles of incorporation and bylaws.

The following is not intended to be a complete statement of the rights of holders of Charmed common stock under applicable Nevada law, the Charmed articles of incorporation and the Charmed bylaws, or a comprehensive comparison with the rights of holders of Iveda common stock under applicable Washington law, the Iveda articles of incorporation and the Iveda bylaws, or a complete description of the specific provisions referred to in this information statement/prospectus.  Copies of the governing corporate instruments of Iveda and Charmed will be sent to shareholders of Iveda upon request.

Authorized Capital Stock

Charmed. Nevada law requires that a corporation's articles of incorporation set forth the total number of shares of all classes of capital stock that the corporation has authority to issue and a statement of the designations and the powers, preferences and rights and qualifications, limitations and restrictions of those shares.  The Charmed articles of incorporation provides that Charmed has the authority to issue 200 million shares of capital stock, all of which are currently divided into two classes as follows:

•	100 million shares of common stock, par value of $0.00001 per share; and

•	100 million shares of preferred stock, also with a par value of $0.00001 per share.

Nevada law permits a corporation's articles of incorporation to allow its Board of Directors to issue, without shareholder approval, series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions.  The Charmed articles of incorporation grants this power to the Charmed Board of Directors with respect to the Charmed undesignated preferred stock.

The rights, preferences, privileges and restrictions of Charmed common stock are summarized in "Terms of Charmed Common Stock" and the rights, preferences, privileges and restrictions of Charmed preferred stock are summarized in "Terms of Charmed Preferred Stock."

Iveda.  Washington law similarly requires that a corporation's articles of incorporation prescribe the classes of shares and the number of shares of each class that the corporation is authorized to issue.  The Iveda articles of incorporation provide that Iveda has authority to issue 50 million of capital stock, divided into two classes as follows:

•	40 million shares of common stock, par value $0.001 per share.

•	10 million shares of preferred stock, par value $0.001 per share.

Washington law permits a corporation's articles of incorporation to allow its Board of Directors to issue, without shareholder approval, series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions.  The Iveda articles of incorporation grants this power to the Iveda Board of Directors with respect to the Iveda undesignated preferred stock.

The rights, preferences, privileges and restrictions of Iveda common stock are summarized in "Terms of Iveda Common Stock" and the rights, preferences, privileges and restrictions of Iveda preferred stock are summarized in "Terms of Iveda Preferred Stock."

Terms of Charmed Common Stock

Dividends.  Subject to the declaration and payment of dividends upon any Charmed preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled, and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the Charmed Board of Directors, in its sole discretion, may declare and pay dividends on the common stock, payable in cash or other consideration, out of funds legally available.

Charmed has not paid any cash dividends on its common stock and does not plan to pay any cash dividends on its common stock for the foreseeable future.

Liquidation, Subdivision, or Combination.  In the event of any liquidation, dissolution or winding up of Charmed or upon the distribution of its assets, all assets and funds remaining after payment in full of Charmed debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Terms of Iveda Common Stock

Dividends.  Subject to the declaration and payment of dividends upon any Iveda preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled, and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the Iveda Board of Directors, in its sole discretion, may declare and pay dividends on the common stock, payable in cash or other consideration, out of funds legally available.

Iveda has not paid any cash dividends on its common stock and does not plan to pay any cash dividends on its common stock for the foreseeable future.

Liquidation, Subdivision, or Combination.  In the event of any liquidation, dissolution or winding up of Iveda or upon the distribution of its assets, all assets and funds remaining after payment in full of Iveda debts and liabilities, and after the payment to holders of any then outstanding preferred stock of the full preferential amounts to which they were entitled, would be divided and distributed among holders of the common stock.

Terms of Charmed Preferred Stock

While Charmed has authorized shares of preferred stock, no shares of preferred stock have been issued.

Terms of Iveda Preferred Stock

While Iveda has authorized shares of preferred stock, no shares of preferred stock are outstanding as of the date of this information statement/prospectus.

Voting Groups

Charmed.  Nevada law has no provision for voting groups.

Iveda.  Under Washington law, the Iveda shareholders are entitled to vote in voting groups under certain circumstances.  A voting group consists of all the shares of one or more classes or series that, under the Iveda articles of incorporation or under Washington law, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.  The Iveda articles of incorporation state that a majority of the outstanding shares entitled to vote constitute a quorum at a meeting of shareholders.  If multiple voting groups are entitled to vote on a matter, favorable action on the matter is taken only when it is voted upon by each voting group.

Although the Iveda articles of incorporation do not provide for voting by voting groups, should Iveda create any new class or series of stock or should shares of preferred stock be outstanding in the future, then each class or series of Iveda stock would be entitled to vote separately as a voting group under Washington law in connection with some amendments to the Iveda articles of incorporation, increases to the number and classes of authorized shares, sales of substantially all of the corporation's assets and other significant business transactions, the election of directors, and dissolution. See "Amendments to the Articles of Incorporation."

Cumulative Voting

Charmed.  Under Nevada law, in an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected.  A shareholder may then cast all of these votes for a single candidate or may allocate them among as many candidates as the shareholder may choose.  Without cumulative voting, holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at that meeting.  Under Nevada law, cumulative voting in the election of directors is not mandatory but is a permitted option if provided for in the articles of incorporation.  The Charmed articles of incorporation do not provide for cumulative voting in the election of directors.

Iveda.  Under Washington law, if cumulative voting is not desired in the election of directors, a statement to that effect must be made in the articles of incorporation.  If the statement is not made, cumulative voting will be mandatory in the election of directors, subject to the cumulative voting procedures set forth under Washington law.  However, the Iveda articles of incorporation expressly state that cumulative voting is not allowed in the election of directors.

Voting Rights Generally

Charmed.  Nevada law states that, unless a corporation's articles of incorporation or bylaws specify otherwise:

o	each share of its capital stock is entitled to one vote;

o	a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a shareholders meeting; and

o
in all matters other than the election of directors, the affirmative vote of the majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the act of the shareholders.

Holders of the common stock are entitled to one vote per share on all matters to be voted on by Charmed's shareholders.  Charmed's bylaws provide that a majority of the outstanding shares of the corporation entitled to vote constitute a quorum at a meeting of the shareholders.

Iveda.  Generally, under Washington law, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders' meeting.  One exception is that shares owned by a second corporation that is under the corporation's control may not vote.  Unless otherwise provided for by law or in the articles of incorporation, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter.  The Iveda articles of incorporation provide that a majority of the outstanding shares of the corporation entitled to vote constitutes a quorum at a meeting of shareholders.

Amendments to the Articles of Incorporation

Charmed.  Nevada law allows amendment of a corporation's articles of incorporation if its Board of Directors adopts a resolution setting forth the amendment proposed, declaring its advisability, and the shareholders thereafter approve the proposed amendment.  The proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote.  Holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment if the amendment would increase or decrease the aggregate number of authorized shares of that class, increase or decrease the par value of the shares of that class or alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.  If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment.  Under Nevada law, a corporation's articles of incorporation also may require the vote of a greater number or proportion than is required by Nevada law.

The Charmed articles of incorporation do not contain provisions requiring a vote greater than that specified in Nevada law to amend the Charmed articles of incorporation.

Iveda.  Under Washington law, an amendment to the Iveda articles of incorporation, with exceptions for routine amendments, must be proposed by the Iveda Board of Directors and must then be approved by the vote of two-thirds of shareholders entitled to vote on the amendment.  The articles of incorporation may require a lesser vote, and Iveda's articles only require a simple majority, as permitted by Washington law.  Under Washington law, if shareholder voting is required, holders of shares of a class or series are entitled to vote as a separate voting group on any amendment of the Iveda articles of incorporation that would:

•	increase the aggregate number of authorized shares of the class or series;

•	effect an exchange or reclassification of all or part of the shares of the class or series into shares of another class or series;

•	change the rights, preferences, or limitations, of all or part of the shares of the class or series;

•	change the shares of all or part of the class or series into a different number of shares of the same class or series;

•	create a new class or series of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class;

•
increase the rights, preferences, or number of authorized shares of any class or series that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolutions that are prior, superior, or substantially equal to the shares of the class or series;

•	limit or deny an existing preemptive right of all or part of the shares of the class or series;

•	cancel or otherwise adversely affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the class; or

•	effect a redemption or cancellation of all or part of the shares of the class or series in exchange for cash or other consideration other than shares of the corporation.

The Iveda articles of incorporation reserve the corporation's right to amend or repeal any provision contained in the articles of incorporation as permitted by law.

Amendments to Bylaws

Charmed.  The Charmed bylaws authorize the Charmed Board of Directors to alter, amend or repeal the Charmed bylaws, without any action on the part of the shareholders, by an affirmative vote of a majority of the whole board, and also permit the shareholders to alter, amend or repeal the Charmed bylaws by an affirmative vote of holders of a majority of the voting stock at a meeting at which the bylaw change was contained in the notice of meeting.

Iveda.  Under Washington law, a Board of Directors may amend or repeal the corporation's bylaws, or adopt new bylaws, unless the articles of incorporation or the Washington Business Corporation Act reserve this power exclusively to the shareholders, or unless the shareholders, in amending or repealing a particular bylaw, provided expressly that the Board of Directors may not amend or repeal that bylaw.  A bylaw that fixes a greater quorum or voting requirement for the Board of Directors, if originally adopted by shareholders and unless it provides otherwise, may only be amended or repealed by shareholders.  Shareholders may amend or repeal the corporation's bylaws, or adopt new bylaws, even though the bylaws may also be amended or repealed, or new bylaws may also be adopted, by its Board of Directors.

The Iveda articles of incorporation reserve the board of director's and shareholders' concurrent power to adopt, amend, or repeal bylaws.  The Iveda bylaws state that for shareholders to adopt, alter, amend or repeal bylaws requires an affirmative vote by a majority of the outstanding voting shares.

Vote Required for Merger and Other Transactions

Charmed.  Under Nevada law, an agreement of merger or a sale, lease or exchange of all or substantially all of Charmed's assets must be approved by the Charmed Board of Directors and then adopted by holders of a majority of the voting power of the outstanding shares of stock entitled to vote thereon.  The articles of incorporation of a Nevada corporation may provide for a greater vote, however, the Charmed articles of incorporation do not contain any such provision.

Iveda.  Under Washington law, except for some specific situations, a plan of merger or share exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of a corporation's property, other than in the usual and regular course of business, must be adopted by the Board of Directors and then approved by each voting group entitled to vote separately on the plan, share exchange or transaction by holders of two-thirds of all the votes entitled to be cast on the plan, share exchange or transaction by that voting group, unless the corporation's articles of incorporation provide for a lesser number of shares needed for approval.  The Iveda articles of incorporation require only a simple majority of the voting stock to approve a plan of merger or exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of a corporation's property, other than in the usual and regular course of business.

Directors

Charmed.  Under Nevada law, unless a corporation's articles of incorporation specifies the number of directors, the number may be fixed by its bylaws.  If the articles of incorporation specify the number of directors, the number of directors can only be changed by amending the articles of incorporation.

The Charmed articles of incorporation do not set a fixed number of directors.  The Charmed bylaws state that the number of directors shall be between one and thirteen.

Iveda.  Under Washington law, the number of members of the Board of Directors is fixed by the corporation's articles of incorporation or bylaws.  The Iveda bylaws provide that the Iveda Board of Directors will consist of between one and five members, with the number to be set by resolution of the Board.  No reduction in the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Classification of Board of Directors

Charmed.  A classified Board of Directors is one with respect to which a designated number of directors, but not necessarily all, are elected on a rotating basis each year.  Under Nevada law, classification of a Board of Directors is permitted but not required; therefore, the directors may be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year.  Charmed does not have a classified Board.

Iveda.  Under Washington law, classification of a Board of Directors is permitted but not required; therefore, the directors may be divided into as many as three classes, as equal as possible in number, with staggered terms of office, with only one class of directors standing for election each year.  Iveda does not have a classified Board.

Election of Board of Directors

Charmed. Nevada law requires that a corporation's directors be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote on the election of directors.  Under Nevada law, shareholders of a corporation cannot elect directors by cumulative voting unless the corporation's articles of incorporation so provide.  The Charmed articles of incorporation do not provide for cumulative voting.  See "Voting Rights Generally."

Iveda.  Under Washington law, unless a corporation's articles of incorporation provide otherwise, all shareholders are entitled to cumulate their votes in an election of directors, and the candidates receiving the plurality of votes cast in favor of their election are elected to the Board of Directors.  However, Iveda's articles of incorporation explicitly provide that the Iveda shareholders are not entitled to cumulative voting.  See "Voting Rights Generally."

Removal of Directors

Charmed.  Nevada law authorizes removal of a director by a vote of at least two-thirds of the voting stock, unless the articles of incorporation provide for a greater percentage.  Charmed's articles do not provide for a greater percentage.

Iveda.  Under Section 23B.08.080 of Washington law, the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that the directors may be removed only for cause.  If cumulative voting is authorized and less than the entire board is to be removed, no director may be removed if the number of votes sufficient to elect the director is voted against removal.  If a director is elected by a series of preferred shares, only the holders of that series may participate in the vote to remove the director.

Under the Iveda bylaws, any or all of the members of the Iveda Board of Directors may be removed by the shareholders of the corporation at any time, with or without cause, if the number of votes case in favor of removing the director (or the entire Board) exceeds the number of votes cast against removal.  However, if a particular director was elected by a voting group, only that voting group may participate in the removal vote.

Under Section 23B.08.090 of Washington law, a director may also be removed by the superior court of the county in Washington in which Iveda's principal or registered office is located, in a proceeding commenced either by Iveda or by the Iveda shareholders holding at least ten percent of the outstanding shares of any class, if the court finds that the director engaged in fraudulent or dishonest conduct with respect to the corporation and that removal is in its best interests.

Newly Created Directorships and Vacancies

Charmed.  Under Nevada law and the Charmed bylaws, vacancies for any reason and newly created directorships resulting from any increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum.  Unless displaced sooner, a director chosen in this manner will hold office until the next annual election and until his or her successor is duly elected and qualified.  The Charmed bylaws also give the Board the ability to fill any empty seats on the Board of Directors even if the empty seats have never been occupied.

Iveda.  Under Washington law, vacancies in the Iveda Board of Directors may be filled by shareholder vote or the remaining board members, unless the articles of incorporation hold otherwise.  If a vacant office was held by a director elected by holders of a series of preferred shares or other voting group, only the members of that voting group are entitled to vote to fill the vacancy.  Directors so chosen hold office for a term expiring at the annual meeting of shareholders, or until their successors are duly elected.

Limitation of Director's Liability

Charmed.  Nevada law provides that a director is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in such director's capacity as a director unless it is proven that:

•	the director's act or failure to act constituted a breach of the director's fiduciary duty as a director; and

•	the director's breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The Charmed articles of incorporation provide that, to the extent permitted by Nevada law, a Charmed director will not be personally liable for monetary damages to the corporation or its shareholders for breach of his or her fiduciary duty as a director, except for liability under the above-listed exception.

Iveda.  The Iveda articles of incorporation eliminate the liability of Iveda directors to Iveda or its shareholders for monetary damages for conduct as a director to the fullest extent permissible under the Washington Business Corporation Act.

According to Section 23B.08.320 of the Act, a director's liability cannot be eliminated or limited for:

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	acts of the directors as specified in Section 23B.08.310 of Washington law which section relates to unlawful distributions to shareholders; or

•	any transaction from which the director will personally receive an improper personal benefit.

Indemnification of Directors and Officers

Charmed.  Nevada law does not permit a corporation to indemnify directors against judgments in actions brought by or in the right of the corporation in which the director was adjudged liable to the corporation and extends this limitation to indemnification of officers.  However, Nevada law does permit indemnification for reasonable expenses in these situations if the indemnification is ordered by a court.

Under Nevada law, directors and officers as well as other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  In addition, Nevada law permits the corporation to advance expenses upon a written undertaking for their repayment if the person receiving the advance is not ultimately entitled to indemnification.  Nevada law specifies that the statutory provisions are not exclusive of other rights to indemnification or advancement of expenses that may be provided by bylaws, agreements, votes of shareholders or disinterested directors, or otherwise.

The Charmed articles of incorporation provide to directors and officers indemnification to the full extent provided by law; therefore, Charmed directors and officers will have all the protections available to directors and officers of Nevada corporations.  The articles of incorporation also provide that the corporation may enter into specific agreements with individual officers or directors for greater or different indemnification.

Iveda.  According to Section 23B.08.510 of the Washington Business Corporation Act, a Washington corporation such as Iveda may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith and reasonably believed the conduct was in the corporation's best interests (or not opposed to its best interests for conduct not in an official capacity) and not criminally unlawful.  This includes service with respect to an employee benefit plan.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, in which the director was adjudged liable on the basis that personal benefit was improperly received.  Section 23B.08.520 states that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against the reasonable expenses incurred by the director as a result.

The Washington Business Corporation Act permits an advancement of expenses to a director indemnitee if the director submits a written affirmation of his or her good faith belief in meeting the appropriate level of conduct and promises to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

A director who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction.

According to Section 23B.08.570 of the Washington Business Corporation Act, Iveda may indemnify its officers, employees, and agents to the same extent as the Iveda directors.  Any corporate indemnification or advancement of expenses must be reported to shareholders before the next shareholders' meeting.

The Iveda articles of incorporation provide that Iveda shall indemnify any person who was or is a party to any suit or proceeding by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, and their heirs, spouses, executors, and administrators, against costs, expenses (including attorneys' fees), judgments, liabilities, and amounts paid in settlement.  The indemnification applies in connection with any action, suit, or proceeding, civil, criminal, administrative, or investigative, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.  As required by Washington law, the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not create a presumption that the person did not act in good faith or opposed to or not in the best interests of Iveda with respect to a criminal proceeding, had cause to believe the conduct was unlawful.  The articles expressly state that the provided indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled.

Special Meeting of Shareholders; Action by Consent

Charmed.  Under Nevada law, special meetings of shareholders of a corporation may be called by its Board of Directors and by any person authorized to do so by its articles of incorporation or bylaws.  Under the Charmed bylaws, special meetings of the shareholders, for any purpose, may be called by the President, the Board of Directors, a majority of the Board, or shareholders holding 10% of the Charmed voting shares.

Under Nevada law, any action by a corporation's shareholders must be taken at a meeting of the shareholders, unless a consent in writing setting forth the action so taken is signed by the shareholders having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.  Actions by written consent, however, may not be taken if otherwise provided in the articles of incorporation.

The Charmed articles of incorporation do not preclude actions by written consent.  The Charmed bylaws provide that any action required or permitted to be taken by Charmed shareholders at a duly called annual or special meeting of Charmed shareholders may be taken without a meeting or prior notice, by a consent in writing of such shareholders.  All such consents shall be filed with the Charmed secretary and maintained in the corporate records.

Iveda.  Under Washington law, special meetings of shareholders may be called by the Board of Directors of the corporation, by any person authorized by the articles of incorporation or bylaws, or by holders of shares representing at least ten percent of the votes entitled to be cast.  Under the Iveda bylaws, a special meeting of the Iveda shareholders may be called by the Iveda Board of Directors, the Chairman of the Board, or shareholders holding at least one-quarter of the voting stock, upon ten to sixty days written notice to the shareholders.  Shareholder special meetings may occur through any means of communication enabling shareholders to hear each other.

Under section 23B.07.040 of Washington law, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if at least the minimum number of shareholders necessary to authorize or take such action submit a written consent to the corporation.  The Iveda articles permit majority written consent, provided that notice of the action must be given to the non-consenting shareholders before the action can take effect.

Business Combinations Involving a Change of Control

Charmed.  Nevada law generally requires approval of any reorganization, consolidation or sale of substantially all the assets of a corporation by a vote of holders of a majority of all outstanding shares entitled to vote on the transaction; however, the articles of incorporation may provide for a greater vote.  The Charmed articles of incorporation do not contain any provisions to alter the effect of Nevada law in this regard.

Iveda.  Under Washington law, except for some specific situations, a plan of merger or share exchange or a transaction involving the sale, lease, exchange or other disposition of all or substantially all of a corporation's property, other than in the usual and regular course of business, must be approved by two-thirds of the shareholders.  The articles of incorporation of a Washington corporation may provide for a greater or less vote, and the Iveda articles of incorporation only require majority approval.  Separate voting by voting groups is also required, at the same majority threshold.

Anti-takeover Provisions

Charmed.  Nevada law prohibits some transactions between a Nevada corporation, the shares of which are quoted on a national securities exchange, or authorized for quotation on the Nasdaq Stock Market or are held of record by more than 2,000 shareholders and an "interested shareholder," unless the articles of incorporation of the corporation contains a provision expressly electing not to be governed by this prohibition.  The Charmed articles of incorporation contain a provision electing not to be governed by this prohibition.

Iveda.  Washington has a similar provision.  Under Washington law, a target corporation shall not, for five years following the acquiring person's share acquisition, engage in a significant business transaction (including takeovers as defined at Section 23B.19.020) unless the transaction or the purchase of shares by the acquiring person is approved beforehand by a majority of the members of the Board of Directors of the target corporation.

Otherwise, a target corporation may only engage in certain significant business transactions (including takeovers) if a majority of shareholders approve the transaction at an annual meeting at least five years after the acquiring person's share acquisition time, or if the amount of cash and other consideration to be promptly received by shareholders per share is at least equal to the greatest of the highest price per share paid by the acquiring person, the highest amount per share a class or series of shares are entitled to in the event of any corporate dissolution, and the market value per share of common shares.  This section does not apply to target corporations that on June 6, 1996 had a provision in their articles of incorporation expressly electing not to be covered.  The Iveda articles of incorporation contain no such provision.

Dissenters Rights

Charmed.  Generally, shareholders of a Nevada corporation who object to mergers or consolidations of the corporation are entitled to dissenters rights, requiring the surviving corporation to pay the "fair value" of the dissenting shares.  There are, however, no statutory rights of appraisal with respect to shareholders of a Nevada corporation whose shares of stock are either:

•	quoted on a national securities exchange or The Nasdaq Stock Market; or

•	held of record by more than 2,000 shareholders.

In addition, no dissenters rights shall be available for any shares of stock of a surviving corporation in a merger if the merger did not require the approval of the shareholders of the corporation.  The Charmed articles of incorporation do not contain any provisions related to dissenters rights.

Iveda.  Generally, under Washington law, shareholders who comply with Sections 23B.13.200 et seq. by giving proper notice and demand, are entitled to dissent from and obtain payment of the fair value of the shareholders' shares, measured before being affected by the action and plus interest, in the event of the consummation of any of the following corporate actions:

•	a merger involving the corporation if shareholder approval is required and the shareholder is entitled to vote, or if the corporation is a subsidiary that is merged with its parent;

•	a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

•
a sale or exchange of substantially all of the corporation's property, if the shareholder is entitled to vote on the sale or exchange, not including transactions in the usual and regular course of business or pursuant to a court order in which the proceeds will be distributed to shareholders within one year;

•	amendments to the articles of incorporation affecting a redemption or cancellation of all the shareholder's shares; or

•
any corporate action pursuant to a shareholder vote that the articles of incorporation, bylaws, or board resolutions provide that shareholders are entitled to dissent and obtain payment for their shares.

Washington law does not provide for an exception to appraisal rights for companies with a large number of shareholders or whose stock is traded on a national securities exchange.  Iveda has no provisions dealing with dissenters rights in its articles of incorporation or bylaws.

Dividends and Distributions

Charmed.  Under Nevada law, a dividend may be paid on the shares of Charmed preferred or common stock so long as the corporation will, after making the distribution, still be able to pay its debts as they become due in the usual course of business and the corporation's total assets would be in excess of the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any shareholders whose preferential rights are superior to those receiving the distribution.

Iveda.  Under section 23B.06.400 of Washington law, the Iveda Board of Directors may authorize distributions to Iveda shareholders subject to restriction by the articles of incorporation.  However, no distribution may be made if, after giving it effect:

•	the corporation would not be able to pay its debts as they become due in the usual course of business; or

•
the corporation's total assets would be less than the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those holders receiving the dividend.

The Iveda articles of incorporation and bylaws do not mention the distribution of dividends.

Transactions with Directors and Officers of the Company

Charmed.  Nevada law contains a provision, NRS §78.140, regarding transactions with directors and officers that are substantially similar to those of Washington law described below.  Essentially, no transaction in which a director has a material interest is voidable for that reason if: (1) a majority of disinterested directors authorize the contract or transaction after the material facts of the relationship are disclosed; (2) the shareholders in good faith vote to approve the contract or transaction after disclosure; or (3) the contract or transaction is fair to the corporation.

Iveda.  Under Washington law, no conflicting interest transaction (as defined in Section 23B.08.700(2) of Washington law) will be enjoined, set aside or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of Iveda solely because the transaction involves an Iveda director or an entity in which a director of Iveda or any person with whom the director has a personal, economic, or other association, has an interest if:

•
the fact of that relationship or interest is disclosed or known to the Iveda Board of Directors or the committee, which authorizes, approves or ratifies the contract or transaction by a majority vote, without counting the votes or consents of the interested directors;

•
the fact of the director's relationship or interest is disclosed or known to the shareholders entitled to vote, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a majority vote of the disinterested shareholders; or

•	the conflicting interest transaction is established to have been fair to Iveda according to the circumstances at the time of commitment.

Preemptive Rights

Charmed.  Under Nevada law, the shareholders of Charmed do not have preemptive rights unless specifically granted in the articles of incorporation.  The Charmed articles of incorporation do not grant preemptive rights.

Iveda.  With some exceptions, Washington law provides shareholders of corporations formed in Washington with preemptive rights to acquire unissued shares or securities or securities convertible into these shares or rights to purchase these shares of the corporation before the corporation may offer them to other persons unless these rights are denied or limited in the articles of incorporation.  The Iveda articles of incorporation provide that shareholders of Iveda are not entitled to any preemptive rights.

EXPERTS

The consolidated financial statements of Charmed included in this information statement/prospectus for the year ended January 31, 2009 have been audited by Manning Elliott LLP, chartered accountants, as stated in their report, which is included in this information statement/prospectus, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Iveda as of the year ended December 31, 2008 included in this information statement/prospectus and elsewhere in the registration statement of which this information statement/prospectus forms a part have been audited by Eide Bailly LLP, independent public accountants, as indicated in their reports with respect to those financial statements and are included in this information statement/prospectus and elsewhere in the registration statement in reliance upon the authority of such firm as experts in giving those reports.  Reference is made to those reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

LEGAL MATTERS

Certain legal matters relating to the validity of the shares of Charmed common stock issuable in connection with the Merger will be passed upon for Charmed by Keller Rohrback, PLC, Phoenix, Arizona.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Charmed (SEC File No. 000-53285)  is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and Form 10-Q with the Securities and Exchange Commission ("SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

Statements in this information statement/prospectus concerning the contents of any contract, agreement or other document, while summarizing the material provisions of such documents, are not necessarily complete.  If Charmed filed as an exhibit to any of its public filings any of the contracts, agreements or other documents referred to in this information statement/prospectus, you should read the exhibit for a more complete understanding of the document or matter involved.

Charmed has filed with the Securities and Exchange Commission a registration statement on Form S-4 with respect to the shares of Charmed common stock that may be issued to Iveda's shareholders pursuant to the Merger.  This information statement/prospectus constitutes the prospectus of Charmed that is filed as part of that registration statement.  Other parts of the registration statement are omitted from this information statement/prospectus in accordance with the rules and regulations of the Securities and Exchange Commission.  Copies of the registration statement, including exhibits, may be inspected, without charge, at the offices of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C.  20549, and copies may be obtained from the Securities and Exchange Commission at prescribed rates.

ANNEX A

MERGER AGREEMENT

AMONG

CHARMED HOMES INC.,

CHARMED HOMES SUBSIDIARY, INC.,

CERTAIN SHAREHOLDERS,

AND

INTELASIGHT, INC.

January 8, 2009

TABLE OF CONTENTS

1.	DEFINITIONS.		A-1

2.	BASIC TRANSACTION.		A-6
	2.1	The Merger.	A-6
	2.2	The Closing.	A-6
	2.3	Actions at the Closing.	A-6
	2.4	Effect of Merger.	A-6
	2.5	Closing of Transfer Records.	A-7
	2.6	Dissenting Shares.	A-7

3.	REPRESENTATIONS AND WARRANTIES OF THE TARGET.		A-7
	3.1	Organization, Qualification, and Corporate Power.	A-8
	3.2	Capitalization.	A-8
	3.3	Authorization of Transaction.	A-8
	3.4	Noncontravention.	A-9
	3.5	Financial Statements.	A-9
	3.6	Books And Records.	A-9
	3.7	Title To Properties; Encumbrances.	A-9
	3.8	Condition And Sufficiency Of Assets.	A-10
	3.9	No Undisclosed Liabilities.	A-10
	3.10	Taxes.	A-10
	3.11	Compliance With Legal Requirements; Governmental Authorizations.	A-10
	3.12	Legal Proceedings; Orders.	A-11
	3.13	Contracts; No Defaults.	A-12
	3.14	Insurance.	A-14
	3.15	Environmental Matters.	A-15
	3.16	Employees.	A-15
	3.17	Labor Relations; Compliance.	A-16
	3.18	Intellectual Property.	A-16
	3.19	Certain Payments.	A-18
	3.20	Relationships With Related Persons.	A-18
	3.21	Brokers' Fees.	A-18
	3.22	Tax Treatment.	A-18
	3.23	Disclosure.	A-18

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY AND THE MAJOR BUYER SHAREHOLDERS.			A-19
	4.1	Organization.	A-19
	4.2	No Brokers' Fees.	A-19
	4.3	Buyer's Securities.	A-19

	4.4	Limited Business Conducted.	A-20
	4.5	Undisclosed Liabilities.	A-20
	4.6	Authorization of Transaction.	A-20
	4.7	Disclosure.	A-20
	4.8	Filings with the SEC.	A-20
	4.9	Financial Statements.	A-21
	4.10	Books and Records.	A-21
	4.11	No Contravention.	A-22
	4.12	Reporting Company Status.	A-22
	4.13	No Injunctions.	A-22
	4.14	Antitakeover Statutes and Rights Agreement; Dissenters Rights.	A-22
	4.15	Absence of Certain Changes.	A-22
	4.16	Compliance with Laws and Court Orders.	A-23
	4.17	Tax Treatment.	A-23
	4.18	Litigation.	A-23
	4.19	Agreements, Contracts and Commitments.	A-23
	4.20	Taxes.	A-23
	4.21	Relationships With Related Persons.	A-24
	4.22	Disclosure.	A-24

5.	COVENANTS.		A-24
	5.1	General.	A-24
	5.2	Notices and Consents.	A-24
	5.3	Regulatory Matters and Approvals.	A-24
	5.4	Operation of Business.	A-25
	5.5	Full Access.	A-26
	5.6	Notice of Developments.	A-26
	5.7	Exclusivity.	A-26

6.	CONDITIONS TO OBLIGATION TO CLOSE.		A-26
	6.1	Conditions to Obligation of the Buyer and the Transitory Subsidiary.	A-26
	6.2	Conditions to Obligation of the Target.	A-27

7.	INDEMNIFICATION.		A-29
	7.1	Indemnification.	A-29
	7.2	Warranty of No Claims.	A-29
	7.3	Indemnity Procedure.	A-29
	7.4	Payment.	A-29

8.	TERMINATION.		A-30
	8.1	Termination of Agreement.	A-30
	8.2	Effect of Termination.	A-30

9.	MISCELLANEOUS.		A-30
	9.1	Survival.	A-30

9.2	Press Releases and Public Announcements.	A-31
9.3	No Third-Party Beneficiaries.	A-31
9.4	Entire Agreement.	A-31
9.5	Succession and Assignment.	A-31
9.6	Counterparts.	A-31
9.7	Headings.	A-31
9.8	Notices.	A-31
9.9	Governing Law.	A-32
9.10	Amendments and Waivers.	A-32
9.11	Severability.	A-33
9.12	Expenses.	A-33
9.13	Construction.	A-33
9.14	Incorporation of Exhibits and Schedules.	A-33
9.15	Separate Counsel.	A-33

Exhibit A – Articles of Merger
Exhibit B – Stock Option Plan
Exhibit C – Stock Purchase Agreement
Disclosure Schedule — Exceptions to Representations and Warranties

MERGER AGREEMENT

This Merger Agreement (the “Agreement”) is entered into as of January 8, 2009, by and among Charmed Homes Inc., a Nevada corporation (the "Buyer"), Charmed Homes Subsidiary, Inc., a Nevada corporation that is a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and IntelaSight, Inc., a Washington corporation (the "Target").  The Buyer, the Transitory Subsidiary, and the Target are referred to collectively herein as the "Parties."

A.           Target is engaged in the business of providing video hosting and remote monitoring services.

B.           Buyer is a public company without any significant ongoing business operations whose shareholders would like to acquire Target as it has operations which Buyer believes could be financed by the public markets.

C.           Target needs financing to meet its business objectives and Target's management believes the needed financing may become more readily available following the merger due to the anticipated increase in liquidity of the combined companies.

D.           Transitory Subsidiary has been formed to merge with and into the Target pursuant to a non-taxable reorganization under Section 368(a) (1) (A) of the Internal Revenue Code of 1986, as amended ("Code"), and specifically as a reverse triangular merger as authorized by Section 368(a) (2) (E) of the Code whereby the Common Stock and other securities of the Buyer shall be used as consideration for the transaction.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.	DEFINITIONS.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

"Articles of Merger" has the meaning set forth in Section 2.3 below.

"Audited Statements" has the meaning set forth in Section 3.5 below.

"Buyer" has the meaning set forth in the preface above.

"Buyer Options" means any options to purchase Common Stock issued by Buyer.

"Buyer Preferred Shares" means any shares of Preferred Stock, of any series, issued by Buyer.

"Buyer Securities" means all Buyer Options, Buyer Preferred Shares, Buyer Shares, and Buyer Warrants.

"Buyer Special Meeting" has the meaning set forth in Section 5.3(d) below.

"Buyer Shares" means any shares of Common Stock, $.0001 par value per share, issued by Buyer.

"Buyer Warrants" means any warrants to purchase Preferred or Common Stock issued by the Buyer.

"Closing" has the meaning set forth in Section 2.2 below.

"Closing Date" has the meaning set forth in Section 2.2 below.

"Confidential Information" means any information concerning the businesses and affairs of the Target that is not already generally available to the public.

"Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Derivative Securities" shall mean those securities as defined in Section 3.2 below.

"Disclosure Schedule" has the meaning set forth in Section 3 below.

"Dissenting Share" has the meaning set forth in Section 2.6 below.

"Effective Time" has the meaning set forth in Section 2.4(a) below.

"Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

"Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body" means any:

(a)           nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b)           federal, state, local, municipal, foreign, or other government;

(c)           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d)           multi-national organization or body; or

(e)           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Intellectual Property Assets" has the meaning set forth in Section 3.18 below.

"Knowledge" means an individual shall be deemed to have "Knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time within the last six years served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time within the last six years had, Knowledge of such fact or other matter provided that the loyalty and diligence of such director, officer, partner, executor or trustee was at the time and under the circumstances Knowledge was acquired, steadfast and undiminished.

"Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Major Buyer Shareholders" shall mean Ian Quinn and Kevin Liggins, who collectively own approximately 74% of the outstanding Buyer Shares.

"Merger" has the meaning set forth in Section 2.1 below.

"Merger Consideration" has the meaning set forth in Section 2.4(e) below.

"Most Recent Fiscal Quarter End" has the meaning set forth in Section 4.9 below.

"Nevada Business Corporation Act" means the Business Corporation Act of the State of Nevada, as amended.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a)            such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b)           such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c)           such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"Party" has the meaning set forth in the preface above.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body, or arbitrator.

"Related Person" means, with respect to a particular individual:

(a)           each other member of such individual's Family;

(b)           any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c)           any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d)           any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a)           any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b)           any Person that holds a Material Interest in such specified Person;

(c)           each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d)           any Person in which such specified Person holds a Material Interest;

(e)           any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f)           any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Requisite Shareholder Approval" means the affirmative vote of the holders of fifty and one-tenth percent (50.1%) of the Target Shares.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2.1 below.

"Target" has the meaning set forth in the preface above.

"Target Options" means any options to purchase Common Stock issued by Target.

"Target PPM" means the private placement memorandum and consent notice prepared by Target for distribution to its shareholders in connection with the Merger.

"Target Preferred Shares" means any shares of Preferred Stock, of any series, issued by Target.

"Target Securities" means all Target Options, Target Preferred Shares, Target Shares and Target Warrants.

"Target Securityholder" means any Person who or which holds any Target Securities.

"Target Share" means any share of the Common Stock, $.001 par value per share, of the Target.

"Target Shareholder" means any Person who or which holds any Target Shares or Target Preferred Shares.

"Target Special Meeting" has the meaning set forth in Section 5.3(b) below.

"Target Warrants" means any warrants to purchase Preferred or Common Stock issued by Target.

"Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any tax.

"Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"Transitory Subsidiary" has the meaning set forth in the preface above.

"Washington Business Corporation Act" means the Business Corporation Act of the State of Washington, as amended.

2.	BASIC TRANSACTION.

2.1          The Merger.

On and subject to the terms and conditions of this Agreement, the Transitory Subsidiary will merge with and into the Target (the "Merger") at the Effective Time. The Target shall be the corporation surviving the Merger (the "Surviving Corporation") and shall be a wholly-owned subsidiary of Buyer.

2.2          The Closing.

The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Keller Rohrback, PLC in Phoenix, Arizona, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

2.3          Actions at the Closing.

At the Closing, (i) the Target will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) the Buyer and the Transitory Subsidiary will deliver to the Target the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) the Target and the Transitory Subsidiary will file with the Secretaries of State of the States of Nevada and Washington Articles of Merger in the form attached hereto as Exhibit A (the "Articles of Merger"), and (iv) the Buyer will cause the Buyer Securities to be issued in exchange for the Target Securities in the manner provided in the Articles of Merger.

2.4          Effect of Merger.

(a)           General.  The Merger shall become effective at the later of the times (the "Effective Time") that the Target and the Transitory Subsidiary file the Articles of Merger with the Secretaries of State of the States of Nevada and Washington.  The Merger shall have the effects set forth in the Nevada Business Corporation Act and the Washington Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Target or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

(b)           Articles of Incorporation.  Unless otherwise determined by Buyer prior to the Effective Time, the Articles of Incorporation of the Target shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.  Concurrent with the Merger, the name of Buyer shall be changed to "Iveda Corporation".

(c)           Bylaws.  The Bylaws of the Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended, and the Bylaws of the Buyer shall remain unchanged until later amended by the Buyer's new Board of Directors.

(d)           Directors and Officers.  At least a majority of the directors and officers of the Target shall become directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office and as determined by Target).  At the Effective Time, all of the directors and officers of the Buyer shall resign and the directors of the Buyer following the Merger shall be David Ly, Greg Omi, Jody Bisson, and one additional director to be appointed by Target and the officers of the Buyer shall be David Ly, President and CEO, Bob Brilon, CFO and Treasurer, and Luz Berg, Secretary.

(e)           Conversion of Target Securities.  At and as of the Effective Time, each Target Security (other than any Dissenting Share) shall be converted into the right to receive Buyer Securities as set forth in the Articles of Merger attached hereto as Exhibit A (the “Merger Consideration”).  No Target Security shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4 after the Effective Time.

(f)           Conversion of Capital Stock of the Transitory Subsidiary.  At and as of the Effective Time, each share of Common Stock, $0.001 par value per share, of the Transitory Subsidiary shall be converted into one share of Common Stock, $0.001 par value per share, of the Surviving Corporation as set forth in the Articles of Merger attached hereto as Exhibit A.  Each stock certificate of Transitory Subsidiary evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

2.5           Closing of Transfer Records.

After the close of business on the Closing Date, transfers of Target Securities outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

2.6           Dissenting Shares.

(a)           Notwithstanding any provision of this Agreement to the contrary, any Target Shares or Target Preferred Shares issued and outstanding immediately prior to the Effective Time that are held by a Target Shareholder who has exercised and perfected dissenters rights for such shares in accordance with the Washington Business Corporation Act and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Buyer Shares or Buyer Preferred Shares pursuant to Section 2.4, but the holder thereof shall only be entitled to such rights as are granted by the Washington Business Corporation Act.

(b)           Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissenters rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Buyer Shares or Buyer Preferred Shares to which such Target Shareholder would otherwise be entitled under Section 2.4 upon surrender of the certificate representing such shares.

(c)           The Target shall give the Buyer prompt notice of any written demand for appraisal received by the Target pursuant to the applicable provisions of the Washington Business Corporation Act and the opportunity to participate in all negotiations and proceedings with respect to such demands. The Target shall not, except with the prior written consent of the Buyer, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

(d)           After payments of fair value in respect of Dissenting Shares have been made to dissenting shareholders pursuant to the Washington Business Corporation Act, such Dissenting Shares shall be canceled.

3.	REPRESENTATIONS AND WARRANTIES OF THE TARGET.

The Target represents and warrants to Buyer and the Transitory Subsidiary that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Disclosure Schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule").  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

3.1           Organization, Qualification, and Corporate Power.

Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of the Target taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  Target has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2           Capitalization.

The entire authorized capital stock of the Target consists of 40,000,000 Target Shares, of which 8,757,660 Target Shares are issued and outstanding and none are held in treasury, and 10,000,000 Target Preferred Shares, of which no Target Preferred Shares are issued and outstanding, and none are held in treasury designated into series as follows – 703,333 Target Series A Preferred Shares, of which none are issued and outstanding and none are held in treasury, and 1,241,176 Target Series A-1 Preferred Shares, of which none are issued and outstanding and none are held in treasury.  All of the issued and outstanding Target Shares and Target Preferred Shares have been duly authorized and are validly issued, fully paid, and nonassessable, free and clear of all Encumbrances.  Other than as set forth in Schedule 3.2 which shall be updated through the date of the Closing for future issuance of Target Options, if any, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its capital stock (collectively, "Derivative Securities").  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target.  Schedule 3.2 contains a complete list of the holders of and the date of issuance of the Target Shares and the Derivative Securities and the number of securities held by each.  None of the Target Shares or Derivative Securities was issued in violation of the Securities Act or any other Legal Requirement.  Other than as set forth in Schedule 3.2, no registration rights have been given to any holder of capital stock or Derivative Securities.  The Target does not have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.3           Authorization of Transaction.

The Target has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Target cannot consummate the Merger unless and until it receives the Requisite Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of the Target, enforceable in accordance with its terms and conditions.

3.4           Noncontravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, directly or indirectly, (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the charter or bylaws of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) or (iii) cause Target to become subject to, or to become liable for the payment of, any tax, or (iv) cause any of the assets owned by Target to be reassessed or revalued by any taxing authority or other Governmental Body.  Other than in connection with the Washington Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.  Except as set forth in Schedule 3.4, Target will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated herein.

3.5           Financial Statements.

Buyer has received audited balance sheets of Target as of December 31 in each of the two years ended 2007 and 2006, and the related audited statements of income, changes in shareholders' equity, and cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of Eide Bailly LLP, independent certified public accountants (collectively, "Audited Statements"); an unaudited balance sheet of the Target as at September 30, 2008, (the "Interim Balance Sheet"), and the related audited statements of income, changes in shareholders' equity, and cash flow for the nine months then ended. Such financial statements and notes do and shall fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Target as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP.  The financial statements referred to in this Section 3.5 shall reflect the consistent application of such accounting principles throughout the periods involved.  No financial statements of any Person other than the Target are required by GAAP to be included in the consolidated financial statements of the Target.

3.6           Books And Records.

The minute books of the Target contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Target, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing, all of those books and records will be in the possession of the Target.

3.7           Title To Properties; Encumbrances.

Schedule 3.7 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by Target.  The Target owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Audited Statements  and the Interim Balance Sheet (except for assets held under capitalized leases disclosed in Schedule 3.7 and personal property sold since the date of the Audited Statements and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Target since the date of the Audited Statements (except for personal property acquired and sold since the date of the Audited Statements in the Ordinary Course of Business and consistent with past practice).  All material properties and assets reflected in the Audited Statements and the Interim Balance Sheet are free and clear of all Security Interests other than as set forth in Schedule 3.7.

3.8          Condition And Sufficiency Of Assets.

The equipment of the Target is in good operating condition and repair, and is adequate for the uses to which it is being put.  The equipment will be sufficient for the continued conduct of the Target's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.9          No Undisclosed Liabilities.

Except as set forth in Schedule 3.9, the Target has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for current liabilities incurred in the Ordinary Course of Business.

3.10        Taxes.

(a)           Except as set forth in Schedule 3.10, the Target has filed or caused to be filed (on a timely basis since inception of the Target) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements.  Target has delivered to Buyer copies of all such Tax Returns filed since inception of the Target.  The Target has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Target, except such taxes, if any, as are listed in Schedule 3.10 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Audited Statements and on the Interim Balance Sheet.

(b)           The charges, accruals, and reserves with respect to Taxes on the respective books of Target are adequate (determined in accordance with GAAP) and are at least equal to Target's liability for Taxes.  All taxes that Target is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(c)           All Tax Returns filed by (or that include on a consolidated basis) Target are true, correct, and complete.  There is no tax sharing agreement that will require any payment by Target after the date of this Agreement.

3.11        Compliance With Legal Requirements; Governmental Authorizations.

(a)           Except as set forth in Schedule 3.11:

(i)           Target is, and at all times since inception has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii)           no event has occurred or circumstance exists that (with or without notice  or lapse of time) (A) may constitute or result in a violation by Target of, or a failure on the part of Target to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii)           Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Target to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

(b)           Schedule 3.11 contains a complete and accurate list of each Governmental Authorization that is held by Target or that otherwise relates to the business of, or to any of the assets owned or used by, Target.  Each Governmental Authorization listed or required to be listed in Schedule 3.11 is valid and in full force and effect.  Except as set forth in Schedule 3.11:

(i)           Target is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.11;

(ii)           no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.11, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 3.11;

(iii)           Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv)           all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.11 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.11 collectively constitute all of the Governmental Authorizations necessary to permit Target to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Target to own and use its assets in the manner in which it currently owns and uses such assets.

3.12        Legal Proceedings; Orders.

(a)           Except as set forth in Schedule 3.12, there is no pending Proceeding:

(i)           that has been commenced by or against Target or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Target; or

(ii)           that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Merger.

(1)       No such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.  Target has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.12.  The Proceedings listed in Schedule 3.12 will not have a material adverse effect on the business, operations, assets, condition, or prospects of Target.

(b)           Except as set forth in Schedule 3.12:

(i)           there is no Order to which any of the Target, or any of the assets owned or used by Target, is subject; and

(ii)           no officer, director, agent, or employee of Target is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Target.

(c)           Except as set forth in Schedule 3.12:

(i)           Target is, and at all times since inception has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii)           no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Target, or any of the assets owned or used by Target is subject; and

(iii)           Target has not received, at any time since inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which Target, or any of the assets owned or used by Target, is or has been subject.

3.13        Contracts; No Defaults.

(a)           Schedule 3.13 contains a complete and accurate list of:

(i)           each Contract that involves performance of services or delivery of goods or materials by Target of an amount or value in excess of $10,000;

(ii)           each Contract that involves performance of services or delivery of goods or materials to Target of an amount or value in excess of $10,000;

(iii)           each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Target in excess of $10,000;

(iv)           each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(v)           each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi)           each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

(vii)           each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Target with any other Person;

(viii)           each Contract containing covenants that in any way purport to restrict the business activity of Target or any Affiliate of Target or limit the freedom of Target or any Affiliate of Target to engage in any line of business or to compete with any Person;

(ix)           each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x)           each power of attorney that is currently effective and outstanding;

(xi)           each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Target to be responsible for consequential damages;

(xii)           each Contract for capital expenditures in excess of $10,000;

(xiii)           each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by Target other than in the Ordinary Course of Business; and

(xiv)           each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.13 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of the Target under the Contracts.

(b)           Except as set forth in Schedule 3.13:

(i)           no officer, director or shareholder who was in excess of five percent (5%) of the capital stock of the Target (and no Related Person of the foregoing) has nor may it acquire any rights under, any Contract that relates to the business of, or any of the assets owned or used by, Target; and

(ii)           no officer, director, agent, employee, consultant, or contractor of Target is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Target, or (B) assign to Target or to any other Person any rights to any invention, improvement, or discovery.

(c)           Except as set forth in Schedule 3.13, each Contract identified or required to be identified in Schedule 3.13 is in full force and effect and is valid and enforceable in accordance with its terms.

(d)           Except as set forth in Schedule 3.13:

(i)           Target is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which Target has or had any obligation or liability or by which Target or any of the assets owned or used by such Target is or was bound;

(ii)           each other Person that has or had any obligation or liability under any Contract under which Target has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

(iii)           no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Target or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

(iv)           Target has not given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(e)           There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Target under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

3.14        Insurance.

(a)           On or before Closing, Target will deliver to Buyer:

(i)           true and complete copies of all policies of insurance to which Target is a party or under which Target, or any director of Target, is or has been covered at any time since inception;

(ii)           true and complete copies of all pending applications for policies of insurance; and

(iii)           any statement by the auditor of Target's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b)           Schedule 3.14 describes:

(i)           any self-insurance arrangement by or affecting Target, including any reserves established thereunder;

(ii)           any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Target; and

(iii)           all obligations of the Target to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c)           Except as set forth on Schedule 3.14:

(i)           All policies to which Target is a party or that provide coverage to Target, or any director or officer of Target:

(A)           shall be valid, outstanding, and enforceable;

(B)           shall be issued by an insurer that is financially sound and reputable;

(C)           taken together, shall provide adequate insurance coverage for the assets and the operations of the Target for all risks normally insured against by a Person carrying on the same business or businesses as Target;

(D)           shall be sufficient for compliance with all Legal Requirements and Contracts to which Target is a party or by which any of them is bound;

(E)           shall continue in full force and effect following the consummation of the Merger; and

(F)           shall not provide for any retrospective premium adjustment or other experience-based liability on the part of Target.

(ii)           As of Closing, Target has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii)           The Target shall have paid all premiums due, and have otherwise performed all of its respective obligations, under each policy to which Target is a party or that provides coverage to Target or any director thereof.

(iv)           The Target shall give notice to the insurer of all claims that may be insured thereby.

3.15        Environmental Matters.

Except as disclosed in Schedule 3.15, Target (i) is currently in compliance with all applicable environmental laws, and has obtained all permits and other authorizations needed to operate its facilities, (ii) has not violated any applicable environmental law, (iii) is unaware of any present requirements of any applicable environmental law which is due to be imposed upon it which will increase its cost of complying with the environmental laws, (iv) all past on-site generation, treatment, storage and disposal of waste, including hazardous waste, by Target has been done in compliance with the currently applicable environmental laws; and (v) all past off-site treatment, storage and disposal of waste, including hazardous waste, generated by Target has been done in compliance with the currently applicable environmental laws.  As used in this Agreement, the terms (i) "Environmental Laws" include but are not limited to any federal, state or local law, statute, charter or ordinance, and any rule, regulation, binding interpretation, binding policy, permit, order, court order or consent decree issued pursuant to any of the foregoing, which pertains to, governs or otherwise regulates any of the following activities, and (ii) "Waste," "Hazardous Substance," and "Hazardous Waste" include any substance defined as such by any applicable environmental law.

3.16        Employees.

(a)           Schedule 3.16 contains a complete and accurate list of the following information for each employee or director of Target, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Target's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

(b)           No employee or director of Target is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Target, or (ii) the ability of Target to conduct its business, including any Proprietary Rights Agreement with the Target by any such employee or director.

(c)           Schedule 3.16 also contains a complete and accurate list of the following information for each retired employee or director of the Target, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.17        Labor Relations; Compliance.

Since inception, Target has not been and is not a party to any collective bargaining or other labor Contract.  Target has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.  Target is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.18        Intellectual Property.

(a)           Intellectual Property Assets.  The term "Intellectual Property Assets" includes:

(i)           Target's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

(ii)           all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

(iii)           all copyrights in both published works and unpublished works (collectively, "Copyrights");

(iv)           all rights in mask works (collectively, "Rights in Mask Works"); and

(v)           all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by Target as licensee or licensor.

(b)           Agreements.  Schedule 3.18 contains a complete and accurate list and summary description, including any royalties paid or received by the Target, of all Contracts relating to the Intellectual Property Assets to which Target is a party or by which Target is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Target is the licensee.  There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

(c)           Know-How Necessary for the Business.

(i)           The Intellectual Property Assets are all those necessary for the operation of the Target's business as it is currently conducted or as reflected in the business plan given to Buyer by Target.  Target is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all Security Interests, equities or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii)           Except as set forth in Schedule 3.18, all former and current employees of Target have executed written Contracts with Target that assign to Target all rights to any inventions, improvements, discoveries, or information relating to the business of Target.  No employee of Target has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Target.

(d)           Patents.

(i)           Schedule 3.18 contains a complete and accurate list and summary description of all Patents.  Target is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

(ii)           All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)           No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

(iv)           All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)           Trademarks.

(i)           Schedule 3.18 contains a complete and accurate list and summary description of all Marks.  Target is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)           All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)           No Mark has been or is now involved in any opposition, invalidation, or cancellation.

(iv)           All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f)           Copyrights.

(i)           Schedule 3.18 contains a complete and accurate list and summary description of all Copyrights.  Target is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

(ii)           All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

(iii)           All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)           Trade Secrets.

(i)           With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

(ii)           The Target has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

(iii)           Target has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and, to Target’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Target) or to the detriment of the Target.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19        Certain Payments.

Since inception, neither Target nor any director, officer, agent, or employee of Target, or other Person associated with or acting for or on behalf of Target, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any Affiliate of Target, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Target.

3.20        Relationships With Related Persons.

Except as set forth in Schedule 3.20, no Related Person of Target has, or since inception of the Target has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Target's business.  No Related Person of Target is, or since inception of the Target has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Target, or (ii) engaged in competition with Target with respect to any line of the products or services of Target (a "Competing Business") in any market presently served by Target except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.  Except as set forth in Schedule 3.20, no Related Person of Target is a party to any Contract with, or has any claim or right against, Target.

3.21        Brokers' Fees.

Other than as set forth in Schedule 3.21, Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.22        Tax Treatment.

Neither the Target nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code (a "368 Reorganization").  The Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

3.23        Disclosure.

(a)           The Target PPM will comply with the Securities Act in all material respects.  The Target PPM will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Target makes no representation or warranty with respect to any information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Target PPM.

(b)           No representation or warranty of Target in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(c)           No notice given pursuant to Section 9.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

4.	REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY AND THE MAJOR BUYER SHAREHOLDERS.

The Buyer, the Transitory Subsidiary and each of the Major Buyer Shareholders represent and warrant to the Target that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4:

4.1          Organization.

The Buyer and the Transitory Subsidiary are, and will as of the Closing Date be, corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporations.

4.2          No Brokers' Fees.

Neither the Buyer nor the Transitory Subsidiary have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target could become liable or obligated.

4.3          Buyer's Securities.

(a)           The entire authorized capital stock of the Buyer consists of 200,000,000 Buyer Shares, $.00001 par value per share, of which 6,690,000 Buyer Shares are issued and outstanding and none are held in treasury as of the date of execution of this Agreement;

(b)           Schedule 4.3 sets forth a complete and accurate list of all shareholders of Buyer, indicating the number and class of Buyer Shares held by each shareholder;

(c)           all of the issued and outstanding Buyer Shares have been duly authorized and are validly issued, fully paid, and nonassessable;

(d)           the Buyer Securities to be delivered at Closing pursuant to Section 2 have been duly authorized and are validly issued, fully paid, and non-assessable;

(e)           Buyer only has one class of common stock which is not divided into series, and the Buyer Shares to be delivered at the Closing to the Target Shareholders will represent not less than ninety percent (90%) of the outstanding Buyer Shares as of the Closing Date, excluding the 2.5 million Buyer Shares that will be cancelled pursuant to the Stock Purchase Agreement attached as Exhibit C;

(f)           except as may be disclosed in Schedule 4.3, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or contracts or commitments that could require Buyer to issue, sell, or otherwise cause to become outstanding any of its capital stock, and there are no outstanding authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Buyer (collectively, "Buyer Derivative Securities"); and

(g)           as of the Closing, there shall not be any issued Buyer Derivative Securities and any Buyer Derivative Securities not exercised prior to the Closing shall be cancelled and rendered null and void.

4.4          Limited Business Conducted.

Since inception, Buyer has conducted no business, sales or marketing activities nor generated any revenue other than from the sale of a single home during 2008.

4.5          Undisclosed Liabilities.

Neither Buyer nor Transitory Subsidiary will have any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) as of the Closing.

4.6          Authorization of Transaction.

The Buyer and the Transitory Subsidiary have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their respective obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions.

4.7          Disclosure.

Any information supplied by the Buyer for inclusion in the Target PPM and any filing made by Buyer with the SEC regarding the Merger will comply with the Securities Act and Securities Exchange Act, as applicable, in all material respects.  Such disclosures will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that the Buyer and the Transitory Subsidiary make no representation or warranty with respect to any information that the Target will supply specifically for use in any SEC filings.

4.8          Filings with the SEC.

(a)           Buyer has delivered or otherwise made available to Target true and complete copies of (i) the Buyer's annual report on Form 10-K for its fiscal year ended January 31, 2008, (ii) the Buyer’s quarterly reports on Form 10-Q for its fiscal quarters ended October 31, 2008, July 31, 2008 and April 30, 2008, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Buyer held since April 20, 2007, and (iv) all of its other reports, statements, schedules and registration statements (and all exhibits, attachments, schedules and appendixes filed with the foregoing) filed with the SEC since April 20, 2007 (the documents referred to in this Section 4.8, collectively, the "Buyer SEC Documents").  Except as disclosed in Schedule 4.8, the Buyer and Buyer’s officers and directors have timely filed all forms, reports and documents required to be filed by the Buyer pursuant to any relevant securities statutes, regulations and rules.  None of the Buyer's Subsidiaries is subject to the periodic reporting requirements of the Securities Exchange Act or is otherwise required to file any forms, reports or registration statements with the SEC, any state or local securities regulatory agency.

(b)           As of its filing date, each Buyer SEC Document complied, and each such Buyer SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act, as the case may be.

(c)           As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Buyer SEC Document filed did not, and each such Buyer SEC Document filed subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9          Financial Statements.

The Buyer has filed a Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2008 (the "Most Recent Fiscal Quarter End") and an Annual Report on Form 10-K for the fiscal year ended January 31, 2008.  The financial statements included in or incorporated by reference into these Buyer SEC Documents (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Buyer as of the indicated dates and the results of operations of the Buyer for the indicated periods; provided, however, that the interim statements are subject to normal year-end adjustments.

4.10        Books and Records.

The books and records of the Buyer, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) state in reasonable detail the material transactions and dispositions of the assets of the Buyer and (iii) accurately and fairly reflect the basis for the consolidated financial statements of the Buyer filed with the Buyer SEC Documents.  The Buyer has (i) designed and maintains disclosure controls and procedures (as defined in the Securities Exchange Act) to ensure that material information relating to the Buyer is made known to management of the Buyer by others within those entities, in a timely manner, and that no changes are required at this time, and (ii) designed and maintains a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements, including that (A) transactions are executed in accordance with management's general or specific authorization; and (B) transactions are recorded as necessary (x) to permit preparation of consolidated financial statements in conformity with GAAP and (y) to maintain accountability of the assets of the Buyer.  The management of the Buyer has disclosed, based on its most recent evaluation, to the Buyer's auditors and the Buyer's Board of Directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Buyer's ability to record, process, summarize and report financial data and have identified for the Buyer's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Buyer's internal controls. A summary of any such disclosure made by management to the Buyer's auditors and Board is set forth on Schedule 4.10.  There have been no significant changes in the Buyer's internal controls or in other factors that could significantly affect the Buyer's internal controls, or any significant deficiencies or material weaknesses in such internal controls requiring corrective actions.

4.11        No Contravention.

Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject.  Other than in connection with the provisions of the Nevada Business Corporation Act, the Securities Exchange Act, the Securities Act, and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

4.12        Reporting Company Status.

Buyer files reports with the SEC pursuant to Section 12(g) of the Securities Exchange Act.  The Buyer has a duly filed all material and documents required to be filed pursuant to all reporting obligations under either Section 13(a) or 12(g) of the Exchange Act.

4.13        No Injunctions.

Neither Buyer, nor any of its present officers or present directors have, during the past five (5) years, been the subject of any injunction, cease and desist order, assurance of discontinuance, suspension or restraining order, revocation or suspension of a license to practice a trade, occupation or profession, denial of an application to obtain or renew same, any stipulation or consent to desist from any act or practice, any disciplinary action by any court or administrative agency, nor has Buyer or any of its present officers or present directors knowingly violated any state or federal laws regulating the offering and sale of securities.

4.14        Antitakeover Statutes and Rights Agreement; Dissenters Rights.

The provisions of Sections 78.378 – 78.3793 and 78.411 – 78.444 of the Nevada Business Corporation Act do not apply to this Agreement, the Merger, or any of the transactions contemplated hereby and no other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.  No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement, the Merger, or any of the transactions contemplated hereby.  In addition, there are no available dissenters or appraisal rights for Buyer Security holders for the Merger or the transactions contemplated by this agreement.

4.15        Absence of Certain Changes.

Since the Most Recent Fiscal Quarter End, Buyer has conducted no operations and, except as disclosed to the Target in writing prior to the date hereof, there has not been:

(a)           any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer;

(b)           any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Buyer, or any repurchase, redemption or other acquisition by Buyer of any outstanding shares of capital stock or other securities of, or other ownership interests in, Buyer;

(c)           any split, combination or reclassification of any capital stock of the Buyer or any issuance or the authorization of any issuance of any securities of the Buyer;

(d)           any amendment of any material term of any outstanding security of Buyer;

(e)           any change in any method of accounting or accounting principles or practice by Buyer, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the Securities Exchange Act; or

(f)           any contract, agreement, arrangement or understanding by Buyer to do any of the things described in the preceding clauses (a) through (e).

4.16        Compliance with Laws and Court Orders.

Buyer is and has been in compliance with, and is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that would not reasonably be expected to be material to Buyer.

4.17        Tax Treatment.

Neither Buyer nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.

4.18        Litigation.

Except as set forth in Schedule 4.18, there is no action, suit, investigation or proceeding (or any basis therefore) pending against, or threatened against or affecting, Buyer, any present or former officer, director or employee of Buyer or any Person for whom Buyer may be liable or any of its properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to be material to Buyer or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

4.19        Agreements, Contracts and Commitments.

Neither Buyer nor any other party to a Buyer Contract (as defined below) is in breach, violation or default under, and Buyer has not received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which Buyer is a party or by which they are bound (any such agreement, contract or commitment, a "Buyer Contract"), except for breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

4.20        Taxes.

(a)           Except as set forth in Schedule 4.20, the Buyer has filed or caused to be filed (on a timely basis since inception of the Buyer) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of companies, pursuant to applicable Legal Requirements.  Buyer has delivered to Target copies of all such Tax Returns filed since inception of the Buyer.  The Buyer has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Buyer, except such taxes, if any, as are listed in Schedule 4.20 and are being contested in good faith and as to which adequate reserves have been provided in the Buyer financial statements included in the Buyer SEC Documents.

(b)           The charges, accruals, and reserves with respect to taxes on the books of Buyer are adequate and are at least equal to Buyer's liability for taxes, other than the penalties set forth on Schedule 4.20, which if assessed against Buyer following the Closing shall be the sole responsibility of Major Buyer Shareholders to pay in full.  All taxes that Buyer is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(c)           All Tax Returns filed by (or that include on a consolidated basis) Buyer are true, correct, and complete.  There is no tax sharing agreement that will require any payment by Buyer after the date of this Agreement.

4.21        Relationships With Related Persons.

Except as set forth in Schedule 4.21, no Related Person of Buyer has, or since inception of the Buyer has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Buyer's business.  No Related Person of Buyer is, or since inception of the Buyer has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Buyer or is owned by Buyer, or (ii) engaged in competition with Buyer with respect to any line of the products or services of Buyer (a "Buyer Competing Business") in any market presently served by Buyer except for less than one percent of the outstanding capital stock of any Buyer Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.  Except as set forth in Schedule 4.21, no Related Person of Buyer is a party to any Contract with, or has any claim or right against, Buyer.

4.22        Disclosure.

(a)           No representation or warranty of Buyer, Transitory Subsidiary or Major Buyer Shareholders in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b)           No notice given pursuant to Section 9.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

5.	COVENANTS.

The Parties agree as follows with respect to the period from and after the execution of this Agreement.

5.1          General.

Each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

5.2          Notices and Consents.

The Target will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in Section 3.4 above.

5.3          Regulatory Matters and Approvals.

Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3.4 and Section 4.11 above. Without limiting the generality of the foregoing:

(a)           Securities Act, Securities Exchange Act, and State Securities Laws.  Buyer and the Target will mutually prepare and file with the SEC any filings required under the Securities Exchange Act relating to the Merger.  The filing Party in each instance will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary.  The Buyer will provide the Target, and the Target will provide the Buyer, with whatever information and assistance in connection with the foregoing filings that the filing Party may request.  The Target will take all actions that may be necessary under state securities laws in connection with the offering and issuance of the Buyer Securities.

(b)             Target Special Meeting.  The Target will call a special meeting of its shareholders (the "Target Special Meeting"), or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Washington Business Corporation Act.  The Target will mail the Target PPM to its shareholders as soon as practicable.  The Target PPM will contain the affirmative recommendation of the board of directors of the Target in favor of the adoption of this Agreement and the approval of the Merger.  Target shall use its best efforts and in good faith shall solicit the favorable vote by or consent of its shareholders concerning this Agreement and the Articles of Merger.

(c)           Buyer Special Board Meeting.  The Buyer will call a special meeting of its Board of Directors, or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to approve this Agreement and the Merger.

(d)           Buyer Special Meeting.  The Buyer will call a special meeting of its shareholders (the "Buyer Special Meeting"), or if permitted will obtain a Consent in Lieu of Meeting, as soon as practicable to approve the change of Buyer’s name to Iveda Corporation and a 1:2 reverse stock split.

(e)           Buyer Information.  Buyer shall furnish to Target all information concerning Buyer and Transitory Subsidiary required to be included in the Target PPM.

(f)           Blue Sky Laws.  Target shall comply with all applicable state securities laws relating to the distribution of Buyer Securities to holders of Target Securities pursuant to this Agreement.

5.4          Operation of Business.

Neither the Target, nor the Buyer nor its Subsidiaries shall engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.  Without limiting the generality of the foregoing:

(a)           other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will authorize or effect any change in its charter or bylaws;

(b)           other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding and except for the grant by Target of options issued pursuant to Target's existing stock option plan);

(c)           neither the Target, nor the Buyer nor its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or, other than as set forth in this Agreement, redeem, repurchase, or otherwise acquire any of its capital stock;

(d)           neither the Target, nor the Buyer nor its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

(e)           neither the Target, nor the Buyer nor its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

(f)           neither the Target, nor the Buyer nor its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business; and

(g)           other than as set forth in this Agreement, neither the Target, nor the Buyer nor its Subsidiaries will commit to any of the foregoing.

5.5          Full Access.

Each of the Parties will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to it and its Subsidiaries.  Each of the Parties will treat and hold as such any Confidential Information it receives from the other Party in the course of the reviews contemplated by this Section 5.5, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession as obtained from the other Party.

5.6          Notice of Developments.

Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above.  No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

5.7          Exclusivity.

The Target will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of the Target (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Target, and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.  The Target shall notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6.	CONDITIONS TO OBLIGATION TO CLOSE.

6.1          Conditions to Obligation of the Buyer and the Transitory Subsidiary.

The obligation of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           this Agreement and the Merger shall have received the Requisite Shareholder Approval and the number of Dissenting Shares shall not exceed one percent (1%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis;

(b)           the Target shall have procured all of the third party consents specified in Section 5.2 above;

(c)           the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(d)           the Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(e)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Target to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(f)           the Major Buyer Shareholders shall have sold 5,000,000 Buyer Shares to Target as provided in the Stock Purchase Agreement attached hereto as Exhibit C;

(g)           the Target shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in Sections 6.1(a)-(f) is satisfied in all respects;

(h)           the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Closing, of each director and officer of the Target other than those set forth in the Articles of Merger as directors and officers of the Surviving Corporation;

(i)           all actions to be taken by the Target in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

The Buyer and the Transitory Subsidiary may waive any condition specified in this Section 6.1 if they execute a writing so stating at or prior to the Closing.

6.2          Conditions to Obligation of the Target.

The obligation of the Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(b)           each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Target to own the capital stock of the Surviving Corporation and to control the Surviving Corporation, or (D) affect adversely the right of the Surviving Corporation to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)           immediately prior to the Closing and following completion of the 1:2 reverse stock split, there shall not be greater than 845,000 shares of Common Stock, issued and outstanding of Buyer, and there shall not be any Buyer Derivative Securities outstanding.

(e)           Buyer shall have no assets, liabilities or contingent liabilities as of the Closing Date;

(f)           Buyer and Buyer’s officers and directors shall be current on all filings with the SEC required under the Securities Exchange Act;

(g)           Buyer shall have adopted a stock option plan in the form attached hereto as Exhibit B with substantially similar terms to the existing Target stock option plan and shall have authorized warrants to purchase both preferred and common stock with substantially similar terms as the Target Warrants;

(h)           Buyer shall have filed all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of companies, pursuant to applicable Legal Requirements, since inception of Buyer;

(i)           each of the Buyer and the Transitory Subsidiary shall have delivered to the Target a certificate to the effect that each of the conditions specified above in Sections 6.2(a)-(h) is satisfied in all respects;

(j)           this Agreement and the Merger shall have received the Requisite Shareholder Approval and the number of Dissenting Shares shall not exceed one percent (1%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis;

(k)           the Target shall have received the resignations, effective as of the Closing, of each director and officer of Buyer and of the Transitory Subsidiary; and

(l)           all actions to be taken by the Buyer and the Transitory Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Target.

The Target may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

7.	INDEMNIFICATION.

7.1          Indemnification.

Each of the Major Buyer Shareholders agrees to indemnify and hold Target and its officers, directors, and affiliates, including but not limited to Buyer and the Surviving Corporation (the “Indemnitees”) harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a “Loss” and collectively “Losses”) incurred by Target, its officers, directors, or affiliates (including Buyer and the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of such Major Buyer Shareholder contained in this Agreement, (ii) any failure of such Major Buyer Shareholder to perform or comply with any covenant contained in this Agreement, or (iii) any failure of Buyer or any of the Major Buyer Shareholders to comply with all Legal Requirements in connection with Buyer's private offerings of securities prior to the Closing Date. The representations, warranties and covenants made by each Major Buyer Shareholder in this Agreement shall survive for a period expiring on the date that is twenty-four (24) months following the Closing (the "Survival Date") and any action for a breach of a Major Buyer Shareholder's representations or warranties, the failure of a Major Buyer Shareholder to comply with a covenant hereunder or any Loss under this Section 7.1 must be made and filed by the Survival Date.  Any claim for a breach of a Major Buyer Shareholder's representations or warranties, the failure of a Major Buyer Shareholder to comply with a covenant hereunder or any Loss under this Section 7.1 which is not made and filed by an Indemnitee prior to the Survival Date shall, from and after the Survival Date, be deemed to have been waived by such Indemnitee and rendered null and void and of no further force and effect.

7.2          Warranty of No Claims.

Buyer and Major Buyer Shareholders hereby represent and warrant, that to the best of their knowledge and belief, there is no known past condition or set of facts relating to the executive officers and directors of Buyer which will give rise to any claims, demands, obligations, actions or causes of action, of any nature whatsoever, which a party may now have, or which may hereafter accrue or otherwise be acquired, arising out of tort, contract, securities, or other theories of liability related to the duties and obligations imposed upon the executive officers and directors of Buyer.

7.3          Indemnity Procedure.

Within 15 days after service upon an indemnified party of a summons or other first legal process in connection with the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; the omission to notify the indemnifying party will relieve it from any liability which it may have to any indemnified party under this Section (but not otherwise) if the indemnifying party proves that it has been materially prejudiced by such omission.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

7.4          Payment.

Each Loss that the Major Buyer Shareholders are liable to indemnify for pursuant to this Section 7 shall be paid by reducing the amount then owed by Target to the Major Buyer Shareholders under the Stock Purchase Agreement attached as Exhibit C dollar for dollar for each Loss.  In the event that the no amounts are then owed to Major Buyer Shareholders under the Stock Purchase Agreement, or in the event that the amount of a Loss is in excess of the amounts then owed to Major Buyer Shareholders under the Stock Purchase Agreement, the amount of the Loss shall be paid in cash to the indemnified party by the Major Buyer Shareholders.

8.	TERMINATION.

8.1          Termination of Agreement.

Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after shareholder approval) as provided below:

(a)           the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(b)           the Buyer and the Transitory Subsidiary may terminate this Agreement by giving written notice to the Target at any time prior to the Effective Time (A) in the event the Target has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer or the Transitory Subsidiary has notified the Target of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28, 2009, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer or the Transitory Subsidiary breaching any representation, warranty, or covenant contained in this Agreement);

(c)           the Target may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary at any time prior to the Effective Time (A) in the event the Buyer or the Transitory Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target has notified the Buyer and the Transitory Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before February 28, 2009, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Target breaching any representation, warranty, or covenant contained in this Agreement) or (C) if the number of Dissenting Shares exceeds one percent (1%) of the number of outstanding Target Shares and Target Preferred Shares on an aggregate basis; or

(d)           any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Target Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Shareholder Approval.

8.2          Effect of Termination.

If any Party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

9.	MISCELLANEOUS.

9.1          Survival.

Each of the representations, warranties, and covenants of the Parties shall survive the Effective Time by two years.

9.2          Press Releases and Public Announcements.

No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

9.3          No Third-Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Section 2 above concerning payment of the Merger Consideration are intended for the benefit of the Target Securityholders.

9.4          Entire Agreement.

This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.5          Succession and Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

9.6          Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.7          Headings.

The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.8          Notices.

All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Target:	IntelaSight, Inc.
1201 S. Alma School Rd.
Suite 4450
Mesa, AZ 85210
Attn: David Ly

Copy to:	Stephen R. Boatwright, Esq.
Keller Rohrback, PLC
3101 North Central Avenue, Suite 1400
Phoenix, Arizona 85012-2600

If to the Buyer:	Charmed Homes Inc.
60 Mount Kidd Point S.E.
Calgary, Alberta
T2Z 3C5
Attn: Ian Quinn

Copy to:	Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201

If to the Transitory Subsidiary:	Charmed Homes Subsidiary, Inc.
60 Mount Kidd Point S.E.
Calgary, Alberta
T2Z 3C5
Attn: Ian Quinn

Copy to:	Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 903
Spokane, Washington 99201

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.9          Governing Law.

This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

9.10        Amendments and Waivers.

The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the Washington Business Corporation Act and Nevada Business Corporation Act.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.11        Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.12        Expenses.

Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

9.13        Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.  The word “including” shall mean including without limitation.

9.14        Incorporation of Exhibits and Schedules.

The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

9.15        Separate Counsel.

Each of the parties warrant and confirm that Keller Rohrback, PLC has only represented Target in connection with this Agreement and the transactions referenced herein or contemplated hereby.  Keller Rohrback has not represented any of the Buyer, Transitory Subsidiary, or Major Buyer Shareholders.  Buyer and Transitory Subsidiary were represented by Conrad Lysiak, Esq.  The parties stipulate and agree that, in entering into this Agreement, they have relied upon the advice and representation of counsel and other advisors selected by them or have waived the right to do so.  Each of the Buyer, Transitory Subsidiary and Major Buyer Shareholders particularly stipulate and agree that they and their counsel and advisors have not received and are not relying on any representations or warranty from any person or entity retained or employed by Target in connection with their entry into this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CHARMED HOMES INC.

By:	/s/ Ian Quinn
Ian Quinn, CEO

CHARMED HOMES SUBSIDIARY, INC.

By:	/s/ Ian Quinn
Ian Quinn, CEO

INTELASIGHT, INC.

By:	/s/ David Ly
David Ly, CEO

MAJOR BUYER SHAREHOLDERS

/s/ Ian Quinn
Ian Quinn

/s/ Kevin Liggins
Kevin Liggins

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

Charmed Homes Subsidiary, Inc.
Name of merging entity

Nevada
Jurisdiction

corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

IntelaSight, Inc.
Name of surviving entity

Washington
Jurisdiction

corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 1
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn: David Ly, CEO

3) (Choose one)

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Charmed Homes Subsidiary, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

IntelaSight, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

None.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Charmed Homes Subsidiary, Inc.
Name of merging entity

X ______________________ President
Signature **Title** **Date**

Name of merging entity

X ______________________
Signature **Title** **Date**

Name of merging entity

X ______________________
Signature **Title** **Date**

Name of merging entity

X ______________________
Signature **Title** **Date**

IntelaSight, Inc.
Name of surviving entity

X ______________________ CEO
Signature **Title** **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State 92A Merger Page 6
Revised: 7-1-08

ARTICLES OF MERGER

MERGING

CHARMED HOMES SUBSIDIARY, INC.

INTO

INTELASIGHT, INC.

Pursuant to the provisions of the Nevada Business Corporation Act (the "Nevada Act") and the Washington Business Corporation Act (the "Washington Act"), the undersigned companies adopt the following Articles of Merger for the purpose of merging Charmed Homes Subsidiary, Inc. into IntelaSight, Inc.

The following Articles of Merger were approved by the shareholders of each of the undersigned companies in the manner prescribed by the Nevada Act and Washington Act:

ARTICLE I.

MERGER

A.           IntelaSight, Inc., formed under the laws of the state of Washington ("Iveda"), into which Charmed Homes Subsidiary, Inc. ("Charmed" or "Disappearing Company"), formed under the laws of the state of Nevada, is hereby merged, on the effective date of the merger, shall be the corporation to survive the merger and the name under which the corporation will continue is "IntelaSight, Inc."  Said corporation, hereinafter sometimes called the "Surviving Corporation," shall be governed by the laws of the state of Washington.  Its principal office will be located at 1201 South Alma School Road, Suite 4450, Mesa, Arizona 85201.  Iveda and Charmed are sometimes referred to herein as the "Constituent Companies."

B.           Executed counterpart copies of these Articles of Merger and such supporting documents as are required shall be filed as promptly as possible with the Secretary of State of Nevada and the Secretary of State of Washington in accordance with the Merger Agreement entered into among the Constituent Companies, Charmed Homes Inc. and certain shareholders, dated as of January 8, 2009 (the "Merger Plan").  Five o'clock p.m. (5:00 p.m.) Pacific Time on the date of the filing with the Secretary of State of Washington of these Articles of Merger shall be the effective time of the merger and is hereinafter referred to as the "Effective Date."

C.           The Merger Plan was adopted by the Board of Directors and approved by the shareholders of Charmed in the manner prescribed by NRS 92A.120; and was adopted by the Board of Directors and approved by the shareholders of Iveda in the manner prescribed by RCW 23B.11.030.

D.           From the Effective Date, the merger shall have the effects provided under Nevada and Washington law.  Without limiting the generality of the foregoing, upon the Effective Date the separate existence of Charmed shall cease, and Charmed shall be merged with and into Iveda.  Iveda shall be the Surviving Corporation and the Surviving Corporation, without further deed or action, shall possess all assets and property of every description, and every interest herein wherever located and all rights, privileges, immunities, powers, franchises and authority (of a public as well as of a private nature) of each of the Constituent Companies and all obligations belonging to or due each of the Constituent Companies.  Title to any real estate or any interest therein, vested in each Constituent Company, shall not revert or in any way be impaired by reason of the merger.  The Surviving Corporation shall be liable for all of the obligations of each Constituent Company, including liability to dissenting shareholders.  Any claim existing, or action or proceeding pending, by or against any Constituent Company may be prosecuted to judgment, with right of appeal, as if the merger had not taken place, or the Surviving Corporation may be substituted in place of Charmed.  The Surviving Corporation further agrees that it will promptly pay to the dissenting shareholders of Charmed the amount, if any, to which they shall be entitled under the provisions of the Nevada Act with respect to the rights of dissenting shareholders.  All rights of creditors of each Constituent Company shall be preserved unimpaired, and all liens upon the property of any Constituent Company shall be preserved unimpaired, but only on the property affected by such liens immediately before the Effective Date.  Whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the Surviving Corporation, the officers of the respective Constituent Companies shall execute, acknowledge and deliver such instruments and do such acts as may be necessary or required.  For such purposes, the existence of the Constituent Companies and the authority of their respective officers and directors are continued, notwithstanding the merger.

ARTICLE II.

ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

From and after the Effective Date, the Articles of Incorporation of Iveda, as recorded in the office of the Secretary of State of Washington at the Effective Date, shall be and become the Articles of Incorporation of the Surviving Corporation, until further amended pursuant to the provisions of the Washington Act.

ARTICLE III.

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

A.           As of the Effective Date, the officers of the Surviving Corporation, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, or as otherwise provided in its Bylaws, are as follows:

President/CEO	David Ly
CFO/Treasurer Secretary/Senior VP	Bob Brilon Luz Berg

The officers of the Surviving Corporation and their number may be changed from time to time as provided by the Washington Act and the Bylaws of the Surviving Corporation.

B.           As of the Effective Date, the directors of the Surviving Corporation, who shall hold office until their successors shall be duly elected or appointed shall be David Ly (Chairman), Greg Omi, Jody Bisson and one additional director to be appointed by Mr. Ly, Mr. Omi and Ms. Bisson.  The directors of the Surviving Corporation and their number may be changed from time to time as provided by the Washington Act and the Bylaws of the Surviving Corporation.

C.           The first annual meeting of the shareholders of the Surviving Corporation after the Effective Date shall be the next annual meeting provided by the Bylaws of the Surviving Corporation.

D.           If, on or before the Effective Date, a vacancy shall for any reason exist in the Board of Directors of the Surviving Corporation, or in any of the offices, such vacancy shall hereafter be filled in the manner provided in the Articles of Incorporation of the Surviving Corporation or in its Bylaws.

ARTICLE IV.

BYLAWS OF SURVIVING CORPORATION

From and after the Effective Date, the present Bylaws of Iveda shall be and become the Bylaws of the Surviving Corporation until the same shall be altered, amended or repealed, or until new Bylaws shall be adopted, in accordance with the provisions of the Washington Act, the Bylaws and the Articles of Incorporation of the Surviving Corporation.

ARTICLE V.

CONVERSION OR CANCELLATION OF CHARMED
COMMON STOCK ON MERGER

A.           As of the Effective Date, by virtue of the merger of the Constituent Companies:

(1)           Without any action on the part of the holder thereof, each share of common stock, $0.001 par value, of Charmed ("Charmed Common Stock") which is issued and outstanding immediately prior to the Effective Date shall thereupon be converted into and become 1 fully paid and nonassessable share of common stock, $0.001 par value, of Iveda ("Iveda Common Stock").  Notwithstanding any other provisions of this Agreement, any shares of Charmed Common Stock which are unissued by Charmed immediately prior to the Effective Date shall not be converted but shall be canceled.

(2)           The holders of certificates representing shares of Charmed Common Stock shall cease to have any rights as shareholders of Charmed and the sole and indivisible right of such holders shall be the right to receive (i) the number of whole shares of Iveda Common Stock into which their shares of Charmed Common Stock shall have been converted by the merger as provided above, and (ii) the corresponding right to receive the cash value of any fraction of a share of Iveda Common Stock as provided below.

(3)           No certificates or scrip representing fractional shares of Iveda Common Stock shall be issued upon the surrender or exchange of Charmed certificates, no dividend or other distribution of Iveda shall relate to any fractional Iveda shares, and such fractional Iveda share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Iveda.  In lieu of any fractional share of Iveda Common Stock which a stockholder of Charmed would otherwise be entitled to receive, the Exchange Agent hereafter prescribed shall, upon surrender of a Charmed Common Stock certificate, pay to the holder of Iveda Common Stock certificates issued in exchange therefor, an amount of cash (without interest) determined by multiplying (i) the price of Iveda Common Stock which shall be $1.00, times (ii) the fractional Iveda Common Stock share interest to which such shareholder would otherwise be entitled.

B.           By virtue of the merger of the Constituent Companies:

(1)           As soon as practicable after the Effective Date, Iveda shall make available for exchange and conversion in accordance with this Article V, by making available to the Exchange Agent (as hereafter prescribed) for the benefit of the shareholders of Charmed, such number of shares of Iveda Common Stock as shall be issuable in exchange for outstanding shares of Charmed Common Stock (net of the aggregate number of fractional shares of Iveda in lieu of which cash will be paid).  In addition, Iveda will make available to the Exchange Agent, from time to time upon request of the Exchange Agent, such cash as may be necessary to make the cash payments with respect to fractional shares of Iveda Common Stock as provided above.

(2)           As soon as practicable after the Effective Date, Iveda or its designee, acting as Exchange Agent to effect the exchange of certificates (the "Exchange Agent"), shall mail to each holder of record a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Charmed Common Stock (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Iveda Common Stock, and the cash payment in lieu of fractional shares of Iveda Common Stock as set forth above.

(3)           After the Effective Date, there shall be no further registration of transfers on the books of the Surviving Corporation of the shares of Charmed Common Stock that were outstanding immediately prior to the Effective Date.  If, after the Effective Date, certificates representing such shares or interests are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Iveda Common Stock and for cash as provided in this Article V.

C.           The conversion ratio for converting the shares of Charmed Common Stock into shares of Iveda Common Stock shall be proportionately adjusted in the event of any stock split, stock dividend, recapitalization, exchange, readjustment or combination of shares or similar actions involving the Iveda Common Stock and Charmed Common Stock having a record date occurring between the date of execution of the Merger Plan and the Effective Date.

ARTICLE VI.

RIGHT TO AMEND ARTICLES OF INCORPORATION

The Surviving Corporation hereby reserves the right to amend, alter, change or repeal its Articles of Incorporation in the manner now or hereafter prescribed by statute or otherwise provided by law, and all rights and powers conferred in the Articles of Incorporation on shareholders, directors or officers of the Surviving Corporation, or any other person whomsoever are subject to this reserved power.
ARTICLE VII.

MISCELLANEOUS

These Articles of Merger may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument representing the Articles of Merger.

Dated:  ________, 2009

IntelaSight, Inc., a Washington corporation

By:
David Ly, CEO

ATTEST:

Luz Berg, Secretary

Dated: ________, 2009

Charmed Homes Subsidiary, Inc., a Nevada corporation

By:
Ian Quinn, President

ATTEST:

Kevin Liggins, Secretary

CHARMED HOMES INC.
2009 STOCK OPTION PLAN

1.           Establishment, Purpose and Term of Plan.

1.1           Establishment.  The Charmed Homes Inc. 2009 Stock Option Plan (the “Plan”) is hereby established effective as of _________________, 2009.

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Participating Company Group and its shareholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.  However, all Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.  The Company intends that the Plan comply with Section 409A of the Code, including any amendments or replacements of such section, and the Plan shall be so construed.

2.           Definitions and Construction.

2.1           Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

  (a)           “Affiliate” means (i) an entity, other than a Parent Corporation, that directly, or indirectly, through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities.  For this purpose, the term “control” (including the term “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

  (b)           “Board” means the Board of Directors of the Company.  If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

  (c)           “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

  (d)           “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board.  Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(e)           “Company” means Charmed Homes Inc., a Nevada corporation, or any successor corporation thereto.

(f)           “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(g)           “Director” means a member of the Board or of the board of directors of any other Participating Company.

(h)           “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

(i)           “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.  The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.  For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(j)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Board, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

  (i)           If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the Nasdaq National Market, The Nasdaq SmallCap Market or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable.  If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

  (ii)           If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code.

(l)           “Incentive Stock Option” means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(m)           “Insider” means an Officer, Director of the Company, or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(n)           “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(o)           “Officer” means any person designated by the Board as an officer of the Company.

(p)           “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan.  An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(q)           “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.  An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Board may approve from time to time.

(r)           “Optionee” means a person who has been granted one or more Options.

(s)           “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(t)           “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(u)           “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(v)           “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(w)           “Securities Act” means the Securities Act of 1933, as amended.

(x)           “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant.  An Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service.  Furthermore, an Optionee’s Service shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the one hundred eighty-first (181st) day following the commencement of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Optionee’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement.  The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company.  Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(y)           “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(z)           “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(aa)           “Ten Percent Owner Optionee” means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

2.2         Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.           Administration.

3.1           Administration by the Board.  The Board shall administer the Plan.  The Board shall determine all questions of interpretation of the Plan or of any Option, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

3.2           Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3           Powers of the Board.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

  (a)           to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

  (b)           to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

  (c)           to determine the Fair Market Value of shares of Stock or other property;

  (d)           to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

  (e)           to approve one or more forms of Option Agreement;

  (f)           to amend, modify, extend, cancel or renew any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

  (g)           to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

  (h)           to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

  (i)           to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4           Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.5           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.           Shares Subject to Plan.

4.1           Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be One Million Five Hundred Thousand (1,500,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.  If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee’s exercise price, the shares of Stock allocable to the unexercised portion of such Option or such repurchased shares of Stock shall again be available for issuance under the Plan.

4.2           Adjustments for Changes in Capital Structure.  Subject to any required action by the shareholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the shareholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options, in the ISO Share Issuance Limit set forth in Section 4.1, and in the exercise price per share of any outstanding Options.  If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares.  In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option.  The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.           Eligibility and Option Limitations.

5.1           Persons Eligible for Options.  Options may be granted only to Employees, Consultants, and Directors, except for Options granted in exchange for options issued under the IntelaSight, Inc. 2008 Stock Option Plan, which may be issued to any person who, at the time of the initial grant by IntelaSight, Inc., was eligible for the grant of an option under the IntelaSight, Inc. 2008 Stock Option Plan.  For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationship with the Participating Company Group.  Eligible persons may be granted more than one (1) Option.  However, eligibility in accordance with this Section shall not entitle any person to be granted an Option, or, having been granted an Option, to be granted an additional Option.

5.2           Option Grant Restrictions.  Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.  An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences Service with a Participating Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.3           Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by an Optionee for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000.00), the portions of such options which exceed such amount shall be treated as Nonstatutory Stock Options.  For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising.  In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.  Separate certificates representing each such portion shall be issued upon the exercise of the Option.

6.           Terms and Conditions of Options.

Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish shall evidence Options.  No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement.  Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1           Exercise Price.  The exercise price for each Option shall be established in the discretion of the Board, subject to compliance with Section 409A of the Code; provided, however, that (a) the exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than the Fair Market Value of a share of stock on the effective date of the grant if the option is a Nonstatutory Stock Option, and options granted in exchange for options issued under the Intelasight, Inc. 2008 Stock Option Plan shall have the exercise price specified on the options being exchanged.

6.2           Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company.  Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3           Payment of Exercise Price.

  (a)           Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Optionee having a Fair Market Value not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) provided that the Optionee is an Employee (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the Federal Reserve System) and in the Company’s sole discretion at the time the Option is exercised, by delivery of the Optionee’s promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Optionee shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof.  The Board may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

  (b)           Limitations on Forms of Consideration.

  (i)           Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months (and not used for another Option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

  (ii)           Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

  (iii)           Payment by Promissory Note.  No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law.  Any permitted promissory note shall be on such terms as the Board shall determine.  The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company.  Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4           Tax Withholding.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof.  Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof.  The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.  The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Optionee has satisfied the Participating Company Group’s tax withholding obligations.

6.5           Repurchase Rights.  Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted.  The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.  Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6           Effect of Termination of Service.

  (a)           Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after an Optionee’s termination of Service only during the applicable time period determined in accordance with this Section 6.6 and thereafter shall terminate:

   (i)           Disability.  If the Optionee’s Service terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii)           Death.  If the Optionee’s Service terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.  The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months (or such longer period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service.

(iii)           Termination for Cause.  Notwithstanding any other provision of this Option Agreement, if the Optionee’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable on the effective date of such termination of Service.  Unless otherwise defined in a contract of employment or service between the Optionee and a Participating Company, for purposes of this Option Agreement “Cause” shall mean any of the following: (1) the Optionee’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (2) the Optionee’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (3) the Optionee’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Optionee’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (4) any intentional act by the Optionee which has a material detrimental effect on a Participating Company’s reputation or business; (5) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (6) any material breach by the Optionee of any employment or service agreement between the Optionee and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (7) the Optionee’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation, or moral turpitude, or which impairs the Optionee’s ability to perform his or her duties with a Participating Company.

(iv)           Other Termination of Service.  If the Optionee’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

  (b)           Extension if Exercise Prevented by Law.  Notwithstanding the foregoing (except Termination for Cause), if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 9 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

  (c)           Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 6.6(a) of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (iii) the Option Expiration Date.

6.7           Transferability of Options.  During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative.  No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, to the extent permitted by the Board, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7.           Standard Forms of Option Agreement.

7.1           Option Agreement.  Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Option Agreement approved by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2           Authority to Vary Terms.  The Board shall have the authority from time to time to vary the terms of any standard form of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.           Change in Control.

8.1           Definitions.

  (a)           An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company:  (i) the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

  (b)           A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 8.1(a)(iii), the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities.  The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2           Effect of Change in Control on Options.

  (a)           In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Optionee, either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror’s stock.  Any Options which are neither assumed or substituted for by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control, provided, that, notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole discretion, provide in any Option Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate, to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all of the outstanding Options and any shares acquired upon the exercise of such Options, subject to compliance with Section 409A of the Code.  Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.  Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in Section 8.1(a)(i) constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its discretion.

(b)           The Board may, in its sole discretion and without the consent of any Optionee, determine that, upon the occurrence of a Change in Control, each or any Option outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share of Stock subject to such canceled Option in (i) cash, (ii) stock of the Company, the Acquiror or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under the Option (the “Spread”).  In the event such determination is made by the Board, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Optionees in respect of their canceled Options as soon as practicable following the date of the Change in Control.

9.           Compliance with Securities Law.

The grant of Options and the issuance of shares of Stock upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities.  Options may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

10.           Termination or Amendment of Plan.

The Board may terminate or amend the Plan at any time.  No termination or amendment of the Plan shall affect any then outstanding Option unless expressly provided by the Board.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule.

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Charmed Homes Inc. 2009 Stock Option Plan as duly adopted by the Board on _______, 2009.

Kevin Liggins, Secretary

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the "Agreement") dated ________, 2009 is by and among IntelaSight, Inc., a Washington corporation (hereinafter the "Buyer") and Ian Quinn and Kevin Liggins (hereinafter collectively, the "Sellers"), who are the majority stockholders of Charmed Homes Inc., a Nevada corporation (hereinafter the "Company").

This Agreement sets forth the terms and conditions upon which the Sellers are selling to the Buyer, and the Buyer is purchasing from the Sellers, 5,000,000 shares of common stock, par value $0.00001 per share, representing 74.73% of the issued and outstanding shares of capital stock of the Company (hereinafter the "Shares").

In consideration of the mutual agreement contained herein, the parties hereby agree as follows:

I.  SALE OF THE SHARES.

1.01           Shares being Sold.  Subject to the terms and conditions of this Agreement, the Sellers are selling, assigning, and delivering the Shares to the Buyer at the closing provided for in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.02           Consideration.  The Buyer is delivering to the Sellers $200,000 in certified funds, official bank check or wired funds, of which $100,000 will be paid at the Closing. The remaining is made payable in two $50,000 installments due three months and six months post-Closing.

1.03           Closing.  The Closing of the transactions provided for in Section 1.04 and 1.05 shall take place at 60 Mount Kidd Point S.E, Calgary, AB T2Z 3C5 simultaneously with the execution and delivery of this Agreement.

1.04           Delivery by the Sellers.  At the Closing, the Sellers shall deliver to the Buyer (i) certificates representing the Shares, endorsed in blank and otherwise in form acceptable for transfer on the books of the Company, with all necessary transfer tax stamps attached, and (ii) all contracts, books, and records of the Company not previously delivered.

1.05           Delivery by the Buyer.  At the Closing the Buyer is delivering to the Seller the payment provided for in Section 1.02 hereof.

II.  RELATED TRANSACTIONS.

2.01             Finder.  Sellers and Buyer acknowledge that there are no finders with respect to the transaction contemplated herein.

2.02           Appointment of Escrow Agent.  At the Closing, Securities Transfer Corp. shall be appointed escrow agent of the said shares until payment is received in full.

III. REPRESENTATIONS AND WARRANTIES BY THE SELLERS.

The Sellers hereby jointly and severally represent and warrant as follows:

3.01           Organization, Capitalization, etc.

(a)          The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, is qualified in no other state, and is not required to be qualified to do business in any other state or foreign jurisdiction.

(b)          The authorized capital stock of the Company consists of 200,000,000 shares, par value $0.00001 per share, divided into 100,000,000 shares of common stock, 6,690,000 of which are validly issued and outstanding, fully paid and nonassessable, and 100,000,000 shares of preferred stock, none of which have been issued.  All of the Shares owned by the Sellers are owned free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Sellers have the unqualified right to sell, assign, and deliver the Shares, and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.  The Buyer acknowledges that the Shares being acquired from the Sellers are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933, as amended (the "Act").  No other stock or other securities of any kind whatsoever are issued or outstanding, including, without limitation, bonds, debentures, or any other debt security; phantom stock, options, rights, or warrants to purchase or subscribe for, or any commitment or obligation of any kind to issue, any stock or securities of the Company; or securities convertible into stock of the Company.  There are no declared or accrued and unpaid dividends.

(c)          The Company has the corporate power and authority to carry on its business as presently conducted.

3.02           Authority.  The shareholders and the Board of Directors of the Company have each duly authorized the execution of this Agreement and the consummation of the transactions contemplated herein.  The Company has the full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of the Company, and is enforceable in accordance with its terms.

3.03           Title to Shares; Power to Transfer.  Each Seller has and will deliver to Buyer at Closing good and marketable title to his Shares free and clear of all security interests, financing statements, pledges, liens, conditional sales agreements, encumbrances, charges, proxies, agreements among shareholders, claims, third-party interests, restrictions, qualifications, limitations or rights of any kind and will have at Closing, the right, power and authority to transfer his Shares without breach or default with respect to any contract, agreement, commitment, or undertaking by which such Seller, the Company or the Shares are bound. The shares of common stock sold to Buyer shall represent 74.73% of the outstanding and issued shares of common stock on a fully diluted basis.

3.04           No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Articles of Incorporation or Bylaws of the Company, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers is bound. No contract, agreement, commitment, or undertaking, either oral or written, or judgment, order, writ, injunction or decree exists that in any other manner restricts, limits, or affects the execution, delivery or performance of this Agreement, the transferability of the Shares, or the business or assets of the Company.

3.05           Financial Statements.  The Sellers have delivered to the Buyer the balance sheet of the Company as at April 30, 2009 as reviewed by Manning Elliott.  That balance sheet is true and correct and a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of the Company as of the date thereof in accordance with generally accepted principals of accounting applied on a consistent basis.

3.06           Tax Returns.  The Company has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by federal, state, or local taxing authorities (including without limitation those due in respect of its properties, income, franchises, licenses, sales, and payrolls); there are not liens upon any of the Company's property or assets; there are not now any pending questions relating to, or claims asserted for, taxes or assessments asserted against the Company.

                               3.07           Title to Properties; Encumbrances.  The Company has good and marketable title to all of its assets, real and personal, tangible and intangible, including without limitation the properties and assets reflected in the April 30, 2009, balance sheet of the Company.  All such assets reflected in that balance sheet have a fair market or realizable value at least equal to the value thereof as reflected upon the balance sheet, and they are subject to no mortgage, pledge, lien, conditional sale agreement, encumbrance, or charge of whatsoever nature.

3.08           Accounts Receivable.  All accounts receivable of the Company, whether reflected in the Company's April 30, 2009 balance sheet or otherwise, represent sales actually made in the ordinary course of business and the reserve for uncollectibility of receivables as reflected in the aforesaid balance sheet is adequate and was calculated in a way consistent with past practice.  There are not now any questions, controversies, or disputes relating to any accounts receivable of the Company.

3.09           Undisclosed Liabilities.  Except to the extent reflected or reserved against in the April 30, 2009, balance sheet of the Company, the Company as of that date had no liabilities or obligations of any nature, where absolute, accrued, contingent, or otherwise and whether due or to become due.  Further, the Sellers do not know or have any reasonable ground to know of any basis for the assertion against the Company of any liability or obligation as of April 30, 2009, of any nature or in any amount not fully reflected or reserved against in the April 30, 2009 balance sheet.  The Company had no accounts payable at the date hereof.

3.10           Consents.  Attached as Exhibit 3.10 is a list of all consents (the "Necessary Consents") from any person, association, entity, or governmental authority, necessary to render the transaction contemplated hereby lawful, effective in accordance with the terms of this Agreement, and in compliance with any requirements by which the Sellers, the Shares, the Company, its business or assets are bound, and an executed copy of all Necessary Consents.

3.11           Proper Authority and Applicable Laws.  All meetings of the directors of the Company necessary to conduct its business have been duly convened and held, and all requisite director approval has been obtained for all purported acts by the Company.  All assets of the Company are used and maintained in material conformity with all applicable domestic and foreign laws and public policies.  No aspect of the business of the Company as heretofore conducted or act or omission of the Company or its agents violates or has violated any applicable domestic law or public policy in any material respect.

3.12           Absence of Certain Changes.  The Company has not since April 30, 2009:

(a)             Suffered any material adverse change in financial condition, assets, liabilities, business, or prospects;

(b)             Incurred any obligation or liability (whether absolute, accrued, contingent, or otherwise) other than in the ordinary course of business and consistent with past practice;

(c)             Paid any claim or discharged or satisfied any lien or encumbrance or paid or satisfied any liability (whether absolute, accrued, contingent, or otherwise) other than liabilities shown or reflected in the Company's April 30, 2009 balance sheet or liabilities incurred since April 30, 2009, in the ordinary course of business and consistent with past practices;

(d)             Permitted or allowed any of its assets, tangible or intangible, to be mortgaged, pledged, or subjected to any liens or encumbrances;

(e)             Written down the value of any inventory or written-off as uncollectible any notes or accounts receivable or any portion thereof, except for write-offs of such items in the ordinary course of business and at a rate no greater than during the quarter ended April 30, 2009;

(f)              Cancelled any other debts or claims or waived any rights of substantial value, or sold or transferred any of its assets or properties, tangible or intangible, other than sales of inventory or merchandise made in the ordinary course of business and consistent with past practice;

(g)             Made any capital expenditures or commitments in excess of $1,000 for additions to property, plant or equipment;

(h)             Declared, paid, or set aside for payment to its stockholders any dividend or other distribution in respect of its capital stock or redeemed or purchased or otherwise acquired any of its capital stock or any options relating thereto or agreed to take any such action;

(i)              Made any material change in any method of accounting or accounting practice.

3.13           Litigation.  There are no actions, proceedings, or investigations pending or, to the knowledge of the Company or the Sellers, threatened against the Company, and neither the Company nor the Sellers know or have any reason to know of any basis for any such action, proceeding, or investigation.  There is no event or condition of any kind or character pertaining to the business, assets, or prospects of the Company that may materially and adversely affect such business, assets or prospects.

3.14           Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company.

3.15           Disclosure.  The Sellers have disclosed to the Buyer all facts material to the assets, prospects, and business of the Company.  No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

3.16           SEC Filings.   The Company has filed on a timely basis all reports required to be filed with the United States Securities and Exchange Commission (hereinafter the "SEC").

3.17           Legend.  The Certificates representing the Shares delivered pursuant to this Agreement shall bear a legend in the following form:

"The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), as amended, or any other applicable federal or state securities acts; and are 'restricted securities' as defined by Rule 144 of the Act.  The shares may not be transferred, sold or otherwise disposed of unless:  (1) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts or an exemption from registration requirements under the Act is effective, and (2) the Company shall have received an opinion of counsel for the Company that no violations of any securities acts will be involved in any transfer,"

3.18           Basis for Representations and Warranties.  Prior to executing this Agreement, Sellers have made such affirmative and thorough reviews, searches, inspections and inquiries relating to the Company, and have consulted such third parties, as a reasonable and prudent person might deem necessary or appropriate in order to gain knowledge concerning matters to which the representations and warranties relate.

IV. REPRESENTATIONS AND WARRANTIES BY THE BUYER.

The Buyer hereby represents and warrants as follows:

4.01           Organization.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Buyer has all corporate power necessary to carry on its business as now being conducted.

4.02           Authorization.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof by Buyer will not, violate or conflict with any provision of by Buyer's Articles of Incorporation or Bylaws, or any provision of any contract, agreement, commitment or undertaking to which Buyer is bound.  At the Closing, Buyer shall deliver to Sellers a certified copy of the resolution of the Board of Directors of Buyer authorizing the consummation of the transaction contemplated by this Agreement.  Upon delivery to Sellers of such certified resolution, the consummation of the transaction contemplated by this Agreement will have been duly authorized by the Board of Directors of Buyer.

4.03           Investment Intent.  Buyer is purchasing the Shares for its own account for investment and not with a view to or for sale in connection with any distribution of common stock of the Company; and Purchaser will neither sell nor transfer any of the Shares in violation of any applicable law, rule or regulation, federal or state.  Buyer understands that any resale of the Shares must be made in compliance with the registration requirements of the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

V.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

5.01           Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing for one year, except that all representations and warranties relating to tax matters shall survive until the statute of limitations under Nevada law.  The above-referenced expiration periods shall not apply if either (i) written notice of a claim based on such representation or warranty setting forth the facts on which the claim is based shall have been delivered to Company prior to the expiration of such representation or warranty or (ii) such a claim is based upon willful or fraudulent misrepresentation or breach by a Seller.

5.02           Indemnification.  The Sellers, jointly and severally, agree to indemnify the Buyer and hold it harmless from an in respect of any assessment, loss, damage, liability, cost, and expense (including without limitation interest, penalties, and reasonable attorneys' fees) in excess of $1,000 in the aggregate, imposed upon or incurred by the Buyer resulting from a breach of any agreement, representation, or warranty of the Sellers.  Assertion by the Buyer of its right to indemnification under this Section 5.02 shall not preclude the assertion by the Buyer of any other rights or the seeking of any other remedies against the Sellers.

VI.  MISCELLANEOUS.

6.01           Expenses.  All fees and expenses incurred by the Sellers in connection with the transactions contemplated by this Agreement shall be borne by the Sellers and all fees and expenses incurred by the Buyer in connection with the transactions contemplated by this Agreement shall be borne by the Buyer.

6.02           Further Assurances.  From time to time, at the Buyer's request and without further consideration, the Sellers, at their own expense, will execute and transfer such documents and will take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

6.03           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

6.04           Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

6.05           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

6.06           Governing Law.   This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Washington, without regard to its conflict-of-laws rules and venue of any actions brought under this Agreement will be in Spokane County, Washington.

6.07           Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Sellers:	Ian Quinn and Kevin Liggins
60 Mt. Kidd Point SE
Calgary, AB T223C5
Canada

If to the Buyer:	IntelaSight, Inc.
Attn: David Ly, CEO
1201 S. Alma School Rd.
Suite 4450
Mesa, AZ 85210

6.08           Agent.  Sellers hereby authorize and direct Securities Transfer Corp to act as their agent in connection with the disbursement of the moneys set forth above and direct the Buyer to issue its check and deliver said funds to the Sellers' agent, Securities Transfer Corp.

6.09           Effect.  In the event any portion of this Agreement is deemed to be null and void under any state or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

6.11           Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.12           Tax Matters; Separate Counsel.  Sellers understand and acknowledge that the transactions contemplated by this Agreement may result in tax consequences and Buyer has urged Sellers to consult with their own legal counsel and financial advisors with regard to potential tax consequences of the transactions.  Each Seller particularly stipulates and agrees that he and his counsel and advisors have not received and are not relying on any representations or warranties from any person or entity retained or employed by Buyer in connection with such Seller's entry into this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company, Sellers and the Buyer, on the date first above written.

BUYER:
IntelaSight, Inc.

By:
David Ly, CEO

SELLERS:

Ian Quinn

Kevin Liggins

COMPANY:
Charmed Homes Inc.

By:
Ian Quinn, CEO

ANNEX B

Chapter 23B.13 RCW
Dissenters' rights
Chapter Listing

RCW Sections

23B.13.010	Definitions.
23B.13.020	Right to dissent.
23B.13.030	Dissent by nominees and beneficial owners.
23B.13.200	Notice of dissenters' rights.
23B.13.210	Notice of intent to demand payment.
23B.13.220	Dissenters' rights — Notice.
23B.13.230	Duty to demand payment.
23B.13.240	Share restrictions.
23B.13.250	Payment.
23B.13.260	Failure to take action.
23B.13.270	After-acquired shares.
23B.13.280	Procedure if shareholder dissatisfied with payment or offer.
23B.13.300	Court action.
23B.13.310	Court costs and counsel fees.

23B.13.010
Definitions.

As used in this chapter:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

     (3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

[1989 c 165 § 140.]

23B.13.020
Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

     (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

     (d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder's shares in exchange for cash or other consideration other than shares of the corporation; or

     (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

     (3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

     (a) The proposed corporate action is abandoned or rescinded;

     (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

     (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

[2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]

23B.13.030
Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder submits to the corporation the record shareholder's consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

     (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[2002 c 297 § 35; 1989 c 165 § 142.]

23B.13.200
Notice of dissenters' rights.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     (2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after the effective date of such corporate action, shall deliver a notice to all shareholders entitled to assert dissenters' rights that the action was taken and send them the notice described in RCW 23B.13.220.

[2002 c 297 § 36; 1989 c 165 § 143.]

23B.13.210
Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

     (2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

[2002 c 297 § 37; 1989 c 165 § 144.]

23B.13.220
Dissenters' rights — Notice.

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

     (2) The notice must be sent within ten days after the effective date of the corporate action, and must:

     (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

     (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

     (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

     (e) Be accompanied by a copy of this chapter.

[2002 c 297 § 38; 1989 c 165 § 145.]

23B.13.230
Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates, all in accordance with the terms of the notice.

     (2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

     (3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder's shares under this chapter.

[2002 c 297 § 39; 1989 c 165 § 146.]

23B.13.240
Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

     (2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[1989 c 165 § 147.]

23B.13.250
Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

     (2) The payment must be accompanied by:

     (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

     (b) An explanation of how the corporation estimated the fair value of the shares;

     (c) An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

     (e) A copy of this chapter.

[1989 c 165 § 148.]

23B.13.260
Failure to take action.

(1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

     (2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

[1989 c 165 § 149.]

23B.13.270
After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

[1989 c 165 § 150.]

23B.13.280
Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

     (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

     (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

     (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

[2002 c 297 § 40; 1989 c 165 § 151.]

23B.13.300
Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

     (5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165 § 152.]

23B.13.310
Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

     (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165 § 153.]

ANNEX C
Demand for Purchase of Shares

The undersigned shareholder hereby provides notice to Intelasight, Inc., a Washington corporation (the "Corporation"), of such shareholder's exercise of dissenters' rights pursuant to the Washington Revised Statutes with respect to the number of shares of the Corporation's common stock (the "Shares") listed below.  Such dissenters' rights are being exercised in connection with the merger (the "Merger") reflected in the Merger Agreement dated January 8, 2009 entered into by the Corporation, Charmed Homes Inc., a Nevada corporation, Charmed Homes Subsidiary, Inc., a Nevada corporation, and certain shareholders.  The Merger was first announced on November 17, 2008.  The undersigned understands that the Corporation has determined that $1.00 was the fair market value of the Shares, on a per share basis, as of November 16, 2008.  By signing below, the undersigned certifies that he or she was the beneficial owner of the number of Shares listed below as of November 16, 2008, and that the undersigned did not vote the number of Shares listed below in favor of the Merger.

Number of Shares offered for purchase: __________

Fair market value of the Shares as of November 16, 2008, as determined by the undersigned:  $__________ per Share

Name of Shareholder:

C-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Intelasight, Inc. d/b/a Iveda Solutions
Mesa, Arizona

We have audited the accompanying balance sheets of Intelasight, Inc. d/b/a Iveda Solutions as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended. The management of Intelasight, Inc. d/b/a Iveda Solutions is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intelasight, Inc. d/b/a Iveda Solutions as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant operating losses during the years ended December 31, 2008 and 2007, and throughout its existence. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Subsequent to the issuance of the Company’s financial statements referred to above and our report dated April 23, 2009, management determined that the future minimum lease commitments disclosed in Note 7 to the financial statements did not reflect the terms of one agreement. Note 7 has been restated to include the disclosures related to this agreement.

/s/ Eide Bailly LLP

Minneapolis, Minnesota

April 23, 2009, except for the last paragraph above and
  Note 7, which are as of May 14, 2009

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
BALANCE SHEETS
DECEMBER 31, 2008 AND 2007

	2008	2007
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$335,189	$41,344
Accounts Receivable	26,971	20,497
Prepaid Expenses	11,532	4,767
Inventory	13,530	-
Total Current Assets	387,222	66,608

PROPERTY AND EQUIPMENT
Office Equipment	87,050	75,560
Furniture and Fixtures	22,712	13,948
Software	36,634	16,244
Leased Equipment	213,460	3,813
Leasehold Improvements	34,495	9,562
Total Property and Equipment	394,351	119,127
Less: Accumulated Depreciation	99,099	50,037
Property and Equipment, Net	295,252	69,090

OTHER ASSETS
Deferred Income Taxes	-	558,370
Escrow Deposits	50,000
Deposits	16,523	2,293

Total Assets	$748,997	$696,361

See accompanying Notes to Financial Statements.

	2008	2007
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Portion of Capital Lease Obligations	$65,916	$1,043
Notes Payable	-	100,000
Accounts Payable	48,465	45,573
Deferred Revenue	21,964	-
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	-	12,805
Accrued Expenses	70,285	47,898
Total Current Liabilities	206,630	207,319

LONG-TERM LIABILITIES
Capital Lease Obligations, Net of Current Portion	117,162	2,725
Total Liabilities	323,792	210,044

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 40,000,000 shares authorized; 8,774,304 and 4,989,743 shares issued and outstanding, as of December 31, 2008 and 2007, respectively.	8,774	4,990
Preferred Stock, $0.001 par value; 10,000,000 shares authorized; -0- and 853,275 shares issued and outstanding, as of December 31, 2008 and 2007, respectively.	-	853
Additional Paid-In Capital	3,385,251	1,348,497
Accumulated Deficit	(2,968,820)	(868,023)
Total Stockholders' Equity	425,205	486,317

Total Liabilities and Stockholders' Equity	$748,997	$696,361

See accompanying Notes to Financial Statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007

REVENUE	$506,285	$544,259

COST OF REVENUE	357,184	306,949

GROSS PROFIT	149,101	237,310

OPERATING EXPENSES	1,661,718	701,135

LOSS FROM OPERATIONS	(1,512,617)	(463,825)

OTHER INCOME (EXPENSE)
Interest Income	5,994	-
Interest Expense	(35,804)	(1,164)
Total Other Income (Expense)	(29,810)	(1,164)

LOSS BEFORE INCOME TAXES	(1,542,427)	(464,989)

BENEFIT (PROVISION) FOR INCOME TAXES	(558,370)	182,670

NET LOSS	$(2,100,797)	$(282,319)

BASIC LOSS PER SHARE	$(0.30)	$(0.04)

DILUTED LOSS PER SHARE	$(0.30)	$(0.04)

See accompanying Notes to Financial Statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF STOCKHOLDERS’ EQUITY
YEARS ENDED DECEMBER 31, 2008 AND 2007

	Common Stock		Preferred Stock		Additional Paid-In Capital		Accumulated
	Shares	Amount	Shares	Amount	Common	Preferred	Deficit	Total
BALANCE AT DECEMBER 31, 2006	6,330,000	6,330	785,011	785	66,275	972,905	(585,704)	460,591
Stock Relinquished	(1,423,002)	(1,423)	-	-	1,423	-	-	-
Stock Based Compensation	-	-	-	-	29,209	-	-	29,209
Stock Options Exercised	82,745	83	-	-	8,192	-	-	8,275
Net Loss	-	-	-	-	-	-	(282,319)	(282,319)
Preferred Stock Issued	-	-	68,264	68	-	274,932	-	275,000
Costs of Capital	-	-	-	-	-	(4,439)	-	(4,439)
BALANCE AT DECEMBER 31, 2007	4,989,743	4,990	853,275	853	105,099	1,243,398	(868,023)	486,317
Common Stock Issued	1,629,000	1,629	-	-	1,427,371	-	-	1,429,000
Stock Based Compensation	-	-	-	-	222,892	-	-	222,892
Preferred Stock Converted to Common	1,307,347	1,307	(853,275)	(853)	1,242,944	(1,243,398)	-	-
Debt Converted to Common Stock	848,214	848	-	-	574,147	-	-	574,995
Net Loss	-	-	-	-	-	-	(2,100,797)	(2,100,797)
Costs of Capital	-	-	-	-	(187,202)	-	-	(187,202)
BALANCE AT DECEMBER 31, 2008	8,774,304	$8,774	-	$-	$3,385,251	$-	$(2,968,820)	$425,205

See accompanying Notes to Financial Statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(2,100,797)	$(282,319)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation	49,063	24,735
Interest Expense Converted to Equity	24,079	-
Stock Compensation	222,892	29,209
Deferred Tax Provision (Benefit)	558,370	(182,670)
(Increase) Decrease in Operating Assets:
Accounts Receivable	(6,474)	19,905
Prepaid Expense	(6,765)	1,440
Inventory	(13,530)	-
Deposits	(14,230)	-
Increase (Decrease) in Operating Liabilities:
Accounts Payable	2,892	8,803
Accrued Expenses	23,303	9,968
Deferred Revenue	21,964	-
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(12,805)	12,805
Net Cash Used by Operating Activities	(1,252,038)	(358,124)

CASH FLOWS FROM INVESTING ACTIVITIES
Escrow Deposits	(50,000)	-
Purchase of Property and Equipment	(65,579)	(24,582)
Net Cash Used by Investing Activities	(115,579)	(24,582)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Short-Term Borrowings	450,000	100,000
Payments on Capital Lease Obligations	(30,336)	(45)
Preferred Stock Issued, net of Costs of Capital	-	270,561
Common Stock Issued, net of Costs of Capital	1,241,798	8,275
Net Cash Provided by Financing Activities	1,661,462	378,791

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	293,845	(3,915)

Cash and Cash Equivalents - Beginning of Year	41,344	45,259

CASH AND CASH EQUIVALENTS - END OF YEAR	$335,189	$41,344

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Short-Term Debt Converted to Preferred Stock	$574,995	$-

Interest Paid	$11,725	$1,164

Property and Equipment Purchased via Capital Lease	$209,646	$3,813

See accompanying Notes to Financial Statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

IntelaSight, Inc. dba Iveda Solutions (“Iveda” or “the Company”) began operations January 24, 2005. The Company installs video surveillance equipment, primarily for security purposes, and provides video hosting, archiving and real-time remote surveillance services to a variety of businesses and organizations throughout the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated accumulated losses of ($2,968,820) through December 31, 2008.

A multi-step plan was adopted by management to enable the company to continue to operate and begin to report operating profits. The highlights of that plan are:

•	A private placement memorandum was prepared to raise an additional $2,500,000 of equity. As of December 31, 2008, $1,271,000 was still to be raised.
•	Establish distributor networks with existing companies to create a reseller network to increase the scope of the Company’s marketing activities with low cost to the Company.
•	The Company may evaluate and consider merger and/or acquisition activities.

Basis of Accounting
The Company’s financial statements have been prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Expense Recognition
Revenues from monitoring services are recognized when the services are provided. Expenses are recognized as incurred.

Revenues from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Expense Recognition (Continued)
Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Concentrations
Revenues from one customer represented approximately 13% of total revenues for the year ended December 31, 2008. The accounts receivable from the customer was $5,160 as of December 31, 2008. No other customers represented greater than 10% of total revenues for 2008.

Revenues from two customers represented approximately 17% and 13% of total revenues for the year ended December 31, 2007. The accounts receivable from these customers were $-0- as of December 31, 2007. No other customers represented greater than 10% of total revenues in 2007.

Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of the FDIC insurance limit.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of twelve months or less to be cash equivalents.

Accounts Receivable
The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information and existing economic conditions. Receivables past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit valuation and specific circumstances of the customer. As of December 31, 2008 and 2007, no allowance for uncollectible accounts was deemed necessary.  The Company does not generally charge interest on past due receivables.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory
Inventory consists of equipment purchased for installation projects and is recorded at the lower of cost or market.

Property and Equipment
Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of three to seven years. Expenditures for routine maintenance and repairs are charged to expense as incurred. Depreciation expense for the years ended December 31, 2008 and 2007 was $49,063 and $24,735, respectively.

Deferred Revenue
Deposits received from customers on future installation projects are recorded as deferred revenue.

Advertising Costs
Advertising costs are expensed as incurred. The Company does not incur any direct response advertising costs. Advertising expenses were $113,363 and $16,511 for the years ended December 31, 2008 and 2007, respectively.

Research and Development Costs
Research and development costs are expensed as incurred. Research and development expenses were $17,871 and $- for the years ended December 31, 2008 and 2007, respectively.

Income Taxes
Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents the Company's best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2008, the Company reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2008, and that benefits recorded in prior years would not be recognized.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The company’s 2005, 2006 and 2007 income tax returns are open to audit by the Internal Revenue Service. There are no uncertain tax positions that have been identified for those years, and accordingly, no liability has been recorded.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales Tax
The Company is liable for sales taxes in Arizona and California. Sales tax invoiced to customers is recorded as a liability on the Company’s financial statements.

Stock-Based Compensation
On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment, which requires the recognition of an expense related to the fair value of stock-based compensation awards. The Company elected the modified prospective transition method as permitted by SFAS No. 123R. Under this transition method, stock-based compensation expense for the years ended December 31, 2008 and 2007 includes compensation expense for stock-based compensation granted on or after the date SFAS 123R was adopted based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2008 and 2007, were estimated using the “minimum value method” as prescribed by original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, therefore, no compensation expense is recognized for these awards in accordance with SFAS No. 123R. The Company recognized $222,892 and $29,209 of stock-based compensation expense for the years ended December 31, 2008 and 2007, respectively.

Fair Value of Financial Instruments
On January 1, 2008, the Company adopted Statement of Financial Accounting Standard No. 157, Fair Value Measurements (SFAS 157). As permitted, adoption of SFAS 157 has been delayed for certain nonfinancial assets and nonfinancial liabilities to January 1, 2009. SFAS 157 applies to reported balances that are required or permitted to be measured at fair value under an existing accounting pronouncement. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability and establishes a fair value hierarchy. The fair value hierarchy consists of three levels of inputs that may be used to measure fair value as follows:

Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (Continued)

Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, and other factors such as credit loss assumptions. Securities valued using Level 2 inputs include mutual funds valued at a net asset valuation or “NAV”. The Company does not have any securities that are valued using Level 1 or 3 inputs.

The Company also adopted Statement of Financial Accounting Standard No. 159, The Fair Value Option for Financial Assets and Liabilities (SFAS 159) on January 1, 2008. SFAS 159 allows entities the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on an instrument-by-instrument basis. The Company has not elected to measure any existing financial instruments at fair value at January 1, 2008, as permitted under SFAS 159. However, the Company may elect to measure newly acquired financial instruments at fair value in the future.

New Accounting Standards
In December 2007, the FASB issued SFAS 141(revised 2007), “Business Combinations,” to increase the relevance, representational faithfulness, and comparability of the information a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R replaces SFAS 141, “Business Combinations” but, retains the fundamental requirements of SFAS 141 that the acquisition method of accounting be used and an acquirer be identified for all business combinations. SFAS 141R expands the definition of a business and of a business combination and establishes how the acquirer is to: (1) recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and is to be applied prospectively. Early adoption is prohibited. The Company has not yet determined the full effect, that the adoption of SFAS 141R will have on the Company’s financial statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Standards (continued)
In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” to improve the relevance, comparability, and transparency of the financial information a reporting entity provides in its consolidated financial statements.

SFAS 160 amends ARB 51 to establish accounting and reporting standards for noncontrolling interests in subsidiaries and to make certain consolidation procedures consistent with the requirements of SFAS 141R. It defines a noncontrolling interest in a subsidiary as an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 changes the way the consolidated income statement is presented by requiring consolidated net income to include amounts attributable to the parent and the noncontrolling interest. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary which do not result in deconsolidation. SFAS 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. SFAS 160 shall be applied prospectively, with the exception of the presentation and disclosure requirements which shall be applied retrospectively for all periods presented. The Company has not yet determined the effect, if any, that the adoption of SFAS 160 will have on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement does not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Reclassification
Certain amounts in 2007 have been reclassified to conform to the 2008 presentation.

NOTE 2	ESCROW DEPOSITS

The Company made an escrow deposit of $50,000 for the purchase of the majority of outstanding stock of Charmed Homes, Inc., pursuant to a reverse merger agreement signed in January 2009.

NOTE 3	ACCRUED EXPENSES

Accrued expenses of $70,285 as of December 31, 2008, consists of $40,567 of deferred rent, $23,905 of accrued payroll and associated costs, and $5,813 of other liabilities.

Accrued expenses of $47,898 as of December 31, 2007 consists of $33,545 of accrued sales tax, $6,068 of accrued payroll and associated costs, $5,804 of accrued interest and $2,481 of other liabilities.

NOTE 4	COSTS, ESTIMATED EARNINGS AND BILLINGS ON CONTRACTS IN PROCESS

There were no contracts in process as of December 31, 2008.  Accordingly, there are no amounts reported in the accompanying balance sheet as of December 31, 2008.

As of December 31, 2007, contracts in process were as follows:
2007
Costs Incurred on Uncompleted Projects	$24,082
Estimated Gross Profit	5,431
Contract Revenues Earned	29,513
Less: Billings to Date	42,318
Total	$(12,805)

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Reported in the accompanying balance sheets as follows:

2007
Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts	$-
Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts	(12,805)
Total	$(12,805)

NOTE 5	NOTES PAYABLE

In the fourth quarter of 2007, the Company borrowed $100,000 for use in operations. The principal and interest (charged at 10%) is payable in a single payment in December 2008. During the first quarter 2008, the Company borrowed $150,000 for use in operations. The principal and interest (charged at 10%) is payable in a single payment in December 2008.  The note holders of the $100,000 and $150,000 exercised their right to convert unpaid principle and interest in December 2008 at $0.50 per share

In June 2008, the Company borrowed $300,000 for use in operations at 12% interest payable in December 2008.  The note holders exercised their rights to convert the unpaid principal and interest to common stock in 2008 at $1.00 per share.

In 2008 all outstanding debt and accrued interest was converted to 848,214 shares of common stock.

NOTE 6	OBLIGATIONS UNDER CAPITAL LEASES

In 2008 and 2007, the Company became the lessee of certain computer equipment under capital leases extending through 2011. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are depreciated over their estimated useful lives. The computer equipment has been recorded in the accompanying financial statements in office equipment of $213,460 and $3,813 and accumulated depreciation of $21,628 and $64 at December 31, 2008 and 2007, respectively. The leases have imputed interest rates between 8% and 25% and monthly payments between $43 and $1,435.

Future minimum lease payments under the capital leases as of December 31, 2008 for each of the remaining years are as follows:

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Year Ending December 31,
2009	$88,888
2010	88,807
2011	43,028
Total Minimum Lease Payments	220,723
Less: Interest	37,645
Total Principal	183,078
Less: Current Portion	65,916
Long-Term Capital Lease	$117,162

NOTE 7	OPERATING LEASES

The Company leased its office facilities under a non-cancelable operating lease expiring August 2011 and requires minimum monthly payments ranging from $8,098 to $9,015. Rent expense was $77,008 for the year ended December 31, 2008. The Company also has non-cancellable data center services agreement for $6,110 per month, expiring September 2011. Data center services expense was $18,330 for the year ended December 31, 2008.

Future minimum lease payments under this leases are as follows:

Year Ending December 31,
2009	$173,862
2010	$177,523
2011	$121,838
Total	$473,223

NOTE 8	SERIES A AND A-1, CONVERTIBLE PREFERRED STOCK

In 2007, the Company completed an offering of 853,275 shares of $.001 par value, Series A and A-1 Preferred Stock at $0.94 and $4.028 per share, respectively. The Company’s Series A Preferred stockholders, at any time, have the right to convert their stock into common stock shares on a 1:1 basis, adjusted for specific items defined in the Purchase Agreement. The Preferred Stock has liquidation preferences over the other outstanding securities of the Company.

All outstanding Series A and A-1 Preferred Stock was converted to common stock during 2008. The total common shares issued with respect to the conversion were 1,307,347.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 9	STOCK OPTION PLAN

In 2008, the Company established a stock option plan (the Plan) in which options to purchase the common stock of the Company may be awarded to employees and consultants. The Company has reserved 2,000,000 shares of common stock for issuance under the plan. Under the plan, the Company memorialized options granted during 2007 and 2006.

Stock options may be granted as either incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or as options not qualified under Section 422 of the Code. All options are issued with an exercise price at or above 100 percent of the fair market value of the common stock on the date of the grant as determined by the Company's board of directors. Incentive stock option plan awards of restricted stock are intended to qualify as deductible performance-based compensation under Section 162(m) of the Code. Incentive Stock Option awards of unrestricted stock are not designed to be deductible to the Company under Section 162(m). Under the Plan, stock options will terminate on the tenth anniversary date of the grant or earlier if provided in the grant.

The Company has also granted non-qualified stock options to employees and contractors. All non-qualified options are generally issued with an exercise price that may be less than 100 percent of the fair value of the common stock on the date of the grant as determined by the Company's board of directors. Options may be exercised up to ten years following the date of the grant, with vesting schedules determined by the Company upon grant. Options fully vest immediately upon grant through a range of four to ten years after the grant date. Vested options may be exercised up to three months following date of termination of the relationship. The fair values of options are determined using the Black-Scholes option-pricing model. The estimated fair value of options is recognized as expense on the straight-line basis over the options’ vesting periods. The Company has unrecognized stock-based compensation with a weighted-average term of approximately ten years of $115,784 at December 31, 2008.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Stock option transactions during 2008 and 2007 were as follows:

	2008		2007
		Weighted -		Weighted -
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at Beginning of Year	406,267	$0.10	653,157	$0.10
Granted	795,712	0.52	93,245	0.10
Exercised	-	-	(82,745)	0.10
Forfeited or Canceled	(1,250)	0.10	(257,390)	0.10
Outstanding at End of Year	1,200,729	0.38	406,267	0.10

Options Exercisable at Year-End	883,375	0.19	360,686	0.10

Weighted-Average Fair Value of Options Granted During the Year	$0.41		$0.09

Information with respect to stock options outstanding and exercisable at December 31, 2008 is as follows:

	Options Outstanding			Options Exercisable
	Number	Weighted -		Number
	Outstanding	Average	Weighted -	Exercisable	Weighted -
Range of	at	Remaining	Average	at	Average
Exercise	December 31,	Contractual	Exercise	December 31,	Exercise
Prices	2008	Life	Price	2008	Price
$0.10 - $1.00	1,200,729	9 Years	$0.38	883,375	$0.19

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for options granted.

		Employee	Non-Employee
		Options	Options
	2008	2007	2007
Expected Life	4.6 Years	10 Years	10 Years
Dividend Yield	0%	0%	0%
Expected Volatility	42%	82%	82%
Risk-Free Interest Rate	3.75%	4.75%	4.75%

Expected volatility was estimated by using the average volatility of three public companies offering services similar to the Company. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date. The expected life of options is based on the average of three public companies offering services similar to the Company.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 10	STOCK WARRANTS

The Company issued stock warrants to employees and a member of the board of directors. Warrants may be exercised up to between five and ten years following the date of the grant, with vesting schedules determined by the Company upon issue. Warrants fully vest immediately upon issue through three years after the issue date. The fair value of warrants are determined using the Black-Scholes option-pricing model. The estimated fair value of warrants is recognized as expense on the straight-line basis over the warrants’ vesting periods. The Company has unrecognized stock-based compensation with a weighted-average term of approximately eight years of $15,449 at December 31, 2008.

Stock warrant transactions for 2008 and 2007 were as follows:

	2008		2007

		Weighted -		Weighted -
		Average		Average
		Redemption		Redemption
	Shares	Price	Shares	Price
Outstanding at Beginning of Year	509,278	$0.10	268,947	$0.10
Issued	50,000	1.00	240,331	0.10
Outstanding at End of Year	559,278	0.18	509,278	0.10

Warrants Redeemable at End of Year	521,778	0.12	499,671	0.10

Weighted-Average Fair Value of Warrants Issued During the Year	$0.41		$0.09

Information with respect to stock options outstanding and exercisable at December 31, 2008 is as follows:

	Warrants Outstanding			Warrants Redeemable
	Number	Weighted -		Number
	Outstanding	Average	Weighted -	Redeemable	Weighted -
Range of	at	Remaining	Average	at	Average
Exercise	December 31,	Contractual	Redemption	December 31,	Redemption
Prices	2008	Life	Price	2008	Price
$0.10 - $1.00	559,278	8 Years	$0.19	521,778	$0.12

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

The fair value of each warrant issued is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for warrants issued.
	2008	2007
Expected Life	4.6 Years	10 Years
Dividend Yield	0%	0%
Expected Volatility	42%	82%
Risk-Free Interest Rate	3.00%	4.75%

Expected volatility was estimated by using the average volatility of three public companies offering services similar to the Company. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the grant date.  The expected life of warrants is based on the average of three public companies offering services similar to the Company.

NOTE 11	INCOME TAXES

The components of the (provision) benefit for income taxes for the years ended
December 31 were as follows:

	2008	2007
Deferred Income Tax (Provision) Benefit	$(558,370)	$182,670

Temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and tax credit and operating loss carryforwards that create deferred tax assets and liabilities are as follows:

	2008	2007
Tax Operating Loss Carryforward	$1,115,000	$562,000
Accelerated Depreciation	(13,330)	(3,630)
Valuation Allowance	(1,101,670)	-
	$-	$558,370

The total deferred tax assets in the accompanying balance sheets include the following amounts of deferred tax assets and liabilities:
	2008	2007
Total Deferred Tax Assets	$1,115,000	$562,000
Total Deferred Tax (Liability)	(13,330)	(3,630)
Valuation Allowance	(1,101,670)	-
Deferred Tax Asset	$-	$558,370

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

These amounts have been presented in the Company’s financial statements as follows:
	2008	2007
Noncurrent Deferred Income Tax Asset	$1,101,670	$558,370
Valuation Allowance	(1,101,670)	-
	$-	$558,370

As of December 31, 2008, the Company has federal net operating loss carryforwards for income tax purposes of approximately $2,627,000 which will begin to expire in 2025. The Company also has Arizona and California net operating loss carryforwards for income tax purposes of approximately $2,012,000 and $614,000 which will begin to expire in 2010. These carryforwards have been utilized in the determination of the deferred income taxes for financial statement purposes. The following table accounts for federal net operating loss carryforwards only.

Year Ending	Net Operating	Year of
December 31,	Loss:	Expiration:

2008	$1,308,000	2028
2007	429,000	2027
2006	476,000	2026
2005	414,000	2025
	$2,627,000

The tax provision differs from the expense that would result from applying Federal statutory rates to income before income taxes due to the effect of state income taxes and because certain expenses are deducted for financial reporting that are not deductible for tax purposes.
	2008	2007
Tax Benefit of 34%	$(524,425)	$(158,096)
Increase (Decrease) in Income Taxes Resulting from:
State Income Tax Benefit, Net of Federal Tax	(94,658)	(37,404)
Nondeductible Expenses	75,783	12,830
Valuation Allowance	1,101,670	-
Total	$558,370	$(182,670)

NOTE 12	RELATED PARTY TRANSACTIONS

During 2007, the Company’s majority shareholder relinquished 1,423,002 shares of common stock to the Company. The shareholder received no consideration for the shares.

The Company has provided surveillance services since 2005 to entities owned by Ross Farnsworth, either through a family partnership or through ahis majority owned LLC, and subsequently Ross Farnsworth became a shareholder of The Company in 2006.  Mr. Farnsworth’s holdings are less than 5% of the Company but the revenue for years ending 2008 and 2007 was $40,466 and $ 35,672, respectively, and there was a trade accounts receivable balance of $3,021 and $2,105 at December 31, 2008 and 2007.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

NOTE 13	EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by SFAS No. 128, “Earnings Per Share“(“EPS”).

Basic EPS is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding. Diluted EPS also includes the effect of dilutive potential common shares.  The Company had net losses for the years ended December 31, 2008 and 2007 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive.  Accordingly, all options to purchase common shares were excluded from the calculation of diluted earnings per share for the years ended December 31, 2008 and 2007.

	2008	2007
Basic EPS
Net Loss	$(2,100,797)	$(282,319)
Weighted Average Shares	7,004,583	6,589,121
Basic Loss Per Share	$(0.30)	$(0.04)

Diluted EPS
Net Loss	$(2,100,797)	$(282,319)
Basic Weighted Average Shares	7,004,583	6,589,121
Dilutive Effect of Stock Options	-	-
Diluted Weighted Average Shares	7,004,583	6,589,121
Diluted Loss Per Share	$(0.30)	$(0.04)

NOTE 14	SUBSEQUENT EVENTS

The Company issued 50,000 shares of common stock for $1 per share in February 2009.

On January 8, 2009, Charmed Homes Inc. (“Charmed") entered into a merger agreement (the "Merger Agreement") with IntelaSight, Inc., a Washington corporation dba Iveda Solutions ("Iveda"), Charmed Homes Subsidiary, Inc., a Nevada corporation and a wholly owned subsidiary of Charmed ("Merger Sub"), and certain Charmed shareholders.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2008 AND 2007

Under the Merger Agreement, Charmed and Iveda have agreed, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to engage in a merger whereby the Merger Sub will merge with and into Iveda, and as a result Iveda will become a wholly-owned subsidiary of Charmed. As part of the merger, Iveda's stock and derivative securities will be exchanged for stock and derivative securities of Charmed at a ratio of one share of Charmed's common stock for each one share held in Iveda immediately prior to the merger closing. As part of the merger, Charmed will change its name to "Iveda Corporation."

Under the Merger Agreement, the Company has committed to pay an additional $150,000 to certain shareholders of Charmed Homes in addition to the $50,000 in escrow at    December 31, 2008.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
FINANCIAL STATEMENTS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
BALANCE SHEETS

	(Unaudited) March 31,	December 31,
	2009	2008
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$24,900	$335,189
Accounts Receivable	48,839	26,971
Prepaid Expenses	4,498	11,532
Inventory	-	13,530

Total Current Assets	78,237	387,222

PROPERTY AND EQUIPMENT
Office Equipment	87,589	87,050
Furniture and Fixtures	27,416	22,712
Software	36,800	36,634
Leased Equipment	213,460	213,460
Leasehold Improvements	36,280	34,495

Total Property and Equipment	401,545	394,351
Less: Accumulated Depreciation	118,418	99,099

Property and Equipment, Net	283,127	295,252

OTHER ASSETS
Escrow Deposits	50,000	50,000
Deposits	16,523	16,523

Total Assets	$427,887	$748,997

See accompanying Notes to Financial Statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
BALANCE SHEETS

	(Unaudited) March 31,	December 31,
	2009	2008
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current Portion of Capital Lease Obligations	$68,526	$65,916
Notes Payable	50,000	-
Accounts Payable	118,515	48,465
Deferred Revenue	-	21,964
Accrued Expenses	85,428	70,285

Total Current Liabilities	322,469	206,630

LONG-TERM LIABILITIES
Capital Lease Obligations, Net of Current Portion	102,344	117,162
Total Liabilities	424,803	323,792

STOCKHOLDERS' EQUITY
Common Stock, $0.001 par value; 40,000,000 shares authorized; 8,859,304 and 8,774,304 shares issued and outstanding, as of March 31, 2009 and December 31, 2008, respectively	8,859	8,774

Preferred Stock, $0.001 par value; 10,000,000 shares authorized	-	-

Additional Paid-In Capital	3,480,166	3,385,251

Accumulated Deficit	(3,485,941)	(2,968,820)

Total Stockholders' Equity	3,084	425,205

Total Liabilities and Stockholders' Equity	$427,887	$748,997

See accompanying Notes to Financial Statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF OPERATIONS
(UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2009 AND 2008

	3 Months Ending	3 Months Ending
	March 31, 2009	March 31, 2008

REVENUE	$223,824	$177,057

COST OF REVENUE	165,232	59,674

GROSS PROFIT	58,592	117,383

OPERATING EXPENSES	568,966	215,437

LOSS FROM OPERATIONS	(510,374)	(98,054)

OTHER INCOME (EXPENSE)
Interest Income	1,184	-

Interest Expense	(7,931)	(7,433)

Total Other Income (Expense)	(6,747)	(7,433)

LOSS BEFORE INCOME TAXES	(517,121)	(105,487)

BENEFIT (PROVISION) FOR INCOME TAXES	-	40,000

NET LOSS	$(517,121)	$(65,487)

BASIC AND DILUTED LOSS PER SHARE	$(0.06)	$(0.01)

See accompanying Notes to Financial Statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
STATEMENTS OF CASH FLOWS
(UNAUDITED)

	3 Months Ending	3 Months Ending
	March 31, 2009	March 31, 2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(517,121)	$(65,487)
Adjustments to Reconcile Net Loss to Net Cash Used by Operating Activities
Depreciation	19,318	8,393
Stock Compensation	10,000	-
Deferred Tax Benefit		(40,000)
(Increase) Decrease in Operating Assets:
Accounts Receivable	(21,868)	(45,618)
Prepaid Expense	7,034	-
Inventory	13,530	-
Deposits	-	(13,617)
Increase (Decrease) in Operating Liabilities:		-
Accounts Payable	70,050	(19,427)
Accrued Expenses	15,143	10,104
Deferred Revenue	(21,964)	-
Billings in Excess of Costs and Estimated Earnings on
Uncompleted Contracts	-	(12,805)

Net Cash Used by Operating Activities	(425,878)	(178,457)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Property and Equipment	(7,193)	(9,717)
Net Cash Used by Investing Activities	(7,193)	(9,717)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Short-Term Borrowings	50,000	175,916
Payments on Capital Lease Obligations	(12,218)	(1,959)

Common Stock Issued, net of Costs of Capital	85,000	22,502

Net Cash Provided by Financing Activities	122,782	196,459

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(310,289)	8,285

Cash and Cash Equivalents - Beginning of Year	335,189	41,344

CASH AND CASH EQUIVALENTS - END OF PERIOD	$24,900	$49,629

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$7,931	$1,183
Property and Equipment Purchased via Capital Lease	$-	$69,182

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
 Nature of Operations
IntelaSight, Inc. dba Iveda Solutions (“Iveda” or “the Company”) began operations
January 24, 2005. The Company installs video surveillance equipment, primarily for security purposes, and provides video hosting, archiving and real-time remote surveillance services to a variety of businesses and organizations throughout the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated accumulated losses of ($3,485,941) through March 31, 2009.  These conditions raise substantial doubt about the company’s ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverabiiity and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

A multi-step plan was adopted by management to enable the company to continue to operate and begin to report operating profits. The highlights of that plan are:

•	A private placement memorandum was prepared to raise an additional $2,500,000 of equity. As of March 31, 2009, $1,186,000 was still to be raised.
•	Establish distributor networks with existing companies to create a reseller network to increase the scope of the Company’s marketing activities with low cost to the Company.

On January 8, 2009, Charmed Homes Inc. (“Charmed") entered into a merger agreement (the "Merger Agreement") with the Company, Charmed Homes Subsidiary, Inc., a Nevada corporation and a wholly owned subsidiary of Charmed ("Merger Sub"), and certain Charmed shareholders.

Under the Merger Agreement, Charmed and Iveda have agreed, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to engage in a merger whereby the Merger Sub will merge with and into Iveda, and as a result Iveda will become a wholly-owned subsidiary of Charmed. As part of the merger, Iveda's stock and derivative securities will be exchanged for stock and derivative securities of Charmed at a ratio of one share of Charmed's common stock for each one share held in Iveda immediately prior to the merger closing. As part of the merger, Charmed will change its name to "Iveda Corporation."

Under the Merger Agreement, the Company has committed to pay an additional $150,000 to certain shareholders of Charmed Homes in addition to the $50,000 in escrow at    December 31, 2008.

Basis of Presentation and Accounting
The unaudited interim financial statements of the Company included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim reporting including the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. These statements do not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual audited financial statements and should be read in conjunction with the Company’s audited financial statements and related notes for the year ended December 31, 2008,

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, including normal recurring accruals, necessary to present fairly the financial position of the Company at March 31, 2009, the results of operations for the three months ended March 31, 2009 and 2008, and the cash flows for the three months ended March 31, 2009 and 2008. The results of operations for the three months ended March 31, 2009, are not necessarily indicative of the expected results of operations for the full year or any future period. The balance sheet as of December 31, 2008, is derived from the Company’s audited financial statements.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Revenue and Expense Recognition
Revenues from monitoring services are recognized when the services are provided. Expenses are recognized as incurred.

Revenues from fixed-price equipment installation contracts are recognized on the percentage-of-completion method. The percentage completed is measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers expended costs to be the best available measure of progress on these contracts. Because of inherent uncertainties in estimating costs and revenues, it is at least reasonably possible that the estimates used will change.

Contract costs include all direct material, subcontractors, labor costs, and equipment costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when their realization is reasonably assured. Claims are included in revenues when realization is probable and the amount can be reliably estimated.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

Income Taxes
Deferred income taxes are recognized in the financial statements for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates. Temporary differences arise from depreciation, deferred rent expense, and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that represents the Company's best estimate of such deferred tax assets that, more likely than not, will be realized. Income tax expense is the tax payable for the year and the change during the year in deferred tax assets and liabilities. During 2008, the Company reevaluated the valuation allowance for deferred tax assets and determined that no current benefits should be recognized for the year ended December 31, 2008, and that benefits recorded in prior years would not be recognized.  We reported no income tax expense during the three month period ended March 31, 2009 due to our operating losses and valuation allowances to fully reserve the deferred tax assets.

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FIN 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position, if that position is more likely than not to be sustained on examination, based on the technical merits of the position. The company’s 2005, 2006 and 2007 income tax returns are open to audit by the Internal Revenue Service. There are no uncertain tax positions that have been identified for those years, and accordingly, no liability has been recorded.

Stock-Based Compensation
On January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”)  123R, Share-Based Payment, which requires the recognition of an expense related to the fair value of stock-based compensation awards. The Company elected the modified prospective transition method as permitted by SFAS 123R. Under this transition method, stock-based compensation expense for the years ended December 31, 2008 and 2007 includes compensation expense for stock-based compensation granted on or after the date SFAS 123R was adopted based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The Company recognizes compensation expense on a straight-line basis over the requisite service period of the award. The fair value of stock-based compensation awards granted prior to, but not yet vested as of December 31, 2008 and 2007, were estimated using the “minimum value method” as prescribed by original provisions of SFAS 123, Accounting for Stock-Based Compensation, therefore, no compensation expense is recognized for these awards in accordance with SFAS 123R.  The Company has recognized $10,000 and $0 of stock compensation for the three months ended March 31, 2009 and 2008, respectively.

Fair Value of Financial Instruments
On January 1, 2008, the Company adoptedSFAS 157, Fair Value Measurements. As permitted, adoption of SFAS 157 has been delayed for certain nonfinancial assets and nonfinancial liabilities to January 1, 2009. SFAS 157 applies to reported balances that are required or permitted to be measured at fair value under an existing accounting pronouncement. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability and establishes a fair value hierarchy. The fair value hierarchy consists of three levels of inputs that may be used to measure fair value as follows:

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions, and other factors such as credit loss assumptions. Securities valued using Level 2 inputs include mutual funds valued at a net asset valuation or “NAV”. The Company does not have any securities that are valued under SFAS 157.

The Company also adopted SFAS 159, The Fair Value Option for Financial Assets and Liabilities  on January 1, 2008. SFAS 159 allows entities the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on an instrument-by-instrument basis. The Company has not elected to measure any existing financial instruments at fair value at January 1, 2008, as permitted under SFAS 159. However, the Company may elect to measure newly acquired financial instruments at fair value in the future.

New Accounting Standards

In May 2009, the FASB issued SFAS 165 “Subsequent Events”. SFAS 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued or available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009. Management is currently evaluating the impact of this statement.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

In April 2009, the FASB issued three related FASB Staff Positions (“FSP”): (i) FSP FAS 115-2 and FAS 124-2, “Recognition of Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2 and FAS 124-2”), (ii) FSP FAS 107-1 and Accounting Principles Board Opinion (“APB”) 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1 and APB 28-1”), and (iii) FSP FAS 157-4, “Determining the Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4), which are effective for interim and annual reporting periods ending after June 15, 2009. FSP FAS 115-2 and FAS 124-2 amend the other-than-temporary impairment guidance in U.S. GAAP for debt securities to modify the requirement for recognizing other-than-temporary impairments, change the existing impairment model, and modify the presentation and frequency of related disclosures. FSP FAS 107-1 and APB 28-1 require disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. FSP FAS 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157, “Fair Value Measurements” (“SFAS 157”). We are currently evaluating the impact of adopting these Staff Positions, but we do not expect the adoption to have a material impact on our consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141(revised 2007), “Business Combinations,” to increase the relevance, representational faithfulness, and comparability of the information a reporting entity provides in its financial reports about a business combination and its effects. SFAS 141R replaces SFAS 141, “Business Combinations” but, retains the fundamental requirements of SFAS 141 that the acquisition method of accounting be used and an acquirer be identified for all business combinations. SFAS 141R expands the definition of a business and of a business combination and establishes how the acquirer is to: (1) recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (2) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, and is to be applied prospectively. Early adoption is prohibited. The adoption of SFAS 141R does not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB 51,” to improve the relevance, comparability, and transparency of the financial information a reporting entity provides in its consolidated financial statements.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

SFAS 160 amends ARB 51 to establish accounting and reporting standards for noncontrolling interests in subsidiaries and to make certain consolidation procedures consistent with the requirements of SFAS 141R. It defines a noncontrolling interest in a subsidiary as an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 changes the way the consolidated income statement is presented by requiring consolidated net income to include amounts attributable to the parent and the noncontrolling interest. SFAS 160 establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary which do not result in deconsolidation. SFAS 160 also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners of a subsidiary. SFAS 160 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. SFAS 160 shall be applied prospectively, with the exception of the presentation and disclosure requirements which shall be applied retrospectively for all periods presented. The adoption of SFAS 160 does not have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement does not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of SFAS 161 does not have a material effect on the Company’s financial statements.

NOTE 2: ESCROW DEPOSITS

The Company made an escrow deposit of $50,000 for the purchase of the majority of outstanding stock of Charmed Homes, Inc., pursuant to a reverse merger agreement signed in January 2009.

NOTE 3: ACCRUED EXPENSES

Accrued expenses of $85,428 as of March 31, 2009, consists of $37,664 of deferred rent, $36,381 of accrued payroll and associated costs, and $11,383 of other liabilities.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

Accrued expenses of $70,285 as of December 31, 2008, consists of $40,567 of deferred rent, $23,905 of accrued payroll and associated costs, and $8,993 of other liabilities.

NOTE 4: NOTES PAYABLE

In the fourth quarter of 2007, the Company borrowed $100,000 for use in operations. The principal and interest (charged at 10%) was payable in a single payment in December 2008. During the first quarter 2008, the Company borrowed $150,000 for use in operations. The principal and interest (charged at 10%) was payable in a single payment in December 2008.  The note holders of the $100,000 and $150,000 exercised their right to convert unpaid principle and interest in December 2008 at $0.50 per share

In June 2008, the Company borrowed $300,000 for use in operations at 12% interest payable in December 2008.  The note holders exercised their rights to convert the unpaid principal and interest to common stock in 2008 at $1.00 per share.

In 2008 all outstanding debt and accrued interest was converted to 848,214 shares of common stock.

In March 2009, the Company borrowed $50,000 for use in operations at 12% interest payable upon demand, unsecured.

NOTE 5: SERIES A AND A-1, CONVERTIBLE PREFERRED STOCK

In 2007, the Company completed an offering of 853,275 shares of $.001 par value, Series A and A-1 Preferred Stock at $0.94 and $4.028 per share, respectively. The Company’s Series A Preferred stockholders, at any time, have the right to convert their stock into common stock shares on a 1:1 basis, adjusted for specific items defined in the Purchase Agreement. The Preferred Stock has liquidation preferences over the other outstanding securities of the Company.

All outstanding Series A and A-1 Preferred Stock was converted to common stock during 2008. The total common shares issued with respect to the conversion were 1,307,347.

NOTE 6: RELATED PARTY TRANSACTIONS

The Company has provided surveillance services since 2005 to entities owned by Ross Farnsworth, either through a family partnership or through ahis majority owned LLC, and subsequently Ross Farnsworth became a shareholder of The Company in 2006.  Mr. Farnsworth’s holdings are less than 5% of the Company but the revenue for the three months ended March 31, 2009 and the year ending 2008 was $6,100 and $40,466, respectively, and there was a trade accounts receivable balance of $ 0 and $3,021 at March 31, 2009 and December 31, 2008, respectively.

INTELASIGHT, INC. DBA
IVEDA SOLUTIONS
(A WASHINGTON CORPORATION)
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7: EARNINGS (LOSS) PER SHARE

The following table provides a reconciliation of the numerators and denominators reflected in the basic and diluted earnings per share computations, as required by SFAS 128, “Earnings Per Share“(“EPS”).

Basic EPS is computed by dividing reported earnings available to stockholders by the weighted average shares outstanding. Diluted EPS also includes the effect of dilutive potential common shares.  The Company had net losses for the three months ended March 31, 2009 and 2008 and the effect of including dilutive securities in the earnings per common share would have been anti-dilutive.  Accordingly, all options to purchase common shares were excluded from the calculation of diluted earnings per share for the three months ended March 31, 2009 and 2008.

	3/31/2009	3/31/2008
Basic and Diluted EPS
Net Loss	$(517,121)	$(65,487)
Weighted Average Shares	8,819,304	6,305,423
Basic Loss Per Share	$(0.06)	$(0.01)
Dilutive Effect of Stock Options	-	-

NOTE 8: COMMON STOCK

The Company issued 85,000 shares of common stock for $1 per share in the quarter ended March 31, 2009 under a private placement memorandum.

NOTE 9: SUBSEQUENT EVENTS

The Company issued 30,000 shares of common stock for $1 per share in April 2009 and an additional 25,000 shares of common stock for $1 per share in June 2009.

Report of Independent Registered Public Accounting Firm

To the Directors and Stockholders
Charmed Homes Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Charmed Homes Inc. (A Development Stage Company) as of January 31, 2009 and 2008, and the related consolidated statements of operations, cash flows and stockholders' equity for the years then ended and accumulated for the period from June 27, 2006 (Date of Inception) to January 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Charmed Homes Inc. (A Development Stage Company) as of January 31, 2009 and 2008, and the results of its operations, cash flows and stockholders’ equity for the years then ended and accumulated for the period from June 27, 2006 (Date of Inception) to January 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred operating losses since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS
Vancouver, Canada
April 14, 2009

Charmed Homes Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	January 31,	January 31,
	2009 $	2008 $

ASSETS

Current Assets

Cash	86,957	22,748
Inventory (Note 3)	–	489,844

Total Assets	86,957	512,592

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable	3,413	2,796
Due to related party (Note 4(a))	–	395,751

Total Liabilities	3,413	398,547

Contingency (Note 1)
Subsequent Event (Note 7)

Stockholders’ Equity

Common Stock, 200,000,000 shares authorized, $0.00001 par value; 6,690,000 shares issued and outstanding (Note 5)	67	67

Additional Paid-in Capital	173,933	173,933

Donated Capital (Note 4(b))	15,500	9,500

Deficit Accumulated During the Development Stage	(105,956)	(69,455)

Total Stockholders’ Equity	83,544	114,045

Total Liabilities and Stockholders’ Equity	86,957	512,592

(The accompanying notes are an integral part of these consolidated financial statements)

Charmed Homes Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)

	Accumulated from	For the Year	For the Year
	June 27, 2006	Ended	Ended
	(Date of Inception)	January 31,	January 31,
	to January 31, 2009	2009	2008
	$	$	$

Revenue	505,665	505,665	–

Cost of Goods Sold	490,598	490,598	–

Gross Profit	15,067	15,067	–

Expenses

Donated services and rent (Note 4(b))	15,500	6,000	6,000
Foreign exchange loss	12,376	5,300	7,076
General and administrative	3,456	360	2,710
Professional fees	88,371	38,588	34,783
Property taxes and utilities	1,320	1,320	–

Total Expenses	121,023	51,568	50,569

Net Loss For the Period	105,956	36,501	50,569

Net Loss Per Share – Basic and Diluted		(0.01)	(0.01)

Weighted Average Shares Outstanding		6,690,000	5,972,000

(The accompanying notes are an integral part of these consolidated financial statements)

Charmed Homes Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)

	Accumulated from June 27, 2006 (Date of Inception) to January 31, 2009	For the Year Ended January 31, 2009	For the Year Ended January 31, 2008
	$	$	$

Operating Activities

Net loss for the period	(105,956)	(36,501)	(50,569)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Donated services and rent	15,500	6,000	6,000

Changes in operating assets and liabilities

Inventory	–	489,844	(489,844)
Accounts payable	3,413	617	2,416

Net Cash Provided By (Used In) Operating Activities	(87,043)	459,960	(531,997)

Financing Activities

Advances from a related party	–	–	380,751
Repayment of related party advances	–	(395,751)	–
Proceeds from issuance of common stock	174,000	–	169,000

Net Cash Provided By (Used In) Financing Activities	174,000	(395,751)	549,751

Increase in Cash	86,957	64,209	17,754

Cash - Beginning of Period	–	22,748	4,994

Cash - End of Period	86,957	86,957	22,748

Supplemental Disclosures

Interest paid	–	–	–
Income taxes paid	–	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

Charmed Homes Inc.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Equity
For the Period from June 27, 2006 (Date of Inception) to January 31, 2009
(Expressed in US dollars)

	Common Stock		Additional Paid-In	Donated	Deficit Accumulated During the Development
	Number	Par Value	Capital	Capital	Stage	Total
		$	$	$	$	$
Balance - June 27, 2006 (Date of Inception)	-	-	-	-	-	-
Common stock issued for cash at $0.001 per share	5,000,000	50	4,950	-	-	5,000
Donated services and rent	-	-	-	3,500	-	3,500
Net loss for the period	-	-	-	-	(18,886)	(18,886)
Balance – January 31, 2007	5,000,000	50	4,950	3,500	(18,886)	(10,386)
Common stock issued for cash at $0.10 per share	1,690,000	17	168,983	-	-	169,000
Donated services and rent	-	-	-	6,000	-	6,000
Net loss for the year	-	-	-	-	(50,569)	(50,569)
Balance – January 31, 2008	6,690,000	67	168,983	9,500	(69,455)	114,045
Donated services and rent	-	-	-	6,000	-	6,000
Net loss for the year	-	-	-	-	(36,501)	(36,501)
Balance – January 31, 2009	6,690,000	67	173,933	15,550	(105,956)	83,544

(The accompanying notes are an integral part of these consolidated financial statements)

Charmed Homes Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
January 31, 2009
(Expressed in US dollars)

1.	Nature of Operations and Continuance of Business

Charmed Homes Inc. (the “Company”) was incorporated in the State of Nevada on June 27, 2006. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7, “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the sale of constructed or purchased homes.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated revenues of $505,665 since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at January 31, 2009, the Company has accumulated losses of $105,956. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

a)	Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, are expressed in US dollars and include the accounts of the Company and its wholly-owned subsidiary, Charmed Homes Subsidiary, Inc., which was incorporated on November 26, 2008. All intercompany transactions and balances have been eliminated upon consolidation.  The Company’s fiscal year-end is January 31.

b)	Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to donated expenses, valuation of inventory and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)	Earnings Per Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2009 and 2008, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)	Inventory

Inventory consists of real estate purchased for resale and is valued at the lower of cost and net realizable value. Cost is determined using the specific identification method.

g)	Financial Instruments

Financial instruments, which include cash and accounts payable, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

h)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

i)	Foreign Currency Translation

The Company’s functional and reporting currency is the United States dollar. Significant transactions may occur in Canadian dollars and management has adopted SFAS No. 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

j)	Revenue Recognition

The Company recognizes revenue in accordance with SFAS No. 66, ”Accounting for Sales of Real Estate”. The sale of constructed or purchased houses will be recognized in full once the real estate property has been sold, the profit is determinable, collectibility of the sales price is reasonably assured, and the earnings process is virtually complete whereas the Company is no longer further obligated to perform significant activities after the sale to earn the profit.

k)	Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No.51”. SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. This statement replaces SFAS No. 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS No. 141 (revised 2007) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS No. 141 (revised 2007) also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

l)	Recent Adopted Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and enhances fair value measurement disclosure. In October 2008, the FASB issued FSP 157-3 “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of SFAS No. 157 in a market that is not active, and provides guidance on the key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. Effective February 1, 2008, the Company adopted the measurement and disclosure requirements related to financial assets and financial liabilities. The adoption of SFAS 157 for financial assets and financial liabilities did not have a material impact on the Company’s results of operations or the fair values of its financial assets and liabilities.

FASB Staff Position 157-2, “Effective Date of FASB Statement No. 157,” (“FSP 157-2”) delayed the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of fiscal 2010. The Company is currently assessing the impact that the application of SFAS 157 to nonfinancial assets and liabilities will have on its results of operations and financial position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS 159”). Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Effective February 1, 2008, the Company adopted SFAS 159, but the Company has not elected the fair value option for any eligible financial instruments as of January 31, 2009.

3.	Inventory

	January 31, 2009 $	January 31, 2008 $
Land	–	153,653
Building	–	311,844
Other	–	24,347

	–	489,844

4.	Related Party Transactions

a)
As at January 31, 2008 the Company owed $395,751 to the president of the Company. During the year ended January 31, 2009, this amount was repaid. The amount owing was unsecured, non-interest bearing, and due on demand.

b)
Commencing July 1, 2006, the president of the Company has provided management services and office space to the Company with an estimated fair value of $300 and $200 per month, respectively. During the year ended January 31, 2009, the Company recorded donated services of $3,600 (2007 - $3,600) and donated rent of $2,400 (2007 - $2,400).

5.	Common Stock

a)	In July 2007, the Company issued 1,690,000 common shares of the Company at a price of $0.10 per common share for proceeds of $169,000 pursuant to an SB-2 Registration Statement.

b)	On July 15, 2006, the Company issued 5,000,000 shares of common stock to officers and directors at a price of $0.001 per share for cash proceeds of $5,000.

6.	Income Taxes

The Company is subject to United States income taxes at a rate of 35%. The reconciliation of the provision for income taxes at the United States statutory rate compared to the Company’s income tax expense as reported is as follows:

	January 31, 2009 $	January 31, 2008 $
Expected income tax recovery at statutory rate	(12,776)	(17,699)
Non-deductible expenses	2,100	2,100
Change in valuation allowance	10,676	15,599
Income tax recovery	–	–

The significant components of net deferred tax assets at January 31, 2009 and 2008 are as follows:

	January 31, 2009 $	January 31, 2008 $
Deferred tax assets:
Cumulative net operating losses	31,660	20,984
Less valuation allowance	(31,660)	(20,984)
Net deferred tax asset	–	–

The Company has incurred net operating losses of $90,456 which, if unutilized, will expire as follows:

Year Incurred	Amount $	Year of Expiry
2007	15,386	2027
2008	44,569	2028
2009	30,501	2029
	90,456

7.	Subsequent Event

On January 8, 2009, the Company entered into a merger agreement (the “Agreement”) with IntelaSight, Inc. (“IntelaSight”). Under the Agreement, the Company will engage in a 1 for 2 reverse stock split and IntelaSight’s stock and derivative securities will be exchanged for stock and derivative securities of the Company at a ratio of one share of the Company’s common stock for one share of IntelaSight. IntelaSight will merge with the Company’s subsidiary, Charmed Homes Subsidiary, Inc. The Agreement is subject to the satisfaction of closing conditions and shareholder approval.

Charmed Homes Inc.
(A Development Stage Company)

April 30, 2009

Charmed Homes Inc.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)
(unaudited)

	(Unaudited) April 30,	January 31,
	2009	2009
	$	$
ASSETS

Current Assets

Cash	83,531	86,957

Total Assets	83,531	86,957

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities

Accounts payable and accrued liabilities	13,843	3,413

Total Liabilities	13,843	3,413

Contingency (Note 1)
Commitment (Note 4)

Stockholders’ Equity

Common Stock, 200,000,000 shares authorized, $0.00001 par value; 6,690,000 shares issued and outstanding	67	67

Additional Paid-in Capital	173,933	173,933

Donated Capital (Note 3)	17,000	15,500

Deficit Accumulated During the Development Stage	(121,312)	(105,956)

Total Stockholders’ Equity	69,688	83,544
Total Liabilities and Stockholders’ Equity	83,531	86,957
 (The accompanying notes are an integral part of these financial statements.)

Charmed Homes Inc.
(A Development Stage Company)
Consolidated Statements of Operations
(Expressed in US dollars)
(unaudited)

	Accumulated from
	June 27, 2006 (Date	Three Months	Three Months
	of Inception) to	Ended	Ended
	April 30,	April 30,	April 30,
	2009	2009	2008
	$	$	$
Revenue	505,665	–	–

Cost of Goods Sold	490,598	–	–

Gross Profit	15,067	–	–

Expenses

Donated services and rent (Note 3)	17,000	1,500	1,500
Foreign exchange loss	12,376	–	6,101
General and administrative	3,468	12	181
Professional fees	102,215	13,844	10,238
Property taxes and utilities	1,320	–	–

Total Expenses	136,379	15,356	18,020

Net Loss for the Period	121,312	15,356	18,020

Net Loss Per Share – Basic and Diluted		–	–

Weighted Average Shares Outstanding		6,690,000	6,690,000
(The accompanying notes are an integral part of these financial statements.)

Charmed Homes Inc.
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in US dollars)
(unaudited)

	Accumulated from
	June 27, 2006
	(Date of Inception)	Three Months Ended	Three Months Ended
	to April 30,	April 30,	April 30,
	2009	2009	2008
	$	$	$
Operating Activities

Net loss for the period	(121,312)	(15,356)	(18,020)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Donated services and rent	17,000	1,500	1,500

Changes in operating assets and liabilities

Accounts payable	4,393	980	1,435
Accrued liability	9,450	9,450	7,088
Due to related party	–	–	6,101

Net Cash Provided By (Used In) Operating Activities	(90,469)	(3,426)	(1,896)

Financing Activities

Proceeds from issuance of common stock	174,000	–	–

Net Cash Provided By (Used In) Financing Activities	174,000	–	–

Increase (decrease) in Cash	83,531	(3,426)	(1,896)

Cash - Beginning of Period	–	86,957	22,748

Cash - End of Period	83,531	83,531	20,852
Supplemental Disclosures

Interest paid	–	–	–
Income taxes paid	–	–	–
 (The accompanying notes are an integral part of these financial statements.)

Charmed Homes Inc.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
April 30, 2009
(Expressed in US dollars)
(unaudited)

1.     Nature of Operations and Continuance of Business

Charmed Homes Inc. (the “Company”) was incorporated in the State of Nevada on June 27, 2006. The Company is a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7, “Accounting and Reporting by Development Stage Enterprises”. The Company’s principal business is the sale of constructed or purchased homes.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has generated revenues of $505,665 since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. As at April 30, 2009, the Company has accumulated losses of $121,312. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies

a)	Basis of Presentation
These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, are expressed in US dollars and include the accounts of the Company and its wholly-owned subsidiary, Charmed Homes Subsidiary, Inc., which was incorporated on November 26, 2008. All intercompany transactions and balances have been eliminated upon consolidation.  The Company’s fiscal year-end is January 31.

b)	Interim Financial Statements
These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

2.     Summary of Significant Accounting Policies (continued)

c)	Use of Estimates
The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to donated expenses and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

d)	Earnings Per Share
The Company computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. There are no dilutive securities outstanding at April 30, 2009.

e)	Comprehensive Loss
SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2009 and 2008, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

f)	Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

2.     Summary of Significant Accounting Policies (continued)

g)	Inventory
Inventory consists of real estate purchased for resale and is valued at the lower of cost and net realizable value. Cost is determined using the specific identification method.

h)	Financial Instruments
Financial instruments, which include cash, accounts payable and accrued liabilities, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company’s operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)	Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with SFAS No. 109, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

j)	Foreign Currency Translation
The Company’s functional and reporting currency is the United States dollar. Significant transactions may occur in Canadian dollars and management has adopted SFAS No. 52, “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Average monthly rates are used to translate revenues and expenses. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

2.     Summary of Significant Accounting Policies (continued)

k)	Revenue Recognition
The Company recognizes revenue in accordance with SFAS No. 66, ”Accounting for Sales of Real Estate”. The sale of constructed or purchased houses will be recognized in full once the real estate property has been sold, the profit is determinable, collectibility of the sales price is reasonably assured, and the earnings process is virtually complete whereas the Company is no longer further obligated to perform significant activities after the sale to earn the profit.

l)	Recent Accounting Pronouncements
In May 2009, the FASB issued SFAS No. 165 “Subsequent Events”. SFAS No. 165 provides general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued or available to be issued. The statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements. The statement also sets forth the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.  Furthermore, this statement identifies the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. It is effective for interim or annual financial periods ending after June 15, 2009. Management is currently evaluating the impact of this statement.

In April 2009, the FASB issued SFAS No. 164, “Not-for-Profit Entities: Mergers and Acquisitions”. SFAS No. 164 provides guidance on accounting for a combination of not-for-profit entities, which is a transaction or other event that results in a not-for-profit entity initially recognizing another not-for-profit entity, a business, or a non-profit activity in its financial statements. It is effective for financial statements issued for fiscal years beginning after December 15, 2009. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

2.     Summary of Significant Accounting Policies (continued)

m)	Recently Adopted Accounting Pronouncements
In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts – An interpretation of FASB Statement No. 60”. SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. Effective February 1, 2009, the Company adopted SFAS No.163. The adoption of SFAS No. 163 did not have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment to FASB Statement No. 133”. SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Effective February 1, 2009, the Company adopted SFAS No. 161. The adoption of SFAS No. 161 did not have a material effect on the Company’s financial statements.

In December 2007, the FASB issued No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No.51”. SFAS No. 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. SFAS No. 160 also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. Effective February 1, 2009, the Company adopted SFAS No. 160. The adoption of SFAS No. 160 did not have a material effect on the Company’s financial statements.

2.     Summary of Significant Accounting Policies (continued)

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”. This statement replaces SFAS No. 141 and defines the acquirer in a business combination as the entity that obtains control of one or more businesses in a business combination and establishes the acquisition date as the date that the acquirer achieves control. SFAS No. 141 (revised 2007) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. SFAS No. 141 (revised 2007) also requires the acquirer to recognize contingent consideration at the acquisition date, measured at its fair value at that date. Effective February 1, 2009, the Company adopted SFAS No. 141. The adoption of SFAS No. 141 did not have a material effect on the Company’s financial statements.

3.     Related Party Transactions

Commencing July 1, 2006, the President of the Company provided management services and office space to the Company with a fair value of $300 and $200 per month, respectively. During the three months ended April 30, 2009, the Company recorded donated services of $900 (2008 - $900) and donated rent of $600 (2008 - $600).

4.     Commitment

On January 8, 2009, the Company entered into a merger agreement (the “Agreement”) with IntelaSight, Inc. (“IntelaSight”). Under the Agreement, the Company will engage in a 1 for 2 reverse stock split and IntelaSight’s stock and derivative securities will be exchanged for stock and derivative securities of the Company at a ratio of one share of the Company’s common stock for one share of IntelaSight. IntelaSight will merge with the Company’s subsidiary, Charmed Homes Subsidiary, Inc. The Agreement is subject to the satisfaction of closing conditions and shareholder approval.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.  Indemnification of Directors and Officers

Charmed Homes Inc.

Set forth below is a description of certain provisions of the articles of incorporation of Charmed Homes Inc. ("Charmed"), the bylaws of Charmed, and the Nevada Business Corporation Act.  This description is intended as a summary only and is qualified in its entirety by reference to the Charmed articles of incorporation, the Charmed bylaws, and Nevada law.

Under our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Nevada law provides that a director is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in such director's capacity as a director unless it is proven that:

o	the director's act or failure to act constituted a breach of the director's fiduciary duty as a director; and

o	the director's breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The Charmed articles of incorporation provide that, to the extent permitted by Nevada law, a Charmed director will not be personally liable for monetary damages to the corporation or its shareholders for breach of his or her fiduciary duty as a director, except for liability under the above-listed exception.

Nevada law does not permit a corporation to indemnify directors against judgments in actions brought by or in the right of the corporation in which the director was adjudged liable to the corporation and extends this limitation to indemnification of officers.  However, Nevada law does permit indemnification for reasonable expenses in these situations if the indemnification is ordered by a court.

Under Nevada law, directors and officers as well as other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful.  In addition, Nevada law permits the corporation to advance expenses upon a written undertaking for their repayment if the person receiving the advance is not ultimately entitled to indemnification.  Nevada law specifies that the statutory provisions are not exclusive of other rights to indemnification or advancement of expenses that may be provided by bylaws, agreements, votes of shareholders or disinterested directors, or otherwise.

The Charmed articles of incorporation provide to directors and officers indemnification to the full extent provided by law; therefore, Charmed directors and officers will have all the protections available to directors and officers of Nevada corporations.  The articles of incorporation also provide that the corporation may enter into specific agreements with individual officers or directors for greater or different indemnification.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

IntelaSight, Inc.

Set forth below is a description of certain provisions of the articles of incorporation of IntelaSight, Inc. ("Iveda"), the bylaws of Iveda, and the Washington Business Corporation Act.  This description is intended as a summary only and is qualified in its entirety by reference to the Iveda articles of incorporation, the Iveda bylaws, and Washington law.

The Company's articles of incorporation provide to directors and officers indemnification to the full extent provided by law, and provide that, to the extent permitted by Washington law, a director will not be personally liable for monetary damages to the Company or its shareholders for breach of his or her fiduciary duty as a director, except for liability for certain actions that may not be limited under Washington law.

The Iveda articles of incorporation eliminate the liability of Iveda directors to Iveda or its shareholders for monetary damages for conduct as a director to the fullest extent permissible under the Washington Business Corporation Act.

According to Section 23B.08.320 of the Act, a director's liability cannot be eliminated or limited for:

o	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

o	acts of the directors as specified in Section 23B.08.310 of Washington law which section relates to unlawful distributions to shareholders; or

o	any transaction from which the director will personally receive an improper personal benefit.

According to Section 23B.08.510 of the Washington Business Corporation Act, a Washington corporation such as Iveda may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith and reasonably believed the conduct was in the corporation's best interests (or not opposed to its best interests for conduct not in an official capacity) and not criminally unlawful.  This includes service with respect to an employee benefit plan.  A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or in connection with any other proceeding charging improper personal benefit to the director, in which the director was adjudged liable on the basis that personal benefit was improperly received.  Section 23B.08.520 states that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against the reasonable expenses incurred by the director as a result.

The Washington Business Corporation Act permits an advancement of expenses to a director indemnitee if the director submits a written affirmation of his or her good faith belief in meeting the appropriate level of conduct and promises to repay the advance if it is ultimately determined that the director did not meet the standard of conduct.

A director who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction.

According to Section 23B.08.570 of the Washington Business Corporation Act, Iveda may indemnify its officers, employees, and agents to the same extent as the Iveda directors.  Any corporate indemnification or advancement of expenses must be reported to shareholders before the next shareholders' meeting.

The Iveda articles of incorporation provide that Iveda shall indemnify any person who was or is a party to any suit or proceeding by reason of the fact that he is or was a director, trustee, officer, employee or agent of the corporation, and their heirs, spouses, executors, and administrators, against costs, expenses (including attorneys' fees), judgments, liabilities, and amounts paid in settlement.  The indemnification applies in connection with any action, suit, or proceeding, civil, criminal, administrative, or investigative, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.  As required by Washington law, the termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not create a presumption that the person did not act in good faith or opposed to or not in the best interests of Iveda with respect to a criminal proceeding, had cause to believe the conduct was unlawful.  The articles expressly state that the provided indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 21.  Exhibits and Financial Statement Schedules
a.           Exhibits.

Exhibit Number	Description of Exhibits

2.1****	Merger Agreement, dated January 8, 2009 by and among Charmed Homes Inc., Charmed Homes Subsidiary, Inc., certain shareholders and IntelaSight, Inc.

2.2##	Waiver of Closing Condition dated August 3, 2009 by IntelaSight, Inc.

3.1*	Articles of Incorporation of Charmed Homes Inc.

3.2*	Bylaws of Charmed Homes Inc.

3.3***	Amendment to Bylaws of Charmed Homes Inc.

4.1*	Specimen Stock Certificate

4.2#	Form of Stock Option Agreement under the IntelaSight, Inc. 2008 Stock Option Plan

4.3#	Form of Common Stock Purchase Warrant issued by IntelaSight, Inc.

5.1##	Opinion of Keller Rohrback, PLC

8.1##	Tax Opinion of Bade & Baskin PLC

10.1#	Employment Agreement dated January 15, 2005 by and between David Ly and IntelaSight, Inc.

10.2#	Channel Partner Program Membership Agreement dated April 1, 2005 by and between Axis Communications Inc. and IntelaSight, Inc.

10.3#	Employment Agreement dated June 15, 2005 by and between Luz Berg and IntelaSight, Inc.

10.4##	Application Development Service Agreement dated July 14, 2006 by and between Axis Communications AB and IntelaSight, Inc.

10.5#	Partner Agreement dated January 30, 2007 by and between Milestone Systems, Inc. and IntelaSight, Inc.

10.6#	Solution Partner Agreement dated March 13, 2008 by and between Milestone Systems A/S and IntelaSight, Inc.

10.7#	Customer Agreement dated March 25, 2008 by and between IAAI – North Hollywood and IntelaSight, Inc.

10.8#	Employment Agreement dated December 10, 2008 by and between Bob Brilon and IntelaSight, Inc.

10.9#	Channel Partner Program Membership Agreement – Gold Solution Partner Level – dated June 23, 2009 by and between Axis Communications Inc. and IntelaSight, Inc.

21*****	Subsidiaries of the Registrant

23.1##	Consent of Manning Elliott LLP

23.2##	Consent of Eide Bailly LLP

23.3##	Consent of Keller Rohrback, PLC (included in Exhibit 5.1)

23.4##	Consent of Bade of Baskin PLC (included in Exhibit 8.1)

99.1**	Letter of Intent between Charmed Homes Inc. and IntelaSight, Inc.

*	Incorporated by Reference filed in Form SB-2 on 4/27/2007

**	Incorporated by Reference filed in Form 10-Q on 12/15/2008

***	Incorporated by Reference filed in Form 8-K on 12/15/2008

****	Incorporated by Reference filed in Form 8-K/A1 on 7/15/2009

*****	Incorporated by Reference filed in Form S-4 on 5/15/2009

#	Incorporated by reference filed in Form S-4/A1 on 7/10/2009

##	Filed herewith

Item 22.  Undertakings.

(1)           The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)           The undersigned registrant hereby undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(3)           The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i              Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii             Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6)           The registrant undertakes that every prospectus (a) that is filed pursuant to paragraph (3) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)           The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)           The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on August 5, 2009.

Charmed Homes Inc.
(Registrant)

By:	/s/ Ian Quinn
Name:	Ian Quinn
Title:	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President, Treasurer and Director
/s/ Ian Quinn	(Principal Executive Officer,	August 5, 2009
Ian Quinn	Principal Financial Officer and Principal Accounting Officer)

/s/ Kevin Liggins	Secretary and Director	August 5, 2009
Kevin Liggins

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1****	Merger Agreement, dated January 8, 2009 by and among Charmed Homes Inc., Charmed Homes Subsidiary, Inc., certain shareholders and IntelaSight, Inc.

2.2##	Waiver of Closing Condition dated August 3, 2009 by IntelaSight, Inc.

3.1*	Articles of Incorporation of Charmed Homes Inc.

3.2*	Bylaws of Charmed Homes Inc.

3.3***	Amendment to Bylaws of Charmed Homes Inc.

4.1*	Specimen Stock Certificate

4.2#	Form of Stock Option Agreement under the IntelaSight, Inc. 2008 Stock Option Plan

4.3#	Form of Common Stock Purchase Warrant issued by IntelaSight, Inc.

5.1##	Opinion of Keller Rohrback, PLC

8.1##	Tax Opinion of Bade & Baskin PLC

10.1#	Employment Agreement dated January 15, 2005 by and between David Ly and IntelaSight, Inc.

10.2#	Channel Partner Program Membership Agreement dated April 1, 2005 by and between Axis Communications Inc. and IntelaSight, Inc.

10.3#	Employment Agreement dated June 15, 2005 by and between Luz Berg and IntelaSight, Inc.

10.4##	Application Development Service Agreement dated July 14, 2006 by and between Axis Communications AB and IntelaSight, Inc.

10.5#	Partner Agreement dated January 30, 2007 by and between Milestone Systems, Inc. and IntelaSight, Inc.

10.6#	Solution Partner Agreement dated March 13, 2008 by and between Milestone Systems A/S and IntelaSight, Inc.

10.7#	Customer Agreement dated March 25, 2008 by and between IAAI – North Hollywood and IntelaSight, Inc.

10.8#	Employment Agreement dated December 10, 2008 by and between Bob Brilon and IntelaSight, Inc.

10.9#	Channel Partner Program Membership Agreement – Gold Solution Partner Level – dated June 23, 2009 by and between Axis Communications Inc. and IntelaSight, Inc.

21*****	Subsidiaries of the Registrant

23.1##	Consent of Manning Elliott LLP

23.2##	Consent of Eide Bailly LLP

23.3##	Consent of Keller Rohrback, PLC (included in Exhibit 5.1)

23.4##	Consent of Bade of Baskin PLC (included in Exhibit 8.1)

99.1**	Letter of Intent between Charmed Homes Inc. and IntelaSight, Inc.

*	Incorporated by Reference filed in Form SB-2 on 4/27/2007

**	Incorporated by Reference filed in Form 10-Q on 12/15/2008

***	Incorporated by Reference filed in Form 8-K on 12/15/2008

****	Incorporated by Reference filed in Form 8-K/A1 on 7/15/2009

*****	Incorporated by Reference filed in Form S-4 on 5/15/2009

#	Incorporated by reference filed in Form S-4/A1 on 7/10/2009

##	Filed herewith